EXHIBIT 10.1
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DHI MORTGAGE COMPANY, LTD.
the Company,
U.S. BANK NATIONAL ASSOCIATION
as Agent and a Lender,
JPMORGAN CHASE BANK, N.A.
as Syndication Agent and a Lender,
And
the other Lenders referred to herein

April 7, 2006
J.P. MORGAN SECURITIES INC.
as Sole Bookrunner and Lead Arranger

TABLE OF CONTENTS (NOT YET REVISED)

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		Page
Section 10.19	JURY WAIVER	59
Section 10.20	Relationship Among Borrowers	59
Section 10.21	USA Patriot Act Notice	62

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of April 7, 2006, between DHI Mortgage Company, Ltd., a Texas limited partnership (formerly known as CH Mortgage Company I, Ltd) (the “Company”), U.S. Bank National Association, as agent (“Agent” and sometimes, “U.S. Bank”), JPMorgan Chase Bank, N.A., as syndication agent (“Syndication Agent”), and the Lenders referred to below (collectively with the Agent and the Syndication Agent, the “Lenders”).
RECITALS
     WHEREAS, the Company and the Agent and the Lenders party thereto previously entered into that certain Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000, a Second Amendment to Credit Agreement dated as of August 10, 2001, a Third Amendment to Credit Agreement dated as of February 22, 2002, a Fourth Amendment to Credit Agreement dated as of August 12, 2002, a Fifth Amendment to Credit Agreement dated as of September 25, 2002, a Sixth Amendment to Credit Agreement dated as of October 18, 2002, a Seventh Amendment to Credit Agreement dated as of February 28, 2003, an Eighth Amendment to Credit Agreement dated as of August 12, 2003 and a Ninth Amendment to Credit Agreement dated as of February 12, 2004 (as amended, the “Original Credit Agreement”) pursuant to which the Lenders party thereto provided to the Company a secured mortgage warehousing line of credit upon the terms and subject to the conditions and limitations set forth therein; and
     WHEREAS, the Company and the Agent and the Lenders party thereto previously entered into that certain Amended and Restated Credit Agreement dated as of April 9, 2004, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of September 22, 2004, a Second Amendment to Amended and Restated Credit Agreement dated as of April 8, 2005, a Third Amendment to Amended and Restated Credit Agreement dated as of June 23, 2005, a Fourth Amendment to Amended and Restated Credit Agreement dated as of September 26, 2005, a Fifth Amendment to Amended and Restated Credit Agreement dated as of September 28, 2005, a Sixth Amendment to Amended and Restated Credit Agreement dated as of October 28, 2005, a Seventh Amendment to Amended and Restated Credit Agreement dated as of November 30, 2005, an Eighth Amendment to Amended and Restated Credit Agreement dated as of January 30, 2006 and a Ninth Amendment to Amended and Restated Credit Agreement dated as of March 24, 2006 (as amended, the “Prior Credit Agreement”, collectively the Original Credit Agreement and the Prior Credit Agreement are the “Prior Credit Agreements”) pursuant to which the Lenders party thereto provided to the Company a secured mortgage warehousing line of credit upon the terms and subject to the conditions and limitations set forth therein
     WHEREAS, the Company, the Agent, the Syndication Agent and the Lenders referred to below have reached agreement on the terms, conditions and limitations of this Second Amended and Restated Credit Agreement to be entered into in amendment, restatement and replacement of the Prior Credit Agreements;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
GENERAL TERMS
     Section 1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings.
     “Advance” means (a) a Prime Rate Advance, (b) a Balance Funded Rate Advance or (c) a LIBOR Rate Advance.
     “Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.
     “Aged Loans” means Mortgage Loans outstanding for more than (i) 90 days if such Mortgage Loans are Nonconforming Mortgage Loans, and (ii) 120 days for all other types of Mortgage Loans, and, in all cases, less than 360 days.
     “Aged Loan Sublimit” means ten percent (10%) of the Aggregate Commitment Amounts.
     “Agent” has the meaning assigned to such term in the preamble hereof.
     “Aggregate Commitment Amounts” means the total of the Commitment Amounts of the Lenders, which is $540,000,000 ($670,000,000 to May 1, 2006), subject to increase in accordance with Section 10.11(d), but not to exceed $750,000,000.
     “Agreement” means this Agreement, as the same may from time to time be amended, modified or supplemented.
     “Alt A Mortgage Loans” means Nonconforming Mortgage Loans with a minimum FICO score of 620 and a maximum loan amount of $650,000.
     “Alt A Loan Sublimit” means fifty percent (50%) of the Aggregate Commitment Amounts.
     “Applicable Margin” means, with respect to:
          (a) Prime Rate Advances, 0%, and
          (b) LIBOR Rate Advance, 0.750%.
     “Approval Amount” means with respect to U.S. Bank, initially, $165,000,000 reducing to $125,000,000 on May 1, 2006.

     “Balance Calculation Period” means each calendar month.
     “Balance Funded Amount” means with respect to any Lender for any Balance Calculation Period, the average of the Qualifying Balances of such Lender for such Balance Calculation Period. As used in this paragraph, “Qualifying Balances” shall mean, with respect to any Lender, for any day the lesser of (a) the amount of such Lender’s Loans on such day, and (b) the sum of the collected balances in all identified non-interest bearing accounts of the Borrowers maintained with such Lender less (i) amounts necessary to satisfy reserve and deposit insurance requirements and (ii) amounts required to compensate such Lender for services rendered in accordance with such Lender’s system of charges for services to similar accounts.
     “Balance Funded Rate” means a rate of 0.750% per annum.
     “Balance Funded Rate Advance” means an outstanding Loan that bears interest as provided in Section 2.04(a)(i).
     “Balances Deficiency” as defined in Section 2.04(a)(i).
     “Balances Deficiency Fee” as defined in Section 2.04(a)(i).
     “Balances Surplus” as defined in Section 2.04(a)(i).
     “Borrowers” means the Company and the Co-Borrowers.
     “Borrowing Base” means at any date the Collateral Value of all Eligible Mortgage Loans which have been delivered to and held by Agent or otherwise identified as Mortgage Collateral.
     “Borrowing Base Certificate” means a certificate in the form attached hereto as Exhibit C.
     “Borrowing Date” means the Business Day specified by the Company in a borrowing request as the date on which it requests the Lender to make Loans.
     “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Minneapolis, Minnesota and on which the federal wire system is open.
     “Capitalized Servicing Rights” means as of any Person, all rights to service Mortgage Loans which would be capitalized under GAAP (regardless of whether such rights result from asset securitizations, whole loan sales or originations of Mortgage Loans).
     “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or Insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, (b) time deposits, which mature within 90 days from date of acquisition, with, and certificates of deposit, which mature within 90 days from the date of acquisition, of, Agent or any Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings

Group (a division of McGraw Hill, Inc.) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or (c) overnight investments in money market mutual funds registered under the 1940 Act.
     “Change of Control” means the occurrence of the Parent not owning, directly or indirectly, (1) a majority of the issued and outstanding ownership interests of the Company or (2) a controlling interest in any other Borrower or any material change in the Executive Management of the Company, unless the Majority Lenders have approved a replacement for any such change in Executive Management within ninety (90) days after such change.
     “Closing Date” means the later of the date of this Agreement and the date on which all conditions of Section 3.1 are fulfilled or waived by the Majority Lenders in writing.
     “Co-Borrowers” means each Person who becomes a party to this Agreement as a Co-Borrower pursuant to a Joinder Agreement and Section 3.03.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.
     “Collateral” has the meaning given to it in the Security Agreement.
     “Collateral Value” means:
     (a) except as otherwise provided in (b) below, the following percentage with respect to each category of Eligible Mortgage Loan that is included in the Borrowing Base: (i) ninety-eight percent (98%) for all categories of Eligible Mortgage Loans not otherwise listed in (ii) and (iii) of this subsection (a) of this definition; (ii) ninety-seven percent (97%) for each Eligible Mortgage Loan that is a Super Jumbo Mortgage Loan or an Uncovered Mortgage Loan; and (iii) ninety-five percent (95%) for each Eligible Mortgage Loan that is included in the Borrowing Base and that is an Aged Loan; in each case such percentage shall be applied to the least of: (A) the outstanding principal balance of the Mortgage Note for such Eligible Mortgage Loan; (B) the amount at which an Investor has committed to purchase the Eligible Mortgage Loan pursuant to a Take-out Commitment or the weighted average commitment price under the applicable Take-Out Commitment (excluding from the commitment price any stated servicing release premium); or (C) the weighted average purchase price for such Eligible Mortgage Loan pursuant to any Hedging Agreement as determined pursuant to the weekly Hedge Report provided by the Company to the Agent regarding Mortgage Loans to be purchased pursuant to a Hedging Agreement; provided that, the Agent or the Syndication Agent may exercise their right, at any time, to mark to market any one or more Mortgage Loans and the Collateral Value of such Mortgage Loans shall be the lesser of (x) the Collateral Value determined above, or (y) 97% of the Market Value as determined by the Agent or the Syndication Agent when marking such Mortgage Loans to market, or
     (b) (i) ninety-five percent (95%) of the amount otherwise determined in (a) above, for any category of Mortgage Loan that is shipped by the Agent to a permanent investor for purchase or to a custodian for the formation of a pool if the full purchase price therefore has not been received by the Agent within 45 days of the date of shipment and for up to 90 days from the date of shipment, (ii) ninety percent (90%) of the amount otherwise determined in (a) above for all categories of Mortgage Loans so shipped by the Agent and for which full payment has not been received within 90 days from the date of shipment and for up to 120 days from the date of shipment and (iii) zero percent (0%) of the amount otherwise determined in (a) above for all categories of Mortgage Loans so shipped by the Agent and for which full payment has not been received within 120 days of shipment.
     “Commitment” means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers pursuant to Section 2.01 hereof in an aggregate amount not to exceed such Lender’s Commitment Amount.
     “Commitment Amount” means, as to any Lender, the amount set opposite such Lender’s name as its Commitment Amount on Schedule 5.
     “Company” means DHI Mortgage Company, Ltd., a Texas limited partnership, formerly known as CH Mortgage Company I, Ltd.
     “Company’s Consolidated Tangible Net Worth” means, as of any date, the remainder of (a) all assets of the Company and the Restricted Subsidiaries on a Consolidated basis minus (b) the sum of (i) all GAAP Indebtedness and all Contingent Indebtedness of the Company and the Restricted Subsidiaries, (ii) all assets of the Company and the Restricted Subsidiaries which would be classified as intangible assets under GAAP, including, but not limited to, Capitalized Servicing Rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany receivables, (iii) investments in and advances to Unrestricted Subsidiaries, and (iv) investments in and advances (other than loans permitted pursuant to Section 6.05(f)) to JV’s.
     “Confirmation” means a Confirmation of Borrowing/Paydown/ Conversion in the form of Exhibit B.
     “Conforming Mortgage Loan” means a first priority Mortgage Loan that has been FHA-insured or VA-guaranteed or that has been underwritten in accordance with Fannie Mae guidelines and/or meets all applicable requirements for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae.
     “Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries excluding all Unrestricted Subsidiaries. References herein to a Person’s Consolidated financial statements refer to the consolidated financial statements of such Person and its properly consolidated subsidiaries excluding all Unrestricted Subsidiaries.
     “Contingent Indebtedness” of any Person at a particular date means the sum (without duplication) at such date of (a) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (b) all obligations of such Person under any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any indebtedness or other obligations of any other Person in any matter, whether directly or indirectly, contingently or absolutely, in whole or in part, (c) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof and (d) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under in ERISA Plan, excluding any GAAP Indebtedness.
     “CP Facility Documents” means (a) Amended and Restated Loan Agreement dated as of July 25, 2003 among CH Funding LLC, Atlantic Assets Securitization Corp., Falcon Asset Securitization Corporation, JPMorgan Chase Bank, N.A., Lloyds TSB Bank PLC, Credit Lyonnais New York Branch and Company (b) Master Repurchase Agreement dated as of July 9, 2002 between the Company and CH Funding, LLC, (c) Addendum to Master Purchase Agreement dated as of July 9, 2002 between the Company and CH Funding, LLC, (d) Collateral Agency Agreement dated as of July 9, 2002 between CH Funding, LLC, Credit Lyonnais New York Branch, as Administrative Agent and U.S. Bank National Association as Collateral Agent (e) all amendments to date and still in effect including the Omnibus Amendment dated as of August 26, 2002 (“First Omnibus Amendment”), the Second Omnibus Amendment dated as of November 25, 2002, Fourth Omnibus Amendment dated July 25, 2003, Fifth Omnibus Amendment dated as of December 22, 2003, Sixth Omnibus Amendment dated as of July 7, 2004, Seventh Omnibus Amendment dated as of June 29, 2005, Eighth Omnibus Amendment dated as of September 26, 2005, Ninth Omnibus Amendment dated as of September 29, 2005, Tenth Omnibus Amendment dated as of February 28, 2006 and Eleventh Omnibus Amendment dated on or prior to the date hereof, and (f) any documents or instruments amending or restating any of the foregoing documents in a manner approved in advance in writing by the Agent (which consent shall not be unreasonably withheld or delayed).
     “Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.
     “Default” means any of the events specified in Section 7.01 hereof, whether or not any requirement for notice or lapse or time or any other condition has been satisfied.
     “Distribution” means (a) any cash dividend or any other cash distribution made by a Person on, or in respect of, any stock, partnership interest, or other equity interest in such Person and (b) any and all funds, cash or other payments made in respect of the purchase, redemption, acquisition or retirement of any beneficial interest, stock, partnership interest, or other equity interest in such Person.
     “Drawdown Termination Date” means the earlier of April 6, 2007, or the day on which the Notes first become due and payable in full.
     “Eligible Mortgage Loan” means a Mortgage Loan as described in Schedule 1 attached hereto.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.
     “ERISA Affiliation” means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with the Company, are treated as a single employer under Section 414 of the Code.

     “ERISA Plan” means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by the Company or any ERISA Affiliate with respect to which the Company has a fixed or contingent liability.
     “Event of Default” means any of the events specified in Section 7.01 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.
     “Executive Management” means the President and the Chief Financial Officer of the Company.
     “Exit Date” the Closing Date or any date thereafter on which a Lender terminates its status as a Lender hereunder.
     “Exiting Lenders” means a Lender that is terminating its status as a Lender hereunder.
     “Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Minneapolis on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.
     “FHA” means the Federal Housing Administration and any successor thereto.
     “Fiscal Quarter” means each period of three calendar months ending December 31, March 31, June 30 and September 30 of each year.
     “Fiscal Year” means each period of twelve calendar months ending September 30 of each year.
     “Forty/Thirty Year Mortgage Loans” means Mortgage Loans that are the subject of a Hedging Agreement or a Takeout Commitment and that would be Conforming Mortgage Loans except that the loan amortizes over forty (40) years but matures in thirty (30) years, where such Mortgage Loan does not exceed $1,000,000 and the mortgagor thereunder has a FICO score of no less than 620.
     “Forty/Thirty Year Sublimit” means 20% of the Aggregate Commitment Amounts.
     “Four Quarter Period” means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

     “Freddie Mac” means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.
     “Funding and Settlement Account” means account number 104756234365 of the Borrowers with Agent.
     “GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Borrowers, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in Section 4.06. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrowers or with respect to the Borrowers and their Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of the Borrowers.
     “GAAP Indebtedness” of any Person at a particular date mean the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, and (b) all obligations of such Person under any lease required by GAAP to be capitalized on the balance sheet of such Person.
     “General Partner” means the general partner of the Company which on the date hereof is DHI Mortgage Company GP, Inc., a Delaware corporation, formerly known as CH Mortgage Company GP, Inc.
     “Ginnie Mae” means the Government National Mortgage Association, or any successor thereto.
     “Good Funds Wire Clearing Account” means account number 104756234340 of the Company with Agent.
     “Governmental Authority” means any nation or government, any agency, department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Government Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over the Company and its Restricted Subsidiaries or any of its Property.

     “Hedge Report” means a report substantially in the form of Exhibit H hereto submitted pursuant to Section 5.01(h) hereof with respect to any Mortgage Loans included in Eligible Mortgage Loans that are subject to a Hedging Agreement which shows as of the close of business on the previous Business Day, all Hedging Agreements with respect to such Eligible Mortgage Loans and includes, in addition to the information with respect to such Hedging Agreements set out on Exhibit H such other information as the Agent may request.
     “Hedging Agreement” means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.
     “HELOC Mortgage Loan” means a Nonconforming Mortgage Loan that is a home equity line of credit that provides for no more than two advances.
     “HELOC and Second Lien Mortgage Loan Sublimit” means twenty percent (20%) of the Aggregate Commitment Amounts.
     “Immediately Available Funds” means funds with good value on the day and in the city in which payment is received.
     “Investor” means any Person listed on Schedule 2 and any other Person approved in writing by the Agent who agrees to purchase Mortgage Collateral pursuant to a Take-Out Commitment (of which approval the Agent will promptly notify the Lenders in writing).
     “Joinder Agreement” means an agreement in the form attached hereto as Exhibit E.
     “Jumbo Mortgage Loan” means a Mortgage Loan which would in all respects be a Conforming Mortgage Loan but for the fact that the original unpaid principal amount of the underlying Mortgage Note is more than the maximum principal amount allowable for purchase by Fannie Mae or Freddie Mac (but does not exceed $1,000,000).
     “Jumbo Sublimit” means twenty-five percent (25%) of the Aggregate Commitment Amounts.
     “JV” means a joint venture (whether structured as a corporation, partnership, limited liability company, or other entity or arrangement) between the Company and one or more builders, developers, title companies, or other service providers in the residential real estate industry for the purpose of making Mortgage Loans.
     “Lenders” means each signatory hereto (other than the Company and any other Borrowers) including U.S. Bank in its capacity as a Lender hereunder rather than as Agent, JP Morgan Chase Bank, N.A. in its capacity as a Lender hereunder rather than as Syndication Agent, and the successors of each as holder of a Note (or a portion thereof) that has been transferred in accordance with Section 10.11.
     “Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender, that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “LIBOR Business Day” a Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank LIBOR market and a day on which banks are open for business in New York City.
     “LIBOR Rate” on any date of determination, the average offered rate for deposits in United States dollars having a maturity of one month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date of determination which appears on the Telerate Page 3750 or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Agent in the interbank LIBOR market at such time for delivery in Immediately Available Funds on such date of determination in an amount equal to $1,000,000 (round upward, if necessary, to the nearest 1/16 of 1%).
     “LIBOR Rate Advance” an outstanding Loan that bears interest as provided in Section 2.04(a)(iii).
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).
     “Loan” has the meaning given it in Section 2.01.
     “Loan Document” means any, and “Loan Documents” shall mean all, of this Agreement, the Notes, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by the Company, the Borrowers or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.
     “Majority Lenders” means (i) if there are less than three Lenders, Lenders collectively having Percentage Shares totaling in the aggregate one hundred percent (100%); and (ii) if there are three or more Lenders, Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%).

     “Market Value” means at any date with respect to any Mortgage Loan, the bid price quoted in writing to the Agent or the Syndication Agent as of the computation date by two nationally recognized dealers selected by the Agent or the Syndication Agent who at the time are making a market in similar Mortgage Loans (excluding from such bid price any stated servicing release premium included therein), multiplied, in any case, by the outstanding principal amount thereof.
     “Material Adverse Effect” means any material adverse effect on (a) the validity or enforceability of this Agreement, the Notes or any other Loan Document, (b) the business, operations, total Property or financial condition of the Company and its Restricted Subsidiaries on a Consolidated basis, (c) the collateral under the Security Agreement, or (d) the ability of any Borrower to fulfill its obligations under this Agreement, the Notes, or any other Loan Document to which it is a party.
     “Maximum Rate” means, with respect to each Lender, the maximum non-usurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loans. All determinations herein of the Maximum Rate, or of any interest rate determined by reference to the Maximum Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Maximum Rate applicable to such Lender.
     “Mortgage” means a mortgage or deed of trust, on standard forms in form and substance satisfactory to Agent, securing a Mortgage Note and granting a perfected first or second priority lien on residential real property consisting of land and a single-family dwelling thereon which is completed and ready for occupancy.
     “Mortgage Assignment” means an instrument duly executed and in recordable form assigning a Mortgage, in blank and all like intervening instruments that have been executed with respect to such Mortgage and which is in form acceptable to Agent and satisfies all Requirements of Law.
     “Mortgage Collateral” means all Mortgage Notes (a) which are made payable to the order of any of the Borrowers or have been endorsed (without restriction or limitation) payable to the order of any of the Borrowers, (b) in which Agent has been granted and continues to hold a perfected first priority security interest, (c) which are in form and substance acceptable to Agent in its reasonable discretion, (d) which are secured by Mortgages, and (e) with respect to Eligible Mortgage Loans, conform in all respects with all the requirements for purchase of such Mortgage Notes under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.
     “Mortgage Loan” means a one-to-four-family mortgage loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.
     “Mortgage Note” means the Note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

     “Mortgage-Backed Security” means (a) any security (including, without limitation, a participation certificate) guaranteed by Ginnie Mae that represents an interest in a pool of mortgages, deeds of trust or other instruments creating a Lien on Property which is improved by a completed single family residence, including but not limited to a condominium, planned unit development or townhouse, (b) a security (including a participation certificate) issued by Fannie Mae or Freddie Mac that represent interests in such a pool, and (c) a privately-placed security representing undivided interests in or otherwise supported by such a pool.
     “Negatively Amortizing Mortgage Loan or Pay Option ARMs” means Mortgage Loans that are otherwise Conforming Mortgage Loans or Nonconforming Mortgage Loans but which allow for deficit interest to be capitalized in an amount not exceeding 115% of the original principal balance thereof.
     “Negatively Amortizing Mortgage Loan or Pay Option ARM Sublimit” means fifteen percent (15%) of the Aggregate Commitment Amounts.
     “Nonconforming Mortgage Loan” means a Mortgage Loan that (a) is neither a Conforming Mortgage Loan nor a Jumbo Mortgage Loan nor a Super Jumbo Mortgage Loan, (b) generally meets Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.) underwriting guidelines for Subprime Mortgage Loans, (c) has a FICO score equal to or in excess of the requirements of the Investor under the applicable Take-Out Commitment for such Mortgage Loan, (d) has a combined loan-to-value ratio of not more than 100%, and (e) has a face amount of no more than $100,000, in the case of a HELOC Mortgage Loan (except for a HELOC Mortgage Loan in California, in which case the face amount shall be no more than $500,000), and no more than $400,000, in the case of any other Mortgage Loan except for Alt A Mortgage Loans (which is subject to the limitations on amount set forth in the definition of such category of Mortgage Loans).
     “Non-Owner Occupied Mortgage Loan” means a Mortgage Loan for a single family residence where the mortgaged premises are not occupied by a mortgagor as either a first or second home.
     “Non-Owner Occupied Sublimit” means fifteen percent (15%) of the Aggregate Commitment Amounts.
     “Note” means any promissory note delivered by the Company to a Lender pursuant to Section 2.02 in the form attached hereto as Exhibit A, and all renewals, modifications and extensions thereof. “Notes” means collectively each Lender’s Note.
     “Obligations” means all present and future GAAP Indebtedness and Contingent Indebtedness, obligations, and liabilities of the Borrowers, or any of them, to Agent or any Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys’ fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

     “Obligor” means the Person or Persons obligated to pay the indebtedness which is the subject of a Mortgage Loan.
     “Operating Account” means the non-interest bearing demand checking account established by the Company with Agent to be used for the Company’s operations.
     “Parent” means D.R. Horton, Inc., a Delaware Corporation, which owns indirectly through one or more of its wholly-owned Subsidiaries, one hundred percent (100%) of the general and limited partnership interests in the Company.
     “PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.
     “Percentage Share” means, with respect to any Lender (a) when used in Section 2.01, in any borrowing request or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender’s name on Schedule 5, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender’s Loans at the time in question by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.
     “Prime Rate” means at the time of any determinations thereof, the rate per annum which is most recently publicly announced by U.S. Bank as its “Prime Rate”, which may be a rate at, above or below the rate at which U.S. Bank lends to other Persons.
     “Prime Rate Advance” means an outstanding Loan that bears interest as provided in Section 2.04(a)(ii).
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Regulation D” means Regulation D issued by the Board of Governors of the Federal Reserve system as in effect from time to time.
     “Regulation T” means Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Regulation U” means Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Regulation X” means Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Regulatory Change” means any change after the date hereof in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
     “Reportable Event” means (a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or the regulations promulgated thereunder, or (b) any other reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under Section 4043(a) of ERISA.
     “Required Mortgage Documents” means as to any Mortgage Loan, the items described in Section 4.02 of the Security Agreement.
     “Requirement of Law” means (a) as to any Person means the charter and by-laws or other organizational or governing documents of such Person, and (b) as to any Person or any Mortgage Loan, any law, statute, code, ordinance, order, rule, regulation judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to such Mortgage Loan or applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
     “Restricted Subsidiary” means any subsidiary of the Company in existence on the date hereof and any Subsidiary hereafter acquired or formed by the Company which the Company does not designate as an Unrestricted Subsidiary.
     “Risk Rating” means the risk rating of a Mortgage Loan determined by the underwriting guidelines of the Company or other applicable standards of an Investor to which such Mortgage Loan is to be sold by a Borrower under a Take-Out Commitment, provided that such underwriting guidelines or other applicable standards comply with industry standards (as defined by Standard & Poor’s Rating Group).
     “Second Lien Mortgage Loan” means a Mortgage Loan that would otherwise be a Conforming Mortgage Loan or a Nonconforming Mortgage Loan except that it is a second priority Mortgage Loan.
     “Security Agreement” means the Second Amended and Restated Pledge and Security Agreement of even date herewith between the Borrowers and Agent, substantially in the form attached hereto as Exhibit F, as the same may from time to time be further supplemented, amended or restated.
     “Security Instrument” means (a) the Security Agreement and (b) such other executed documents as are or may be necessary to grant to Agent a perfected first prior and continuing security interest in and to all Mortgage collateral, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrowers in connection with, or as security for the payment or performance of, all or any of the Obligations, including the

Borrowers’ obligations under the Notes and this Agreement, as such agreements may be amended, modified or supplemented from time to time.
     “Subprime Mortgage Loans” means any loans with credit characteristics which do not fit the traditional requirements for a Risk Rating of “A” (as defined by Standard & Poor’s Rating Group), generally due to the overall underlying credit quality, credit bureau score (which must be no less than 520), loan-to-value ratio, lack of credit history, etc. but which do fit the traditional requirements for a Risk Rating of “B” or “C” (as defined by Standard & Poor’s Rating Group).
     “Subprime Sublimit” means fifteen percent (15%) of the Aggregate Commitment Amounts.
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through out or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.
     “Super Jumbo Mortgage Loan” means a Mortgage Loan that would otherwise be a Conforming Mortgage Loan except that the original unpaid principal amount of the underlying Mortgage Note is more than $1,000,000 but is less than $1,500,000 and has a maximum loan to value ratio not exceeding 80%.
     “Super Jumbo Sublimit” means five percent (5%) of the Aggregate Commitment Amounts.
     “Swingline Commitment” means the discretionary revolving credit facility provided by U.S. Bank to the Borrowers described in Section 2.01.
     “Swingline Loan” means a loan made by U.S. Bank to the Borrowers pursuant to Section 2.01.
     “Take-Out Commitment” means with respect to any Mortgage Loan shall mean a bona fide current, unused and unexpired whole loan commitment or forward sale Mortgage-Backed Security commitment issued in favor of and held by the Company made by an Investor, under which such Investor agrees prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase such Mortgage Loan or related Mortgage-Backed Security at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.
     “Termination Event” means (a) the occurrence with respect to any ERISA Plan of a Reportable Event, (b) the withdrawal of the Company or any ERISA Affiliate from a plan during a plan year in which it was a “substantial employer”, as defined in Section 4001(a)(2) of ERISA, (c) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     “UCC” means the Texas Uniform Commercial Code, as the same may hereafter be amended.
     “Uncovered Mortgage Loans” means all Eligible Mortgage Loans that are not covered by a Take-Out Commitment or a Hedging Agreement and that are any of the following: (i) are in the process of being bundled for sale with other similar Mortgage Loans, (ii) secured by a second Mortgage on the property covered thereby (including HELOC Mortgage Loans), (iii) Subprime Mortgage Loans or (iv) other Mortgage Loans that the Agent has agreed in writing are not subject to significant interest rate volatility.
     “Uncovered Mortgage Loan Sublimit” means ten percent (10%) of the Aggregate Commitment Amounts.
     “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of acquisition or formation of such Subsidiary by the Company shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the General Partner may designate any newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided that no Default or Event of Default shall have occurred and be continuing at the time of or, after giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary by delivering written notice of such designation to Agent together with a compliance certificate signed by the President, Accounting Director or Chief Financial Officer of General Partner which shall certify to Agent and Lenders that at the date of and, after giving effect to such designation, the Company shall be in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have Occurred and be continuing.
     “VA” means the U.S. Department of Veterans Affairs and any successor thereto.
     “Wet Warehousing Loans” means Eligible Mortgage Loans which are included in the Borrowing Base, but for which the Required Mortgage Documents have not been delivered to Agent.
     “Wet Warehousing Sublimit” means fifty-five percent (55%) of the Aggregate Commitment Amounts during the last four (4) Business Days in any calendar month and the first four (4) Business Days in the next succeeding calendar month or thirty percent (30%) of the Aggregate Commitment Amounts at any other time.
     Section 1.02 Other Definitional Provisions.
     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.
     (b) Each term defined in the singular form in Section 1.01 means the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.01 shall mean the singular thereof when the singular form of such term is used herein or therein.
     (c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.”
     (d) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.
     (e) As used herein, in the Notes or in any other Loan Document, certificate or report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.
     Section 1.03 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.
     Section 1.04 Calculations and Determinations. All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections 2.07 and 2.08 or any other matters which are to be determined hereunder by Agent or a Lender (such as any LIBOR Rate or Business Day) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Agent otherwise consents all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.
ARTICLE II
TERMS OF CREDITS
     Section 2.01 Commitments and Discretionary Swingline Commitment.
     (a) Commitments. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans (“Loans”) to the Borrowers on a revolving credit basis from time to time on any Business Day from the date of this Agreement to the Drawdown Termination Date. The aggregate principal amount of any Lender’s Loans at any time outstanding (after giving effect to the other transactions contemplated by the borrowing request pursuant to which a Loan is requested) shall not exceed the lesser of: (i) such Lender’s Percentage Share of the Borrowing Base or (ii) such Lender’s

Commitment Amount. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of (A) the Borrowing Base, and (B) the Aggregate Commitment Amounts at such time. Loans may be requested as Prime Rate Advances, LIBOR Rate Advances, Balance Funded Rate Advances or any combination of the foregoing.
     (b) Discretionary Swingline Commitment. Upon the terms and subject to the conditions of this Agreement, until the Drawdown Termination Date, U.S. Bank, in its sole discretion, may lend to the Borrowers loans (each such loan, a “Swingline Loan”) at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which U.S. Bank’s Approval Amount exceeds the principal amount outstanding under U.S. Bank’s Note; provided, that U.S. Bank will not make a Swingline Loan if (i) after giving effect thereto, the total principal amount of outstanding Loans and Swingline Loans would exceed the lesser of the Aggregate Commitment Amounts at such time or the Borrowing Base, or (ii) U.S. Bank has received written notice from the Company or any Lender that one or more of the conditions precedent set forth in Article III for the making of a Loan have not been satisfied.
     Section 2.02 Promissory Notes. The Loans (including the Swingline Loans in the case of U.S. Bank) made by each Lender pursuant to this Article II shall be evidenced by a Note payable to the order of such Lender.
     Section 2.03 Obtaining Loans; Refinancing of Swingline Loans.
     (a) Notice and Manner of Obtaining Loans. The Company shall give Agent telephonic notice of each request for Loans not later than 1:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date and of each request for Swingline Loans not later than 3:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date. Each request for Loans or Swingline Loans shall specify the aggregate amount of Loans or Swingline Loans requested, whether each such Loan or Swingline Loan is being made to permit a Co-Borrower to originate or acquire one or more Mortgage Loans (and, if so, specifying the Co-Borrower), and whether such Loans to be made by each Lender are to be funded as Prime Rate Advances, LIBOR Rate Advances or Balance Funded Rate Advances; provided, that any portion of a Loan not so designated shall be funded as a LIBOR Rate Advance. On the first Business Day after the Closing Date, the Company shall be deemed to have requested Loans in an amount equal to the outstanding principal balance of all Loans under the Prior Credit Agreement, and such Loans shall be used to refinance such Loans under the Prior Credit Agreement. Agent shall notify each Lender via facsimile and telephone by not later than 2:00 P.M. (Minneapolis, Minnesota time) on the date it receives such request of each request for Loans received from the Company, of such Lenders’ Percentage Share of the Loans requested and whether such Lender’s Loans are to funded as Prime Rate Advances, LIBOR Rate Advances or Balance Funded Rate Advances. The Company shall, not later than the following Business Day, confirm any such request by delivering to Agent a Confirmation. Each request for Loans shall be irrevocable and binding on the Company and any applicable Co-Borrower. If all conditions precedent to such Loan have been met, each Lender shall deposit into the Funding and Settlement Account in immediately available dollars by not later than 4:00 P.M. (Minneapolis, Minnesota time) on the Borrowing Date the amount of such Lender’s Loan and upon receipt of such funds, Agent shall promptly make such funds available to the Company and any applicable Co-Borrower by depositing such funds in the Good Funds Wire Clearing Account or the Operating Account, as requested by the Company. On the Borrowing Date of requested Swingline Loans, U.S. Bank may deposit into the Funding and Settlement Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date the amount of the requested Swingline Loans. Unless Agent shall have received notice from a Lender prior to 3:00 P.M. (Minneapolis, Minnesota time) on any Borrowing Date that such Lender will not make available to Agent such Lender’s Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption make such Loan available to the Company and any applicable Co-Borrower. If and to the extent such Lender shall not so make its Loan available to Agent, such Lender shall, on demand, pay to Agent the amount of such Loan together with interest thereon, for each day from the date such amount is made available to the Company and any applicable Co-Borrower until the date such amount is paid or repaid to Agent at the Federal Funds Rate. If such Lender does not pay such amount promptly upon Agent’s demand therefor, Agent shall notify the Company and the Company and each applicable Co-Borrower shall immediately repay such amount to Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.04. Agent shall use its best efforts to demand any such amount from both such Lender and the Company, provided, that any failure by Agent to make any such demand on both such Lender and the Company shall not in any manner affect such Lender’s, the Company’s or any applicable Co-Borrower’s obligation to pay or repay such amount, with interest, as set forth herein. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Each request for Loans or Swingline Loans shall be deemed to be a representation by the Company that (i) no Event of Default or Default has occurred or will exist upon the making of the requested Loans or Swingline Loans and (ii) the representations and warranties contained in Section 4 hereof and in Section 5 of the Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request.
     (b) Refinancing of Swingline Loans.
     (i) Permitted Refinancings of Swingline Loans. U.S. Bank, at any time in its sole and absolute discretion, may, upon notice given to each other Lender by not later than 2:00 P.M. (Minneapolis, Minnesota time) on any Business Day, request that each Lender (including U.S. Bank) make a Loan in an amount equal to its Percentage Share of a portion of the aggregate unpaid principal amount of any outstanding Swingline Loans for the purpose of refinancing such Swingline Loans. Such Loans shall be made as LIBOR Advances, unless the Company specifies otherwise.

     (ii) Mandatory Refinancings of Swingline Loans. Not later than 2:00 P.M. (Minneapolis time) at least on a weekly basis, U.S. Bank will notify each other Lender of the aggregate amount of Swingline Loans which are then outstanding and the amount of Loans required to be made by each Lender (including U.S. Bank) to refinance such outstanding Swingline Loans (which shall be in the amount of each Lender’s Percentage Share of such outstanding Swingline Loans). Such Loans shall be made as LIBOR Advances, unless the Company specifies otherwise.
     (iii) Lenders’ Obligation to Fund Refinancings of Swingline Loans. Upon the giving of notice by U.S. Bank under Section 2.03(b)(i) or 2.03(b)(ii), each Lender (including U.S. Bank) shall make a Loan in an amount equal to its Percentage Share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Loans, in Immediately Available Funds, by not later than 3:00 P.M. (Minneapolis time) on the date such notice was received; provided, however, that a Lender shall not be obligated to make any such Loan unless (A) U.S. Bank believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not satisfied, such Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify U.S. Bank in a writing received by U.S. Bank prior to the time it made such Swingline Loan that U.S. Bank was not authorized to make a Swingline Loan until such condition had been satisfied, or U.S. Bank was obligated to give notice of the occurrence of an Event of Default or a Default to Lenders pursuant to Section 8.08 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by Majority Lenders prior to or at the time such Swingline Loan was made. The proceeds of Loans made pursuant to the preceding sentence shall be paid to U.S. Bank (and not to any Borrower) and applied to the payment of principal of the outstanding Swingline Loans, and the Company authorizes Agent to charge the Funding and Settlement Account or any other account (other than escrow or custodial accounts) maintained by the Company with Agent (up to the amount available therein) in order to immediately pay U.S. Bank the principal amount of such Swingline Loans to the extent Loans made by the Lenders are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Loan by a Lender pursuant to this Section 2.03(b)(iii), the amount so funded shall become due under such Lender’s Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Loan made by Lenders pursuant to this Section 2.03(b)(iii) should be recovered by or on behalf of any Borrower from U.S. Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 9.11. Each Lender’s obligation to make Loans referred to in this Section 2.03(b) shall, subject to the proviso to the first sentence of this Section 2.03(b)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against U.S. Bank, any Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Company or any Co-Borrower; (4) any breach of this Agreement by any Borrower, the Agent or any Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Lender be obligated to make a Loan if, after giving effect thereto, the outstanding principal balance of such Lender’s Note would exceed its Commitment Amount.
     Section 2.04 Interest; Balances Deficiency Fees; Continuations and Conversions.
     (a) Interest Rates; Balances Deficiency Fees. The Borrowers will pay the Agent monthly in arrears, within two Business Days after the Company’s receipt of Agent’s statement therefor, interest on the unpaid principal balance of each Advance of each Lender from time to time outstanding as follows:
     (i) with respect to Balance Funded Rate Advances, at the Balance Funded Rate; provided, that if for any Balance Calculation Period the Balance Funded Amount maintained by the Company with any Lender is less than an amount equal to the average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such deficiency being herein referred to as the “Balances Deficiency”), the Borrowers will pay such Lender a fee (the “Balances Deficiency Fee”) for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to the average daily LIBOR Rate plus Applicable Margin in effect during said Balance Calculation Period; and provided further, that if the Balance Funded Amount maintained by the Company with any Lender for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such excess being defined herein as the “Balances Surplus”), then such Balances Surplus, or, if the Company and such Lender shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Lender), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year);
     (ii) with respect to Prime Rate Advances, the Prime Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Prime Rate;
     (iii) with respect to LIBOR Rate Advance the LIBOR Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the LIBOR Rate; and
     (iv) with respect to any Obligations not paid when due (A) consisting of Balance Funded Rate Advances, a rate per annum equal to the Balance Funded

Rate plus 4.0% per annum,(B) consisting of LIBOR Rate Advances, a rate per annum equal to the LIBOR Rate plus 4.0% per annum, (C) consisting of Prime Rate Advances, a rate per annum equal to the Prime Rate plus 4.0% per annum, and (D) consisting of other Obligations, a rate per annum equal to the Prime Rate plus the Applicable Margin plus 4.0% for the period from the date such Obligations were due until the same are paid.
     (b) Payment of Interest and Fees. Agent shall use its best efforts to provide the Company with a statement for interest on the Notes, the Commitment Fees with respect to the Commitments and the collateral handling fees with respect to Mortgage Loans pledged under the Security Agreement, in each case accrued through the last day of each calendar month, on or before the third Business Day (and in any case, no later than the tenth Business Day), of the next succeeding calendar month, but shall have no liability to any Borrower for its failure to do so. Interest on the Notes, Commitment Fees and collateral handling fees accrued through the last day of each calendar month shall be due and payable on the second Business Day after the date the Company receives such statement from Agent; provided, that interest payable at the rates provided for in Section 2.04 (a)(iv) shall be payable on demand. Any Balances Deficiency Fee payable hereunder shall be due and payable quarterly after each Balance Calculation Period within two Business Days after receipt by the Company from any Lender of a statement therefor (a copy of which shall be provided to Agent) containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error unless approved by such Lender.
     (c) Designation and Conversions of Outstanding Advances. Subject to the terms and conditions of this Agreement, the Company shall designate, on any Borrowing Date, all or portions of the Loans to be made on such Borrowing Date as one or more LIBOR Rate Advances, Balance Funded Rate Advances or Prime Rate Advances. Any portion of an outstanding Loan not designated as a Prime Rate Advance or a Balance Funded Rate Advance shall be funded as a LIBOR Rate Advance. Thereafter, subject to the terms and conditions of this Agreement, the Company shall have the option to convert all or any portion of any outstanding Advance consisting of Loans into Advances of another type (i.e., LIBOR Rate Advances, Balance Funded Rate Advances or Prime Rate Advances); provided, however, that (i) no Advance may be requested as or converted into a Balance Funded Rate or, without the written consent of the Lenders to which it is owed (a copy of which shall be provided to Agent) a Balance Funded Rate Advance if an Event of Default or Default has occurred and is continuing on the proposed date of conversion, and (ii) no Advance owed to any Lender may be requested as or converted into a Balance Funded Rate Advance without the prior consent of such Lender, which shall be confirmed to Agent in writing by such Lender, if the Balance Funded Amount maintained by the Company at such Lender is less than the aggregate amount of Balance Funded Rate Advances owed to such Lender, after giving effect to such conversion. The Company shall provide Agent with telephonic notice of each proposed conversion not later than 1:00 P.M. (Minneapolis, Minnesota time) on the date of any conversion, which notice shall set forth the proposed date therefor. Each such notice shall specify (A) the amount to be converted, and (B) the date for the conversion. Any notice given by the Company under this Section 2.04(c) shall be irrevocable. The Company shall promptly confirm any such proposed conversion by delivering to Agent a duly completed and executed Confirmation. Agent shall notify each Lender affected by such proposed conversion by not later than 2:00 P.M. (Minneapolis, Minnesota time) on the date it receives such notice of the Advances of such Lender being converted and the types of Advances into which such Advances are being converted.
     Section 2.05 Fees.
     (a) The Company shall pay to the Agent, on behalf of each Lender, a commitment fee (“Commitment Fee”) in an amount determined by applying 0.150% per annum to the average daily unused portion of each Lender’s Commitment Amount from the Closing Date through the Drawdown Termination Date. The Commitment Fee shall be payable monthly in arrears at the time described in Section 2.04(b), commencing in May, 2006, and shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in such month; provided, that in May, 2006, the Company shall pay the prorated portion of the Commitment Fee due from the date the Credit Agreement is executed by all parties thereto (the “Closing Date”) to April 30, 2006. If the Credit Agreement terminates on any date other than the last of the then current month, the Company shall pay the prorated portion of the Commitment Fee due from the beginning of the then current month to and including the date on which the Credit Agreement terminates.
     (b) The Company shall pay to the Agent for its own account, an Agent fee and collateral handling fees agreed to in that certain letter agreement dated of even date herewith between the Company and Agent.
     Section 2.06 Mandatory Repayments. The unpaid principal amount of each Note, together with all interest accrued thereon, shall be due and payable on the Drawdown Termination Date. In addition, if at any time the aggregate outstanding principal amount of all Loans exceeds the Borrowing Base, the Company and the applicable Co-Borrowers shall repay the amount of such excess within twenty-four hours after having knowledge thereof or receiving notice thereof from Agent or shall provide appropriate additional collateral reasonably acceptable to the Agent equal to the amount of such excess.
     Section 2.07 Payments to Lenders. All payments of Interest on the Notes, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Agent for prompt distribution to the applicable Lenders to whom such payment is owed in federal or other Immediately Available Funds before 1:00 p.m. (Minneapolis, Minnesota time) on the respective dates when due via wire transfer to the Funding and Settlement Account. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes. When Agent collects or receives money on account of the Obligations, Agent shall distribute the money so collected or received, and Agent and Lenders shall apply all such money so distributed, as follows:
     (a) first, for the payment of all Obligations which are then due, and if such money is insufficient to pay all such Obligations, (i) first to any reimbursements due Agent under Section 5.05, (ii) second to the payment of any Swingline Loans then outstanding, (iii) third to the payment of the Loans then due, and (iv) then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree;
     (b) then for the prepayment of amounts owing under the Loan Documents if so specified by the Company;
     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and
     (d) last, for the payment or prepayment of any other Obligations.
     All payments applied to principal or interest on any Note shall be applied first to any Interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed all Lenders which are described in such subsection.
     Section 2.08 Increased Capital Requirements. In the event that, as a result of any Regulatory Change, compliance by any Lender with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on such Lender’s capital as a consequence of such Lender’s Commitment or amounts outstanding under such Lender’s Note to a level below that which such Lender would have achieved but for such compliance (taking into consideration such Lender’s policies with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender, within thirty days after written demand by such Lender, such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrowers shall not be obligated to pay any such additional amount (i) unless such Lender shall first have notified the Borrowers in writing that it intends to seek such compensation pursuant to this Section, or (ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the “Excluded Period”), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate, which shall be conclusive except for manifest error, as to the amount of any such reduction (including calculations in reasonable detail showing how such Lender computed such reduction and a statement that such Lender has not allocated to its Commitment or amounts outstanding under its Note a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Lender, whether or not such

Lender allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Lender to the Borrowers.
     Section 2.09 Provisions Relating to LIBOR Rate Advances and Balance Funded Rate Advances.
     (a) Interest Rate Not Ascertainable, Etc. If, on the date for determining the LIBOR Rate in respect of any LIBOR Rate Advance, any Lender determines (which determination shall be conclusive and binding, absent error) that the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of funding such LIBOR Rate Advance, then such Lender shall notify Agent, and Agent shall notify the Company, of such determination, whereupon the obligation of such Lender to make, or to convert any Advances to, LIBOR Rate Advances shall be suspended until such Lender notifies Agent, and Agent notifies the Company, that the circumstances giving rise to such suspension no longer exist. Outstanding LIBOR Rate Advances owed to such Lender shall thereupon automatically be converted to bear interest at a rate equal to the Federal Funds Rate plus 0.50%, and in such event, the Company will thereafter be entitled to designate subsequent Advances to bear interest at the Federal Funds Rate plus 0.50%.
     (b) Increased Cost. If, after the date hereof, any Regulatory Change or compliance with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency:
     (i) shall subject any Lender to any tax, duty or other charge with respect to LIBOR Rate Advances or Balance Funded Rate Advances, its Note, or its obligation to make LIBOR Rate Advances or Balance Funded Rate Advances, or shall change the basis of taxation of payment to such Lender of the principal of or interest on LIBOR Rate Advances or Balance Funded Rate Advances or any other amounts due under this Agreement in respect of LIBOR Rate Advances or Balance Funded Rate Advances or its obligation to make LIBOR Rate Advances or Balance Funded Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the laws of the United States or any jurisdiction in which such Lender’s principal office is located); or
     (ii) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement to the extent included in calculating the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the interbank LIBOR market any other condition affecting LIBOR Rate Advances or Balance Funded Rate Advances, such Lender’s Note, or its obligation to make LIBOR Rate Advances or Balance Funded Rate Advances;
and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any LIBOR Rate Advance or Balance Funded Rate Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, then, within 30 days after written demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided, that the Borrowers shall not be obligated to pay any such additional amount (i) unless such Lender shall first have notified the Company in writing that it intends to seek such compensation pursuant to this Section, or (ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the “Excluded Period”), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate of any Lender claiming compensation under this Section 2.09(b), setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation (including a statement that such Lender has not allocated to its Commitment or amounts outstanding under its Note a proportionately greater amount of such compensation than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected by such compliance by such Lender, whether or not such Lender allocates any portion or such compensation to such other commitments or credit extensions), shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender’s rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.
     (c) Illegality. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund LIBOR Rate Advances or Balance Funded Rate Advances, such Lender shall notify the Company and Agent, whereupon the obligation of such Lender to make or convert Advances into LIBOR Rate Advances or Balance Funded Rate Advances, shall be suspended until such Lender notifies the Company and Agent that the circumstances giving rise to such suspension no longer exist. If any Lender determines that it may not lawfully continue to maintain any LIBOR Rate Advances or Balance Funded Rate Advances, all of the affected Advances shall be automatically converted as of the date of such Lender’s notice to bear interest at a rate equal to the Federal Funds Rate plus 0.50% and, in such event, the Company will thereafter be entitled to designate subsequent Advances to bear interest at the Federal Funds Rate plus 0.50%.
Section 2.10 Taxes.
     (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges of withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income and franchise taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”).
     (b) The Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”).
     (c) The Borrowers shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes imposed on or paid by such Lender or the Agent and any penalties, interest and expenses with respect thereto. Payments on this indemnification shall be made within 30 days from the date such Lender or the Agent makes written demand therefor.
     (d) Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent, at its address referred to in Section 10.01 hereof a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrowers through an account or branch outside the United States or by or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
     (e) Each Lender, as of the date it becomes a party hereto, represents to the Borrowers and the Agent that it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent, on request on or before the day on which such Lender becomes a Lender, a duly completed and signed copy of either Form W-8BEN or Form W-8ECI of the United States Internal Revenue Service. Form W-8BEN shall include the Lender’s United States taxpayer identification number if required under the current regulations to claim exemption from withholding pursuant to a tax convention. Thereafter and from time to time, each such Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant

United States taxing authorities) as may be (i) reasonably requested by the Company or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Lender hereunder. Upon the request of the Lender or the Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent a certificate on Internal Revenue Service Form W-9 or such substitute form as is reasonably satisfactory to the Company and the Agent to the effect that it is such a United States person.
     (f) If any Borrower shall be required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of any jurisdiction (“Withholding Taxes”) from any payments to a Lender pursuant to any Loan Document in respect of the Obligations payable to such Lender then or thereafter outstanding, such Borrower shall make such withholdings or deductions and pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.
ARTICLE III
CONDITIONS PRECEDENT
     The obligation of each Lender to make Loans hereunder is subject to fulfillment of the conditions precedent stated in this Article III.
     Section 3.01 Initial Borrowing. The obligation of each Lender to fund any Loan hereunder shall be subject to, in addition to the conditions precedent specified in Section 3.02, delivery to Agent of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Agent, and, with the exception of the Notes, each in a sufficient number of originals that Agent, its counsel and each Lender may have an executed original of each document);
     (a) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article III not theretofore delivered (except the borrowing request which is to be delivered at the time provided in Subsection 3.02(a) hereof);
     (b) the Notes;
     (c) the Security Agreement dated of even date herewith,
     (d) a certificate of the Secretary or Assistant Secretary of General Partner setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, (ii) specimen signatures of the officers so authorized, (iii) articles of incorporation of General Partner certified by the appropriate Secretary of State as of a recent date acceptable to the Agent in its sole discretion, (iv) bylaws of General Partner, certified as being accurate and complete and (v) limited partnership agreement of the Company, certified as being accurate and complete;

     (e) a certificate of the existence and good standing for each of the Company and General Partner in their respective states of incorporation or organization dated as of a recent date acceptable to the Agent in its sole discretion;
     (f) an opinion of counsel for the Borrowers in form and substance acceptable to Agent;
     (g) a Borrowing Base Certificate dated as of the date of the first Borrowing, certified by the President, Accounting Director or Chief Financial Officer of General Partner; and
     (h) such other documents as Agent may reasonably request at any time at or prior to the date of the initial Borrowing hereunder.
     Section 3.02 All Borrowings. The obligation of each Lender to fund any Loan pursuant to this Agreement is subject to the following further conditions precedent:
     (a) the Company shall make a request for such Loan in accordance with Section 2.03 (and thereafter deliver to Agent a Confirmation with respect thereto, as required by Section 2.03) accompanied by the Required Mortgage Documents, if applicable;
     (b) all Property in which the Borrowers have granted a Lien to Agent shall have been physically delivered to the possession of Agent or a bailee acceptable to Agent to the extent that such possession is required under this Agreement or appropriate for the purpose of perfecting the Lien of Agent in such Collateral;
     (c) the representations and warranties of the Company and each Restricted Subsidiary contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Loan;
     (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Loan;
     (e) the Funding and Settlement Account and the Operating Account shall be established and in existence;
     (f) the making of such Loan shall not be prohibited by any Governmental Requirement;
     (g) the delivery to Agent of such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as Agent may reasonably request; and

     (h) the aggregate amount of all Loans and Swingline Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitment Amount.
     The making of any request for any Loan or Swingline Loan by the Company shall be deemed to constitute a representation and warranty by the Company on the date thereof and on the date on which such Loan or Swingline Loan is made as to the facts specified in Subsections (c) and (d) of this Section 3.02.
     Section 3.03 New Co-Borrowers. The Company may, at any time, add (i) any Person from which the Company regularly purchases Mortgage Loans in the ordinary course of its business, or (ii) any Affiliate that will warehouse Mortgage Loans hereunder, as a Co-Borrower hereunder with the prior written consent of the Lenders by entering into a Joinder Agreement with the Agent and such Person; provided, that, without limiting the Lender’s right to consent to such matters, the effectiveness of any such Joinder Agreement, and of the addition of any such Person as a Co-Borrower hereunder, shall be subject to the following conditions precedent:
     (a) The Agent shall have received the following, all of which must be in form and content satisfactory to the Agent, in its sole discretion:
     (1) The Joinder Agreement.
     (2) Certified copies of the new Co-Borrower’s articles of incorporation and bylaws or other organizational documents, and certificates of good standing dated no less recently than thirty (30) days prior to the date of the Joinder Agreement.
     (3) A copy of resolutions of the board of directors or other governing authority of the new Co-Borrower, certified as of the date of the Joinder Agreement by its corporate secretary (or the equivalent), authorizing the execution, delivery and performance of the Joinder Agreement (and thereby the assumption of the Obligations under the Loan Documents) and all other instruments or documents to be delivered by the new Co-Borrower pursuant to this Agreement and the Joinder Agreement.
     (4) A certificate of the corporate secretary (or the equivalent) of the new Co-Borrower, as to the incumbency and authenticity of the signatures of the officers of the new Co-Borrower executing the Joinder Agreement, and all other instruments or documents to be delivered by such new Co-Borrower pursuant to the Joinder Agreement and this Agreement (the Agent being entitled to rely thereon until a new such certificate has been furnished to the Agent).
     (5) A tax, lien and judgment search of the appropriate public records for the new Co-Borrower in the States where its chief executive office is located, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Agent, for the benefit of the Secured Parties, or as permitted hereunder.

     (6) Executed financing statements in recordable form naming the new Co-Borrower as debtor, covering the Collateral and ready for filing in all jurisdictions required by the Agent.
     (7) Copies of the new Co-Borrower’s errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, all in form and content satisfactory to the Agent, showing compliance of the new Co-Borrower as of the date of the Joinder Agreement with the related provisions of Section 5.06.
     (8) An opinion of counsel for each Co-Borrower in form and substance reasonably satisfactory to the Agent.
     (b) The representations and warranties contained in Article 4 hereof applicable to the Co-Borrower shall be accurate and complete in all material respects as if made on and as of the date of, and after giving effect to, the Joinder Agreement.
     (c) The Borrowers shall have performed all agreements to be performed by them hereunder, and after giving effect to the addition of the new Co-Borrower hereunder, there shall exist no Default or Event of Default hereunder.
Each of the Co-Borrowers (including, without limitation, any Co-Borrower that becomes a party hereto pursuant to a Joinder Agreement) hereby authorizes the Company, on behalf of the Borrowers, to execute and deliver Joinder Agreements and Notes on behalf of all of the Borrowers.
     Section 3.04 Force Majeure. Notwithstanding Borrowers’ satisfaction of the conditions set forth in this Agreement, the Agent and the Lenders have no obligations to fund a Loan if the Lenders or the Agent are unable to deliver such funds as a result of any fire or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of the Lenders and the Agent. The Lenders and the Agent will fund the requested Loan as soon as reasonably possible following the occurrence of such an event.
ARTICLE IV
BORROWER REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants as follows:
     Section 4.01 Organization and Good Standing. Each Borrower (a) is duly formed and existing in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign organization and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the organizational power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in the jurisdictions wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.
     Section 4.02 Authorization and Power. Each Borrower has the requisite organizational power and authority to execute, deliver and perform the Loan Documents to which it is a party; each Borrower is duly authorized to and has taken all action necessary to authorize it to, execute, deliver and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.
     Section 4.03 No Conflicts or Consents. Neither the execution and delivery by any Borrower of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which any Borrower is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Borrower is a party or by which any Borrower may be bound, or to which the Property of any Borrower may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Borrower. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.
     Section 4.04 Enforceable Obligations. This Agreement, the Notes and the other Loan Documents are the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as limited by Debtor Laws.
     Section 4.05 No Liens. The applicable Borrowers have good and indefeasible title to the Mortgage Collateral free and clear of all Liens and other adverse claims of any nature, other than Liens in the Mortgage Collateral in favor of Agent.
     Section 4.06 Financial Condition of the Company. The Company has delivered to Agent and each Lender copies of its unaudited Consolidated balance sheet as of January 31, 2006; such financial statements fairly present the financial condition of the Company as of such date and have been prepared in accordance with GAAP; as of the date thereof, there were no material obligations, liabilities or GAAP Indebtedness or Contingent Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Company which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of the Company since January 31, 2006. The Company has also delivered to Agent and each Lender management reports for the month ended January 31, 2006; such reports fairly and accurately present the Company’s commitment position, pipeline position, servicing and production as of the end of such months and for the fiscal year to date for the periods ending on such dates.
     Section 4.07 Full Disclosure. Each material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Borrower that is a Material Adverse Effect has been disclosed in writing to Agent. All information previously furnished by the Company and its Restricted Subsidiaries or any Borrower to Agent in connection with the Loan Documents was and all information furnished in the future by the Company and its Restricted Subsidiaries or any Borrower to Agent or Lenders will be true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified. To the best knowledge of the Company, neither the financial statements referred to in Section 4.06 hereof, nor any borrowing request, officer’s certificate or statement delivered by the Company and its Restricted Subsidiaries or any Borrower to Agent and each Lender in connection with this Agreement, contains any untrue statement of material fact.
     Section 4.08 No Default. Neither the Company nor any Restricted Subsidiary is in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound the consequence of which could result in a Material Adverse Effect.
     Section 4.09 No Litigation. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Company, threatened, against the Company or any Restricted Subsidiary the adverse determination of which could constitute a Material Adverse Effect.
     Section 4.10 Taxes. All tax returns required to be filed by the Company and each Restricted Subsidiary in any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon the Company and each Restricted Subsidiary or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of the Company or such Restricted Subsidiary. Neither the Company nor any Restricted Subsidiary has any knowledge of any proposed tax assessment against the Company or any Restricted Subsidiary.
     Section 4.11 Principal Office, etc. The principal office, chief executive office and principal place of business of the Company and each Restricted Subsidiary is at the address set forth in Section 10.01. The principal office, chief executive office and principal place of business of each Co-Borrower is at the address set forth in the applicable Joinder Agreement.
     Section 4.12 Compliance with ERISA. None of the Company, any Restricted Subsidiary or any ERISA Affiliate of the Company or any Restricted Subsidiary currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by the Company and each Restricted Subsidiary, the Company and each Restricted Subsidiary is in material compliance with ERISA.
     Section 4.13 Subsidiaries. Neither the Company nor any Restricted Subsidiary presently has any Subsidiary or owns any stock in any other corporation or association except those listed in Schedule 3. As of the date hereof, the Company and each Restricted Subsidiary owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Schedule 3.

     Section 4.14 Indebtedness. The Company has no indebtedness outstanding other than the GAAP Indebtedness and Contingent Indebtedness permitted by Section 6.02.
     Section 4.15 Permits. The Company and each Restricted Subsidiary has all permits and licenses necessary for the operation of its business.
     Section 4.16 Status Under Certain Federal Statutes. Neither the Company nor any Restricted Subsidiary is (a) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a “public utility”, as such term is defined in the Federal Power Act, as amended, (c) an “investment company”, or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1949, as amended or (d) a “rail carrier”, or a “person controlled by or affiliated with a rail carrier”, within the meaning of Title 49, U.S.C., and neither the Company nor any Restricted Subsidiary is a “carrier” to which 49 U.S.C. §11301(b)(1) is applicable.
     Section 4.17 No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any the Borrowers or any Restricted Subsidiary of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over any the Borrowers or any Restricted Subsidiary or any of its Property, except for (a) the filing of the Mortgages, Uniform Commercial Code financing statements and other similar filings to perfect the interest of Agent in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of any the Borrowers and Restricted Subsidiaries in connection with the performance of the obligations of the Borrowers hereunder.
     Section 4.18 Individual Mortgage Loans. The Company and the applicable Co-Borrowers hereby represent with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:
     (a) The Company and the applicable Co-Borrowers have good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Agent free and clear of any other Lien except any such Lien which has been disclosed to Agent in writing and which is permitted hereunder;
     (b) To the best knowledge of the Company and the applicable Co-Borrowers, other than the permitted thirty (30) day delinquency period for payments permitted by the definition of Eligible Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

     (c) To the best of the knowledge of the Company and the applicable Co-Borrowers, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;
     (d) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise, by judicial foreclosure;
     (e) Each Mortgage Loan is a first or second lien one-to-four-family loan which is not a construction loan, has been underwritten by the originator, investor or mortgage insurer thereof in accordance with such originator’s, investor’s or mortgage insurer’s then current underwriting guidelines, and is a Conforming Loan, a Nonconforming Loan, an FHA loan, a VA loan or Jumbo Mortgage Loan;
     (f) Each Mortgage Note is payable in monthly installments of principal and interest, or interest only, as applicable, with interest payable in arrears, and no Mortgage Note provides for any extension of the original term;
     (g) No Mortgage Loan is a loan in respect of the purchase of a manufactured home or mobile home or the land on which a manufactured home or mobile home will be placed; no Mortgage securing a Mortgage Loan secures commercial property, cooperative housing or a construction or rehabilitation loan;
     (h) The origination practices used by the originator of the Mortgage Loans and the collection practices used by the Company and the applicable Co-Borrowers with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;
     (i) To the best knowledge of the Company and the applicable Co Borrowers, each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith; and
     (j) Each Mortgage Loan matures within thirty (30) years after the date of origination thereof.
       Section 4.19 Ginnie Mae, FHA, VA, Fannie Mae and Freddie Mac Eligibility of the Borrowers. Each of the Borrowers is (a) an FHA-approved, non-supervised mortgagee in good standing and an eligible lender under the VA loan guaranty program, meeting all requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service FHA-insured Mortgage Loans, VA-guaranteed Mortgage Loans and conventional Mortgage Loans and to issue Mortgage-Backed Securities guaranteed by Ginnie Mae; (b) an approved seller/servicer of Mortgage Loans to Fannie Mae and to Freddie Mac in the Freddie Mac regions in which it operates, meeting all applicable Fannie Mae and Freddie Mac regulations so as to be able to service Mortgage Loans for Fannie Mae and Freddie Mac; and (c) a Fannie Mae, Freddie

Mac and Ginnie Mae-approved servicer of Mortgage-Backed Securities, meeting all applicable regulations of Fannie Mae, Freddie Mac and Ginnie Mae so as to be able to service the Mortgage Loans that secure Mortgage-Backed Securities.
     Section 4.20 Co-Borrowers. Each Co-Borrower originates and sells to the Company Mortgage Loans. The Company will receive benefit from each Loan or Swingline Loan made hereunder to enable a Co-Borrower to originate a Mortgage Loan, whether or not such Mortgage Loan is thereafter sold to the Company, because of the continuing business relationship between the Company and such Co-Borrower.
ARTICLE V
AFFIRMATIVE COVENANTS
     The Company and each Restricted Subsidiary shall at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Obligations or any Commitment is outstanding unless Majority Lenders have agreed otherwise.
     Section 5.01 Financial Statement and Reports. The Company shall furnish to Agent and each Lender the following, all in form and detail reasonably satisfactory to Agent:
     (a) Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year of the Company, the audited balance sheet of the Company as of the end of such year, and the audited related statements of income, partners’ equity and cash flows of Company for such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of independent certified public accountant of national standing prepared on a GAAP basis;
     (b) Promptly after becoming available, and in any event within thirty (30) days after the end of each month, including the twelfth month in the Fiscal Year of the Company, a balance sheet of the Company as of the end of such month and the related statements of income, partners’ equity and cash flows of the Company for such month and the period from the first day of the then current fiscal year of the Company through the end of such month, certified by the Chief Financial Officer, Accounting Director or President of General Partner to have been calculated on a GAAP basis;
     (c) Promptly upon receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit of the books of the Company;
     (d) Promptly and in any event within thirty (30) days after the end of each calendar month in each Fiscal Year of the Company, and within fifteen (15) days after the completion of each year-end audit by the Company’s independent public accountants, a completed Officer’s Certificate in the form of Exhibit D hereto, executed by the President, Chief Financial Officer or Accounting Director of General Partner.

     (e) Promptly and in any event within thirty (30) days after the end of each calendar quarter, a report detailing any underperforming mortgages whether funded hereunder or not and any indemnifications made by the Company together with a report of any other credit facilities of the Company including the total facility amount and the amount outstanding thereunder;
     (f) Promptly and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate substantially in the form of Exhibit C hereto;
     (g) Promptly and in any event within thirty (30) days after the end of each month, a management report regarding (i) the Company’s pipeline and commitment position, including investor type, amount and rate of committed Mortgage Loans and expiration date and (ii) the Company’s production statistics, including type of product and/or origination source (retail or correspondent) and geographic concentration in each case in form and detail as reasonably required by Agent, prepared as of the end of such month and for the Fiscal Year to date;
     (h) No less frequently than weekly, a Hedge Report to the Agent prepared as of the last Business Day of the preceding week; and
     (i) Such other information concerning the business, properties or financial condition of the Company and its Restricted Subsidiaries as Agent or any Lender may reasonably request.
     Section 5.02 Taxes and Other Liens. Each Borrower and each Restricted Subsidiary shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, each Borrower and each Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Company, applicable Borrower or such Restricted Subsidiary and if the Company, applicable Borrower or such Restricted Subsidiary shall have set up reserves therefor adequate under GAAP.
     Section 5.03 Maintenance. Each of the Borrowers and Restricted Subsidiaries shall (a) maintain its corporate or partnership existence, rights and franchises; (b) observe and comply in all material respects with all Governmental Requirements, and (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.
     Section 5.04 Further Assurances. The Borrowers shall, within three (3) Business Days after the request of Agent, cure any defects in the execution and delivery of the Notes, this Agreement or any other Loan Document and the Borrowers shall, at its expense, promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrowers and each Restricted Subsidiary in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.
     Section 5.05 Reimbursement of Expenses. The Borrowers shall pay, subject to the limitation in Section 10.20 hereof (in the case of each Co-Borrower) (a) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service incurred during the continuation of an Event of Default) incurred by Agent, the Syndication Agent and the Arranger in connection with the preparation, negotiation or execution of this Agreement, the Notes and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all out-of-pocket expenses of Agent, the Syndication Agent and the Arranger in connection with the legal administration of this Agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, and (d) all amounts expended, advanced or incurred by Agent, the Syndication Agent and the Arranger to satisfy any obligation of any Borrower under this Agreement or any of the other Loan Documents or to collect the Notes, or to enforce the rights of Agent, the Syndication Agent, the Arranger or any Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Agent, the Syndication Agent, the Arranger or any Lender under this Agreement or any of the other Loan Documents, which amounts shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys’ fees (including, without limitation, for trial, appeal or other proceedings and allocated costs of in-house legal service), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent, the Syndication Agent, the Arranger or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (a) through (d) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement. The Borrowers acknowledge that the fees and expenses of the Agent’s, the Syndication Agent’s and the Arranger’s outside counsel that are subject to payment or reimbursement by the Borrowers pursuant to this Agreement or other Loan Documents shall be determined on the basis of such counsels’ generally applicable rates, which may be higher than the rates such counsel charges the Agent, the Syndication Agent and the Arranger in other unrelated matters.
     Section 5.06 Insurance. Each Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar business and similarly situated. The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazard under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the applicable Borrower and its assigns.

Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Agent, each Borrower shall furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of such Borrower in form and satisfactory to Agent and if requested shall furnish Agent copies of the applicable policies.
     Section 5.07 Accounts and Records. The Company and each Restricted Subsidiary shall keep true and accurate books of record and shall account for all dealings or transactions in relation to its business and activities, in accordance with GAAP, consistently applied. The Company and each Restricted Subsidiary shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of the Company’s or such Restricted Subsidiary’s obligations under any servicing agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by the Company and each Restricted Subsidiary of its obligations under any servicing agreements.
     Section 5.08 Right of Inspection. The Borrowers shall permit authorized representatives of Agent or any Lender to examine their servicing records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of the Borrowers, all upon reasonable notice during normal business hours, provided that if no Event of Default has occurred and is continuing, such visits and inspections at the Borrowers’ premises shall be limited to periods of no more than two (2) consecutive days on two occasions (total of four days) during each twelve-month period. Such visits and inspections shall be at Agent’s or such Lender’s expense unless an Event of Default has occurred and is continuing, in which case it shall be at the Borrowers’ expense. The Borrowers shall permit authorized representatives of Agent or any Lender to discuss the business, operations, assets and financial condition of the Borrowers and the Restricted Subsidiaries with its officers at any time.
     Section 5.09 Notice of Certain Events. The Company shall promptly notify Agent and each Lender upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of GAAP Indebtedness and Contingent Indebtedness of the Company or any Restricted Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of the Company specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings between the Company or any Restricted Subsidiary and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (c) any material adverse change in the business, operations, prospects or financial condition of the Company or any Restricted Subsidiary, including, without limitation, the insolvency of the Company or any Restricted Subsidiary, (d) any event or condition which could have a Material Adverse Effect or (e) the occurrence of any Termination Event.
     Section 5.10 Performance of Certain Obligations and Information Regarding Investors. The Company and the applicable Co-Borrowers shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and any servicing agreement on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment. The Company and the applicable Co-Borrowers will deliver to Agent financial information concerning any Person Lenders are reviewing to determine whether to approve such Person as an Investor.
     Section 5.11 Use of Proceeds; Margin Stock. The proceeds of all Borrowings shall be used by the Borrowers solely for the origination or acquisition of Mortgage Loans in the ordinary course of the Borrowers’ business. None of such proceeds shall be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, or for the purpose of reducing or retiring any GAAP Indebtedness and Contingent Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U.
     Section 5.12 Notice of Default. The Company shall furnish to Agent and each Lender immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which the Company is taking or proposes to take with respect thereto.
     Section 5.13 Compliance with Loan Documents. The Company shall cause each Restricted Subsidiary to promptly comply with any and all covenants and provisions of the Loan Documents to be complied with by such Person.
     Section 5.14 Operations and Properties. The Company and each Restricted Subsidiary shall comply with all rules, regulations and guidelines applicable to it. The Borrowers shall act prudently and in accordance with customary industry standards in managing and operating their Property.
     Section 5.15 Maintenance of Qualifications. Each the Borrowers will maintain its status as an FHA-approved mortgagee, as an approved lender under the VA guarantee program, as an approved seller/servicer of Mortgage Loans to Fannie Mae and to Freddie Mac in the Freddie Mac regions in which it operates and as an FHA-approved direct endorsement mortgagee, and its eligibility to issue Mortgage-Backed Securities or to service the Mortgage Loan pools formed with respect to Mortgage-Backed Securities.
     Section 5.16 Closing Procedures. The Borrower will provide closing instructions to each Closing Agent (as defined in the Security Agreement) which (a) require, in connection with the Mortgage Loans tablefunded by the Borrower, that (i) the Mortgage Note evidencing each such Mortgage Loan shall be endorsed to the Borrower, (ii) the assignment of the applicable Mortgage to the Borrower shall be recorded simultaneously with but separate from the related Mortgage and (iii) the Mortgage Note evidencing each such Mortgage Loan and other related loan documents shall be delivered to the Borrower promptly upon the closing of such Mortgage Loan, and (b) in the case of Mortgage Loans funded by a wire transfer of funds in accordance with Section 4.01(b)(i) of the Amended and Restated Pledge and Security Agreement, contain a statement substantially in the form set forth in Exhibit G. The Borrower shall review for accuracy and completeness each Mortgage Note, Mortgage, assignment and other document evidencing or securing each Mortgage Loan originated or purchased by the Borrower.
ARTICLE VI
NEGATIVE COVENANTS
     The Company and each Restricted Subsidiary shall at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or any Commitment is outstanding unless Majority Lenders have agreed otherwise:
     Section 6.01 No Merger. Each of the Borrowers shall not merge or consolidate with or into any Person, if immediately prior to any such merger or consolidation a Default or Event of Default exists or would occur as a result thereof, or if as a result of any such merger or consolidation a Change of Control would occur.
     Section 6.02 Limitation on GAAP Indebtedness and Contingent Indebtedness. At no time shall the Company or any Restricted Subsidiary incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any GAAP Indebtedness or Contingent Indebtedness except:
     (a) the Obligations;
     (b) trade debt (including, without limitation, trade debt for services provided by an Affiliate), equipment leases, loans for the purchase of equipment used in the ordinary course of the Borrower’s business and indebtedness for taxes and assessments not yet due and payable owed in the ordinary course of business;
     (c) unsecured GAAP Indebtedness or unsecured Contingent Indebtedness owing to Parent or any Affiliate of Parent, including unsecured Contingent Indebtedness of the Company to CH Funding, LLC under the CP Facility Documents;
     (d) Contingent Indebtedness to Persons in support of the Parent or an Affiliate of Parent (including GAAP Indebtedness and Contingent Obligations of CH Funding, LLC under the CP Facility Documents); and
     (e) With the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld or delayed), GAAP Indebtedness under another mortgage warehousing facility or off-balance sheet indebtedness under another financing arrangement, other than those described in subsections (c) and (d) of this Section 6.02, provided that the Lenders are given a right of first refusal regarding only similarly structured syndicated mortgage warehousing facilities.
     Section 6.03 Business. The Company shall not, directly or indirectly, other than through an Unrestricted Subsidiary, engage in any business which differs materially from that currently engaged in by the Company or any other business customarily engaged in by other Persons in the mortgage banking business.

     Section 6.04 Liquidations, Dispositions of Substantial Assets. Except as expressly provided below in this section, neither the Company nor any Restricted Subsidiary shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business. The Company and the Restricted Subsidiaries may sell Mortgage Loans and the right to service Mortgage Loans in the ordinary course of their business (including sales or transfers of Mortgage Loans by the Company to CH Funding under the CP Facility Documents), any Restricted Subsidiary may sell its property, assets or business to the Company or another Restricted Subsidiary, and any Restricted Subsidiary may liquidate or dissolve if at the time thereof and immediately thereafter, the Company and the Restricted Subsidiaries are in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have occurred and be continuing.
     Section 6.05 Loans, Advances, and Investments. Neither the Company nor any Restricted Subsidiary shall make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Restricted Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, ownership interests, or evidences of indebtedness of, any Person (collectively, “Investment”), or otherwise acquire any interest in, or control of, another Person, except for the following:
     (a) Cash Equivalents;
     (b) Any acquisition of securities or evidences of indebtedness of others when acquired by the Borrowers in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of a the Borrowers;
     (c) Mortgage Notes acquired in the ordinary course of the Borrowers’ business;
     (d) Investment in any existing Affiliate or any Subsidiary (including Investments by the Company in CH Funding, LLC, a Delaware limited liability company) or JV; provided that at the time any such investment is made and immediately thereafter, the Company and the Restricted Subsidiaries are in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have occurred and be continuing;
     (e) Loans to officers or employees in an aggregate amount not to exceed $300,000;
     (f) Loans made to JV’s in an amount not to exceed $10,000,000 at any one time outstanding, secured by Mortgage Loans originated with the proceeds of such loans and covered by a bona fide current, unused and unexpired whole loan commitment issued in favor of and held by such JV made by an Investor or the Company; and
     (g) Investments in mortgage origination companies so long as (i) such Investment is a direct equity investment and so long as such Investment does not cause a breach of any other covenant (affirmative or negative) hereunder.

     Section 6.06 Use of Proceeds. The Borrowers shall not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 5.11 hereof. The Borrowers shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any “margin stock” or of maintaining, reducing or retiring any GAAP Indebtedness and Contingent Indebtedness originally incurred to purchase a stock that is currently any “margin stock”, or for any other purpose which might constitute this transaction a “purpose credit”, in each case within the meaning of Regulation U or otherwise take or permit to be taken any action which would involve a violation of Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.
     Section 6.07 Actions with Respect to Mortgage Collateral. The Borrowers shall not:
     (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;
     (b) Agree to the amendment or termination of any Take-Out Commitment in which Agent has a security interest or to substitution of a Take-out Commitment for a Take-Out Commitment in which Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Majority Lenders in their sole discretion) to have a Material Adverse Effect; or
     (c) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Agent to any Person other than Agent, except pursuant to a Take-Out Commitment and except by the Company to CH Funding, LLC under the CP Facility Documents.
     Section 6.08 Transactions with Affiliates. The Company shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Restricted Subsidiary unless such transactions are otherwise permitted under this Agreement (including, without limitation, the transactions permitted under Section 6.02) and are in the ordinary course of the Company’s business.
     Section 6.09 Liens The Company shall not grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Mortgage Notes or servicing rights or any property related thereto, including but not limited to the mortgages securing such Mortgage Notes and the proceeds of the Mortgage Notes and Servicing Rights (whether or not part of the Mortgage Collateral), other than (a) Liens in an aggregate amount not to exceed $2,000,000, (b) Liens which secure payment of the Obligations, (c) such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment, (d) Liens described on Schedule 4, and (e) Liens granted under mortgage warehousing facilities or off-balance sheet financing arrangements approved under Section 6.02 (d) or (e).

     Section 6.10 ERISA Plans. Neither the Company nor any Restricted Subsidiary shall adopt or agree to maintain or contribute to ERISA Plan. The Company shall promptly notify Agent and each Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.
     Section 6.11 Change of Principal Office; Fiscal Year. The Company shall not move its principal office, executive office or principal place of business from the address set forth in Section 10.01 or change its Fiscal Year, without prior written notice to Agent and each Lender.
     Section 6.12 Distributions. The Company shall make no Distributions if either before or after giving effect thereto an Event of Default exists or shall be caused thereby.
     Section 6.13 Tangible Net Worth. As of the end of each calendar month, the Company’s Consolidated Tangible Net Worth shall not be less than $100,000,000.
     Section 6.14 Tangible Net Worth Ratio. The ratio of (i) the sum of GAAP Indebtedness and Contingent Indebtedness to (ii) the Company’s Consolidated Tangible Net Worth shall not be more than 12.0 to 1.0 as of the end of each calendar month.
     Section 6.15 Net Income. As of the end of each Fiscal Quarter, the Company’s Consolidated income, calculated in accordance with GAAP, for the two consecutive Fiscal Quarters then ended shall not be less than $1.00.
     Section 6.16 Custodian. The Company will not appoint any collateral agent or custodian for its Mortgage Loans other than U.S. Bank.
     Section 6.17 Payments to Parent. Upon the occurrence and continuation of an Event of Default, the Company shall not make any payment on any indebtedness owed by it to Parent or any Affiliate of Parent.
ARTICLE VII
EVENTS OF DEFAULT
     Section 7.01 Nature of Event. An Event of Default shall exist if any one or more of the following occurs:
     (a) The Company and the applicable Co-Borrowers fail to make any payment of principal of or interest on any Note or any fee or other amount required to be paid to Agent or any Lender pursuant to this Agreement or any other Loan Document within two (2) calendar days after notice of such failure is given by Agent to the Company and the applicable Co-Borrowers;
     (b) Default is made in any of the covenants contained in Section 6.13, 6.14 or 6.15 and such default continues unremedied for five (5) calendar days;
     (c) Default is made in the due observance or performance by the Company and the applicable Co-Borrowers or any Restricted Subsidiaries of any other covenant or agreement set forth in Article VI (excluding Sections 6.13, 6.14 and 6.15) or Section 5.01 and such default continues unremedied for thirty (30) calendar days;
     (d) Default is made in the due observance or performance by the Company and the applicable Co-Borrowers or any Restricted Subsidiaries of any covenant or agreement set forth in any Loan Document (other than as referred to in subsections (a) (b) or (c) above) and such default continues unremedied for thirty (30) calendar days after notice of such default is given by Agent to the Company and the applicable Co-Borrowers;
     (e) Any statement, warranty or representation by or on behalf of the Company and the applicable Co-Borrowers contained in any Loan Document or in any borrowing request, proves to have been incorrect or misleading, in any case in any material respect as of the date made or deemed made;
     (f) Any Borrower or any Restricted Subsidiary:
     (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or
     (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of any order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes partnership action, corporate action or other action to authorize any of the foregoing; or
     (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is it any time consented to, requested by, or acquiesced to by it; or
     (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless (A) the same is discharged within thirty (30) days after the date thereof or no less than five (5) days prior to any proposed sale thereunder, or (B) an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

     (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral;
provided, however, if any event set forth in this Section 7.01(f) occurs with respect to any Restricted Subsidiary, the occurrence of such event shall not constitute an Event of Default unless it could have a Material Adverse Effect.
     (g) The Company or any Restricted Subsidiary fails to make when due (whether by acceleration or otherwise) or within any applicable grace period (after giving effect to any applicable notice requirement), any payment on any GAAP Indebtedness and Contingent Indebtedness (other than the Obligations) and such failure allows the holder thereof to accelerate such GAAP Indebtedness or Contingent Obligation; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if a Material Adverse Effect is caused thereby;
     (h) Any Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Agent or any Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Agent or any Lender;
     (i) Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount) or (iii) the Company or any of its Restricted Subsidiaries or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000; or
     (j) A Change of Control occurs.
     Section 7.02 Default Remedies. Except as provided in the following sentence, upon the occurrence of an Event of Default, Agent may (and upon written instructions from Majority Lenders, Agent shall) declare the Commitments to be terminated and/or declare the entire principal and all interest accrued on the Notes to be, and the Notes, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, (a) if an Event of Default specified in Subsections 7.01(f)(i), (ii) or (iii) above occurs with respect to the Company, the Commitments shall automatically and immediately terminate and the Notes and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Agent or any Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Notes to the contrary notwithstanding, and (b) if an Event of Default specified in Sections 7.01(b), (c), (d), (e), (f) or (g) occurs with respect to a Co-Borrower, the Agent and the Lenders shall not have the right to declare the Commitments to be terminated, declare the entire principal and all interest accrued on the Notes to be forthwith due and payable, or exercise any of their other rights hereunder or under the Loan Documents (except that the Lenders shall have no further obligation to make Loans to enable such Co-Borrower to originate Mortgage Loans, and the Agent and the Lenders may exercise their remedies with respect to the Mortgage Loans pledged by such Co-Borrower to the Agent pursuant to the Pledge and Security Agreement) for 10 Business Days after the occurrence of such Event of Default, or thereafter if all Loans made to enable such Co-Borrower to originate or acquire Mortgage Loans hereunder have been repaid in full.
ARTICLE VIII
INDEMNIFICATION
     Section 8.01 Indemnification. Each of the Borrowers agrees to indemnify Agent, the Syndication Agent, the Arranger and each Lender and each director, officer, agent, attorney, employee, representative and Affiliate of Agent, Syndication Agent, Arranger and each Lender (each an “Indemnified Party”), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 8.01 collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, in each case, including all liabilities and costs arising from the use of proceeds of any Loan, any violation of any Requirement of Law by the Borrower or any of its Affiliates with respect to Mortgage Loan, or any failure of any Mortgage Loan to satisfy the representations and warranties set forth in Section 4.18.
THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,
provided only that such Indemnified Party shall be not entitled under this section to receive Indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. The foregoing provisions of this Section 8.01 shall not apply to liabilities and costs incurred by any Lender (unless such Lender is

Agent or Syndication Agent) which may be imposed on or asserted against such Lender by any other Lender.
     Section 8.02 Limitation of Liability. No Borrower shall assert any claim against any Indemnified Party any claim or theory based upon consequential, special or punitive damages, except to the extent that such claim is to recover any consequential, special or punitive damages that a Borrower is required to pay to a third party due to any liabilities and costs which are proximately caused by the individual gross negligence or willful misconduct of such Indemnified Party.
ARTICLE IX
AGENT
     Section 9.01 Appointment and Authorization. Each Lender appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, WHETHER OR NOT AMOUNTING TO SIMPLE NEGLIGENCE, except for its or their own gross negligence or willful misconduct; provided, however, that Agent shall be protected in acting or refraining from acting upon the instruction of the requisite Lenders under Section 9.06; and provided, further, that Agent shall not be required to take any action that exposes it to personal liability or is contrary to any Loan Document, other agreement or applicable law. Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between Agent, the Borrowers or Lenders.
     Section 9.02 Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee.
     Section 9.03 Consultation With Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
     Section 9.04 Documents. Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder. Agent makes no representation or warranty to any Lender, nor shall Agent be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document. Agent shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be. Agent (i) shall execute and deliver the Security Agreement, whereupon each provision thereof which is contemplated to be binding upon Lenders shall be binding upon Lenders and each of them; and (ii) shall not waive, amend or otherwise modify any provision of the Pledge and Security Agreement without the written consent of Lenders required pursuant to Section 10.02.

     Section 9.05 Agent and Affiliates. With respect to its Commitments and the Loans made by it in its capacity as a Lender, the entity that is Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the entity that is Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary as if it were not Agent.
     Section 9.06 Action by Agent. Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents. Agent shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises. Agent may employ agents and attorneys-in-fact in carrying out its responsibilities under the Loan Documents, and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact as long as Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact, EVEN IF SUCH SELECTION AMOUNTED TO SIMPLE NEGLIGENCE. Agent shall not be responsible for delays in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
     Section 9.07 Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers in connection with its Commitments and Loans and has made its own appraisal of the creditworthiness of the Borrowers. Except as explicitly provided herein, Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.
     Section 9.08 Notices of Event of Default, etc. In the event that any Lender shall have acquired actual knowledge of any Event of Default or Default, other than as a result of its receipt of financial statements delivered to it pursuant to Section 5.01, such Lender shall promptly give notice thereof to Agent. Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Lenders. Upon receipt from any Lender of a request that Agent give notice to the Borrowers of the occurrence of an Event of Default or Default under Article 7, Agent shall promptly forward such request to the other Lenders and will take such action and assert such rights under this Agreement and the other Loan Documents as Majority Lenders shall direct in writing.
     Section 9.09 Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by the Borrowers), ratably according to its Percentage Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by Agent under this Agreement or the other Loan Documents, WHETHER OR NOT AGENT’S SIMPLE NEGLIGENCE CAUSES THE SAME IN WHOLE OR IN PART; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Percentage Share (determined under clause (l) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that Agent is not reimbursed for such expenses by the Borrowers, WHETHER OR NOT SUCH OUT-OF-POCKET EXPENSES RESULTED, IN WHOLE OR IN PART, FROM AGENT’S SIMPLE NEGLIGENCE; provided, that no Lender shall be liable for any portion of any such expenses resulting from Agent’s gross negligence or willful misconduct.
     Section 9.10 Payments. All payments of principal of the Notes and all other funds received by Agent in respect of any payments made by the Borrowers pursuant to this Agreement, the Notes or the other Loan Documents, other than payments under Sections 2.08 and 2.09, and subject to the effect of Section 9.11, shall be distributed forthwith by Agent (in like currency and funds) to Lenders on the date received or deemed received pursuant to Section 2.07, in accordance with Section 2.04(b) in the case of payments of interest and Balances Deficiency Fees, and ratably according to each Lender’s Percentage Share in the case of any other payment received by Agent. If Agent does not make any such distribution (or provide Federal Reserve Bank reference numbers for the wire transfer of the amount thereof) on the date any such payment is received or deemed received pursuant to Section 2.07, Agent will pay interest to each Lender entitled to receive a portion of such distribution on the amount distributable to it at the Federal Funds Rate from such date until the date such distribution is made, such interest to be payable with such distribution. Notwithstanding any of the foregoing or any other provision of this Agreement, upon and after the occurrence of an Event of Default or Default, (a) all proceeds received by Agent from the sale or other disposition of the Collateral shall be applied in accordance with Section 17 of the Security Agreement.
     Section 9.11 Sharing of Set-Offs and Other Payments. The Agent agrees, and each Lender agrees, that if it shall, whether through the exercise of rights under Security Instruments or rights of banker’s lien, set-off, or counterclaim against the Borrowers or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.07, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.07, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.07, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.07; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. The Borrowers expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from a Lender under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.
     Section 9.12 Successor Agent. Agent may resign at any time by giving ten days written notice thereof to Lenders and the Borrowers. The Majority Lenders may remove Agent for acts constituting gross negligence or willful misconduct by giving notice thereto to Agent, Lenders and the Borrowers. Upon any such resignation or removal, the Borrowers shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Majority Lenders; provided, however if an Event of Default has occurred and is continuing or if no successor Agent shall have been so appointed by the Borrowers and so accepted by Majority Lenders within 15 days after the retiring Agent’s giving of notice of its resignation of Agent or after the Majority Lenders’ giving of notice of the removal of such Agent, then the Majority Lenders shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to the Borrowers (unless an Event of Default has occurred and is continuing). If no successor Agent shall have be so appointed by the Majority Lenders and so accepted by the Borrowers within 30 days after the retiring Agent’s giving of notice of its resignation of Agent or after the Majority Lenders’ giving of notice of the removal of such Agent, then the retiring Agent or the Agent being removed, as the case may be, may, on behalf of Lenders, appoint an Agent or custodian which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to the Borrowers (unless an Event of Default has occurred and is continuing). Any such resignation or removal shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent or the Agent being removed, as the case may be, shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any Agent’s resignation or removal hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and any other Loan Document.
     Section 9.13 Notice of New Investors. Agent shall use reasonable efforts to provide prompt notice to each Lender (which notice may be telephonic) of its approval of any new Investor after the date hereof; provided, however, that Agent shall have no liability to any Lender or other Person for its failure to provide the notice described in this Section 9.13.

ARTICLE X
MISCELLANEOUS
     Section 10.01 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

Any Borrower:	DHI Mortgage Company, Ltd.
12357 Riata Trace Parkway, Suite C150
Austin, Texas 78727
Attn: Randall C. Present
FAX: (512) 345-7348
TEL: (512) 345-4663

With copies to:	Samuel R. Fuller
Ted I. Harbour
Bill W. Wheat
301 Commerce Street
Dallas, Texas 76102
FAX: (817) 390-1704
TEL: (817) 390-8200

Agent:	U.S. Bank National Association
U.S. Bancorp Center
BC-MN-HO3B
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Edwin Jenkins
FAX: (612) 303-2253
TEL: (612) 303-3582

Syndication Agent:	JP Morgan Chase Bank, N.A.
707 Travis, 6th Floor North
Houston, TX 77002
Attn: Cynthia E. Crites
FAX: (713) 216-1567
TEL: (713) 216-4425
or at such other addresses or to such individual’s or department’s attention as the Company or the Agent may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that requests for loans, Confirmations and other communications related thereto shall not be effective until actually received by Agent or the Company, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Company or Agent, as the case may be. Each Co-Borrower hereby authorizes the Agent and the Lenders to send all notices under this Agreement and the Loan Documents to the Company, on behalf of such Co-Borrower, and the Company undertakes to provide such notices to the applicable Co-Borrower(s).
     Section 10.02 Amendments, etc. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Notes, or any other Loan Document, nor consent to any departure by any Borrower or any Restricted Subsidiary from the terms thereof, shall in any event be effective unless the same shall be in writing and signed by (i) if such party is a Borrower, by the Company, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (or without further consent than that already provided herein in the circumstances provided in Section 10.16). In the case of an amendment other than the first and second amendment and other than annual renewals or temporary extensions related to annual renewals, the Agent, on behalf of each Lender executing such amendment (but excluding any Lender that does not agree to increase its Commitment Amount under Section 10.11 (d) for any amendment containing such an increase in Commitment Amounts), shall receive within 5 Business Days after billing therefore, an amendment fee from the Company in the amount of one thousand five hundred dollars ($1,500) for each Lender executing such amendment. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, (a) without the prior consent of the Majority Lenders (i) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.02(g)), or (ii) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, and shall not (b) without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (i) increase the Percentage Share of the Commitment of such Lender or subject such Lender to any additional obligations, (ii) reduce any fees hereunder, or the principal of, or interest on, such Lender’s Note, (iii) release any Borrower from its obligation to pay such Lender’s Note, (iv) amend the definitions of “Collateral Value,” “Drawdown Termination Date,” and “Mortgage Collateral,” (v) release any Collateral except in accordance with and pursuant to the Loan Documents, or (vi) change the date on which any payments of principal, interest or fees are due hereunder.
     Section 10.03 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.
     Section 10.04 Survival of Agreements. All covenants and agreements herein and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitments.
     Section 10.05 Renewal, Extension or Rearrangement. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which, in whole or in part, represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or of any part of such other Obligations.
     Section 10.06 Waivers. No course of dealing on the part of Agent or any Lender, or any of its employees, consultants or agents, nor any failure or delay by Agent or such Lender with respect to exercising any right, power or privilege of Agent or any Lender under the Notes, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 10.02 hereof.
     Section 10.07 Cumulative Rights. The rights and remedies of Agent and each Lender under the Notes, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
     Section 10.08 Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS AND OTHER BANKS.
     Section 10.09 Limitation on Interest. Agent, Lenders, the Company, each Restricted Subsidiary and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. None of the Borrowers, any Restricted Subsidiary, any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated, if (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent’s or such Lender’s or such holder’s option, promptly returned to the Company and each Restricted Subsidiary or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the Company and Restricted Subsidiaries (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly rate ceiling.
     Section 10.10 Bank Accounts; Offset. To secure the repayment of the Obligations each Borrower hereby grants to Agent, each Lender and to each financial institution which hereafter acquires a participation or other interest in the Loans or Notes (in this section called a “Participant”) a security interest, a lien, and a right of offset, each of which shall be in addition to all other interest, liens, and rights of Agent, any Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of the Borrower now or hereafter held or received by or in transit to Agent, any Lender or Participant from or for the account the Borrower, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of the Borrower (other than escrow or trust funds belonging to a third party) with Agent, any Lender or Participant, and (c) any other credits and claims of the Borrower at any time existing against Agent, any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Event of Default, each of Agent, Lenders and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to the Borrowers, any and all items hereinabove referred to against the Obligations then due and payable.
     Section 10.11 Assignments, Participations, Commitment Amount Increases and New Lenders.
     (a) Assignments. Each Lender shall have the right to sell, assign or transfer all or any part of such Lender’s Note, Loans and rights and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers; provided, that each such sale, assignment, or transfer to any Person other than a Lender or Lender Affiliate shall be with the consent of Agent and the Syndication Agent, and, in all cases, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Loan directly to Agent; provided further, that (i) each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of each Loan made by such Lender, (ii) each such sale, assignment, or transfer shall be in a principal amount not less than $15,000,000, (iii) each Lender shall at all times maintain Loans then outstanding in an aggregate amount at least equal to $15,000,000, (iv) each Lender may not offer to sell its Note and Loan or Interests therein in violation of any securities laws, and (v) no such assignments shall become effective until (1) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and (2) the assignee Lender becomes a party to this Agreement. Notwithstanding the provisions of clauses (ii) and (iii) above, a Lender may make a sale, assignment or transfer, or maintain Loans then outstanding, in an amount which is less than that required above provided that the Borrowers, such Lender and the Agent have agreed to modify such requirements and have delivered to Agent prior written evidence of their agreement to make such modification provided that agreement of the Borrowers is not required upon the occurrence and during the continuance of an Event of Default. An assignment fee in the amount of $3,500 for each such assignment will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of notice that Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify the Borrowers of the outstanding principal balance of the Notes payable to such Lender and shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee’s assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).
     (b) Participants. Each Lender shall have the right to grant participations in all or any part of such Lender’s Note, Loans and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers; provided that (i) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iii) below), (ii) each Lender and the Borrowers shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.02 requiring approval of 100% of Lenders.
     (c) Distribution of Information. It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning the Borrowers’ properties and operations which was provided to such Lender pursuant to this Agreement.
     (d) Commitment Amount Increases; New Lenders. From time to time, the Borrowers may agree, with the prior written consent of Agent and so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, to (i) permit a Lender to increase its Commitment Amount, or (ii) add a bank chartered under the laws of the United States or any State thereof, an insurance company, another lender or a mutual fund (a “New Lender”) as a “Lender” under this Agreement with a Commitment, for the purpose of increasing the Aggregate Commitment Amounts; provided that upon giving effect to any such new Commitment, the Commitment Amount of the New Bank shall not be less than $15,000,000; and provided, further, that the Aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $750,000,000. The Borrowers and each Lender increasing its Commitment Amount or New Lender shall agree on the date as of which the increased Commitment Amount or New Lender’s Commitment Amount shall become effective, and each New Lender shall execute and deliver an instrument in the form prescribed by Agent to evidence its agreement to be bound by this Agreement and the other Loan Documents. Upon the effective date of an increase in any Lender’s Commitment Amount or inclusion of a New Lender as a Lender under this Agreement, Agent shall deliver to the Borrowers and each Lender a revised Schedule 5 reflecting the revised Aggregate Commitment Amounts and the Borrowers shall execute and deliver to such Lender or such New Bank a Note increasing its Commitment Amount.
     (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any note held by it in favor of any federal reserve bank in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR § 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
     Section 10.12 Exiting Lenders. On the applicable Exit Date, the aggregate unpaid principal amount of the Loans made by each Exiting Lender under the Prior Credit Agreement and related Note issued to such Exiting Lender thereunder or, in the case of a Lender exiting after the Closing Date, under this Agreement and the Note issued hereunder to such Exiting Lender, together with all interest, fees provided for by the applicable sections of the Existing Credit Agreement or the applicable provisions hereof, as applicable, and other amounts, if any, payable to such Exiting Lender thereunder or hereunder as of the Exit Date (as to any Exiting Lender, its “Payoff Amount”), shall be repaid in full from the proceeds of Loans made by the Lenders and other funds provided by the Borrowers, and the commitments of the Exiting Lenders under the Existing Credit Agreement or hereunder, as the case may be, shall terminate. The Borrowers shall give the Agent notice pursuant to Section 2.03(a) with respect to such Loans. The Agent shall distribute to each Exiting Lender by not later than 3:00 P.M. (Minneapolis time) on the Exit Date out of the proceeds of the Loans made for such purpose and from the other funds provided by the Borrowers, the amount required to pay such Exiting Lender’s Payoff Amount in full, whereupon: (a) such Exiting Lender shall no longer be a party to the Existing Credit Agreement or this Agreement, as the case may be (except to the extent provided in Section 10.16 thereof with respect to the survival of certain provisions, which shall remain in effect as to the Exiting Lenders); and (b) such Exiting Lenders shall not be deemed to be a “Lender” for any purpose hereunder.
     Section 10.13 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
     Section 10.14 Titles of Articles, Sections and Subsections. All titles or headings to articles, have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
     Section 10.15 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the Parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.
     Section 10.16 ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     Section 10.17 Termination; Limited Survival. In its sole and absolute discretion the Borrowers may at any time that no Obligations are owing elect in a notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Agent and any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of the Borrowers, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.
     Section 10.18 Confidentiality of Information. The Agent and Lenders shall use reasonable efforts to assure that information about the Borrowers and their operations, affairs and financial condition and about the borrowers under the Mortgage Loans and their financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent and any Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Agent or any Lender and the Borrowers and shall not be divulged to any Person other than the Agent and the Lenders, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Agent and the Lenders hereunder and under the Notes and the Security Agreement or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding section or to a proposed or actual contractual counterparty (or its advisors) to any swap, hedge, securitization or derivative transaction, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of the Agent’s or any Lender’s counsel concerning the making of such disclosure to be binding on the parties hereto. Neither the Agent nor any Lender shall incur any liability to the Borrowers by reason of any disclosure permitted by this Section 10.18.
     Section 10.19 JURY WAIVER. BORROWER, AGENT AND EACH LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWERS, AGENT OR ANY LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN AGENT OR ANY LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.
     Section 10.20 Relationship Among Borrowers.
          (a) JOINT AND SEVERAL LIABILITY. THE COMPANY AGREES THAT IT IS LIABLE FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE LENDERS AND THE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST THE COMPANY, IN THE LENDERS’ OR THE AGENT’S SOLE AND UNLIMITED DISCRETION. EACH CO-BORROWER AGREES THAT IT IS LIABLE ONLY FOR THE PAYMENT OF LOANS AND SWINGLINE LOANS MADE TO ENABLE IT TO ORIGINATE OR ACQUIRE MORTGAGE LOANS, INTEREST ON SUCH LOANS AND SWINGLINE LOANS, AND FEES, COSTS AND EXPENSES RELATED TO SUCH LOANS AND SWINGLINE LOANS AND SUCH CO-BORROWER’S PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. THE COMPANY AGREES THAT IT IS JOINTLY AND SEVERALLY LIABLE WITH EACH CO-BORROWER FOR SUCH CO-BORROWER’S OBLIGATIONS, AS DESCRIBED IN THE PRECEDING SENTENCE.
          (b) Waivers of Defenses. The Obligations of the Borrowers hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Lenders hereunder to make Loans shall have expired or been terminated. The purpose and intent of this Agreement is that the Obligations constitute the direct and primary obligations of the Company and, to the extent provided in Section 10.20(a), each Co-Borrower, and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable. Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations for which it is liable, whether or not the liability of any other

Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.
     (c) Other Transactions. The Lenders and the Agent are expressly authorized to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by any Borrower or by any other Person on behalf of the Borrowers, or to forward or deliver any or all such collateral and security directly to the Company or the applicable Co-Borrower for collection and remittance or for credit. No invalidity, irregularity or unenforceability of any security for the Obligations or other recourse with respect thereto shall affect, impair or be a defense to the Borrowers’ obligations under this Agreement. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of any Lender or the Agent to realize upon any of the Obligations of any other Borrower to the Lenders or the Agent, or upon any collateral or security for any or all of the Obligations, nor by the taking by any Lender or the Agent of (or the failure to take) any guaranty or guaranties to secure the Obligations, nor by the taking by any Lender or the Agent of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of any Lender or the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of the Borrowers hereunder.
     (d) Actions Not Required. Each Borrower, to the extent permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause any Lender or the Agent to proceed against any security for the Obligations or any other recourse which any Lender or the Agent may have with respect thereto and further waives any and all requirements that any Lender or the Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.
     (e) Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by any Lender or the Agent, such Borrower shall not be entitled to be subrogated to any of the rights of any Lender or the Agent against any other Borrower or any other guarantor or any collateral security or guaranty or right of offset held by any Lender or the Agent for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Lenders and the Agent by the Borrowers on account of the Obligations are irrevocably paid in full; provided, however, that the Company may seek reimbursement from a Borrower for payments made by the Company on behalf of such Borrower if (i) all Obligations owing to the Lenders and the Agent by that Borrower are irrevocably paid in full and (ii) the Lenders have no further obligation to make Loans to enable such Borrower to originate Mortgage Loans. If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower in trust for the Lenders and the Agent, segregated from other funds of that Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. From and after the irrevocable payment in full of all amounts owing to the Lenders and the Agent by the Borrowers on account of the Obligations, each Co-Borrower shall be liable to the Company for any amount paid by the Company to the Agent or the Lenders (and not previously paid to the Company by such Co-Borrower) as principal of and interest on the Loans and Swingline Loans made to enable such Co-Borrowers to originate or acquire Mortgage Loans, fees, costs and expenses relating to such Loans and Swingline Loans, and such Co-Borrower’s performance or non-performance of its Obligations hereunder.
     (f) Application of Payments. Any and all payments upon the Obligations made by any Borrower, and/or the proceeds of any or all collateral or security for any of the Obligations provided by any Borrower, may be applied by the Lenders on such items of the Obligations for which such Borrower is liable as the Lenders may elect.
     (g) Recovery of Payment. If any payment received by the Lenders or the Agent and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower liable on such Obligations shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.
     (h) Borrowers’ Financial Condition. The Company is familiar with the financial condition of each Co-Borrower, each Co-Borrower is familiar with the financial condition of the Company and each Borrower has executed and delivered this Agreement based on that Borrower’s own judgment and not in reliance upon any statement or representation of the Agent or any Lender. The Lenders and the Agent shall have no obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Lenders’ actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.
     (i) Bankruptcy of the Borrowers. Each Borrower expressly agrees that, to the extent permitted by applicable law, the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the Obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such Obligations shall be enforceable against that Borrower.
     (j) Limitation; Insolvency Laws. As used in this Section 10.17(j): (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. 547, 548, 550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against any Borrower, or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance granted by any Borrower securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Borrower, this Agreement or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement and each such Specified Lien shall be valid and enforceable against such Borrower, only to the maximum extent that would not cause this Agreement or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Lenders or the Agent on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Borrower. This Section is intended solely to reserve the rights of the Lenders and the Agent hereunder against each Borrower, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.
     Section 10.21 USA Patriot Act Notice. Each Lender and the Agent (on behalf of itself as Agent and a Lender but not on behalf of the other Lenders) hereby notify the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with the Act.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

DHI MORTGAGE COMPANY, LTD., (FORMERLY KNOWN AS CH MORTGAGE COMPANY I, LTD.)

By: DHI Mortgage Company GP, Inc., (formerly known as CH Mortgage Company GP, Inc.),its General Partner

By:	/s/ Mark C. Winter

Mark C. Winter
Chief Financial Officer and
Vice President
STATE OF TEXAS
COUNTY OF TRAVIS
On this the 6th day of April, 2006, personally appeared Mark C. Winter, as EVP/CFO of DHI Mortgage Company, GP, Inc., a Delaware corporation, as general partner of DHI Mortgage Company, Ltd., a Texas limited partnership (the “Company”), and before me executed this Amended and Restated Credit Agreement, on behalf of the Company.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Melody A. Hansen

Signature of Notary Public, State of Texas

(Print, Type or Stamp Commissioned Name of Notary Public)

Personally known ; OR Produced Identification
Type of ID produced

(NOTARIAL SEAL)

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Edwin D. Jenkins

Edwin D. Jenkins
Senior Vice President

COMERICA BANK

By:	/s/ Heather D. Slapak

Heather D. Slapak
Vice President

NATIONAL CITY BANK OF KENTUCKY

By: /s/ Jerry W. Johnston

Name:	Jerry W. Johnston

Title:	Executive Vice President

BANK OF AMERICA, N.A.

By:	/s/ Elizabeth Kurilecz

Elizabeth Kurilecz Managing Director

BNP PARIBAS

By:	/s/ Shawn March

Shawn March Director

By:	/s/ Angela Arnold

Angela Arnold Director

WASHINGTON MUTUAL BANK, FA

By:	/s/ Brad Johnson

Brad Johnson Vice President

JPMORGAN CHASE BANK

By:	/s/ Cynthia E. Crites

Cynthia E. Crites
Senior Vice President

SCOTIABANC, INC.

By /s/ Dana Maloney

Dana Maloney

Its	Managing Director

SOCIETE GENERALE

By /s/ Eric E.O. Siebert, Jr.

Eric E.O. Siebert, Jr.

Its	Managing Director

SCHEDULE 1
ELIGIBLE MORTGAGE LOAN
     “Eligible Mortgage Loan” means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and the Borrowers by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to Agent and Lenders at and as of the date of such computation):
     (i) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor’s rights in general and by general principles of equity;
     (ii) Such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Borrowers, and all information set forth therein is true and correct;
     (iii) Such Mortgage Loan is free of any default (other than as permitted by subparagraph (iv) below) of any party thereto (including the Borrowers), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;
     (iv) No payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;
     (v) Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;
     (vi) Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;
     (vii) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Borrowers to the Obligor, and, other than as disclosed to Agent in writing, there have been no prepayments;
     (viii) Such Mortgage Loan was originated, purchased by the Borrowers or converted from a variable rate Mortgage Loan to a fixed rate Mortgage Loan, whichever

Schedule 1-1

is latest not more than ninety (90) days prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base and matures within 30 years after such date of origination;
     (ix) At all times such Mortgage Loan will be free and clear of all Liens, except in favor of Agent for the benefit of Lenders and any other Lien which has been disclosed to Agent in writing and is permitted hereunder;
     (x) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with the Borrowers named as a loss payee thereon;
     (xi) The loan to value ratio for such Mortgage Loan does not exceed 100% except for Mortgage Loans qualifying for purchase by Fannie Mae or Freddie Mac, FHA insured loans and VA guaranteed loans and to the extent the loan to value ratio exceeds 80%, such Mortgage Loan is covered by mortgage insurance.
     (xii) On origination of the Mortgage Loan no policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.
     (xiii) No characteristic of the Mortgage Loan or its origination (A) triggers the thresholds of Section 32 of Regulation Z of the Federal Reserve Board (12.C.F.R. 226.32) or is a “high cost”, “predatory”, “covered”, “high risk” or “threshold” loan, as the case may be, under any applicable state, county or municipal law, but only to the extent that such law expressly exposes assignees of Mortgage Loans to possible civil or criminal liability or damages, or exposes any Lender, the Agent or Syndication Agent to regulatory action or enforcement proceedings, penalties or other sanctions, or would materially impair the enforceability, or the marketability to Investors, of the Mortgage Loan, or (B) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any such applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.
     (xiv) The Required Mortgage Documents have been delivered to Agent prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base or, if such items have not been delivered to Agent on or prior to the date such Mortgage Loan is first included in any computation of the Borrowing Base, (1) the Borrower has agreed to pledge and deliver all Required Mortgage Documents pursuant to an Agreement to Pledge delivered to Agent prior to such inclusion, and (2) the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Mortgage Loans for which Agent has not received the Required Mortgage Documents does not exceed the Wet Warehousing Sublimit, provided that, all Required Documents with respect to such Mortgage Loan shall be delivered to Agent within seven (7) Business Days after the date of the borrowing request with respect thereto and all other documents requested by Agent pursuant to Section 4.02 of the Security Agreement shall be delivered to Agent within five Business Days after such request.

Schedule 1-2

     (xv) If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of Agent on terms and subject to conditions set forth in the Security Agreement:
     (1) If such Mortgage Loan was withdrawn by the Borrowers for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to Agent within nineteen (19) calendar days from the date of withdrawal; and the Collateral Value of such Mortgage Loan when added to the Collateral Value of other Mortgage Loans which have been similarly released to the Borrowers and have not been returned does not exceed $5,000,000;
     (2) If such Mortgage Loan was shipped by Agent directly to a permanent investor for purchase or to a custodian for the formation of a pool, the full purchase price therefor has been received by Agent (or such Mortgage Loan has been returned to Agent) within forty-five (45) days of the date of shipment; provided, however, that the time for receipt of payment by Agent or return of such Mortgage Loan is extended to ninety (90) days from the date of shipment by Agent so long as the principal amount of such Mortgage Loans does not exceed 25% of the Aggregate Commitment Amounts; and provided, further, that the time for receipt of payment by Agent or return of such Mortgage Loan is extended to one hundred (120) days from the date of shipment by Agent so long as the principal amount of such Mortgage Loans does not exceed 10% of the Aggregate Commitment Amounts.
     (xvi) If such Mortgage Loan is a Jumbo Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Jumbo Mortgage Loans does not exceed the Jumbo Sublimit.
     (xvii) If such Mortgage Loan is a Super Jumbo Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Super Jumbo Mortgage Loans does not exceed the Super Jumbo Sublimit;
     (xviii) If such Mortgage Loan is a HELOC Mortgage Loan or Second Lien Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other HELOC Mortgage Loans and Second Lien Mortgage Loans does not exceed the HELOC and Second Lien Mortgage Loan Sublimit and if such HELOC Mortgage Loan or Second Lien Mortgage Loan is a Subprime Mortgage Loan, it is accompanied by a first lien Mortgage Loan (as specifically represented and warranted by the Borrower).
     (xix) If such Mortgage Loan is an Aged Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Aged Loans does not exceed the Aged Loan Sublimit;
     (xx) If such Mortgage Loan is an Uncovered Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans

Schedule 1-3

that are Uncovered Mortgage Loans does not exceed the Uncovered Mortgage Loan Sublimit;
     (xxi) If such Mortgage Loan is an Alt A Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Alt A Mortgage Loans does not exceed the Alt A Loan Sublimit.
     (xxii) If such Mortgage Loan is a Subprime Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Subprime Mortgage Loans does not exceed the Subprime Sublimit.
     (xxiii) If such Mortgage Loan is a Non-Owner Occupied Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Non-Owner Occupied Mortgage Loans does not exceed the Non-Owner Occupied Sublimit.
     (xxiv) If such Mortgage Loan is a Negatively Amortizing Mortgage Loan or Pay Option ARM, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Negatively Amortizing Mortgage Loans or Pay Option ARMs does not exceed the Negatively Amortizing Mortgage Loan or Pay Option ARM Sublimit.
     (xxv) If such Mortgage Loan is a Forty/Thirty Year Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Forty/Thirty Year Mortgage Loans does not exceed the Forty/Thirty Year Sublimit.
     (xxvi) Such Mortgage Loan has not been included in the Borrowing Base for more than (A) ninety (90) days, if such Mortgage Loan is a Nonconforming Mortgage Loan, (including Alt A Mortgage Loans, Second Lien Loans, Forty/Thirty Year Mortgage Loans, Subprime Mortgage Loans, Negatively Amortizing Mortgage Loans or Pay Option ARMs) or a HELOC Mortgage Loan (excluding HELOC Mortgage Loans that are Uncovered Mortgage Loans), (B) one hundred twenty (120) days, if such Mortgage Loan is a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan, (C) one hundred twenty (120) days, if such Mortgage Loan is a Conforming Mortgage Loan or Uncovered Mortgage Loan (D) one hundred eighty days if such Mortgage Loan is made in connection with a bond program, or (E) three hundred sixty (360) days, if such Mortgage Loan is an Aged Loan;
     (xxvii) Except as otherwise provided above and unless such Mortgage Loan is an Uncovered Mortgage Loan, such Mortgage Loan is covered by a Hedging Agreement or Take-Out Commitment reasonably acceptable to the Agent and the Syndication Agent which is in full force and effect, and the Borrowers and such Mortgage Loan are in full compliance therewith;
     (xxviii) Such Mortgage Loan is secured by a first or second Mortgage on Property consisting of a completed one-to-four unit single family residence (other than a

Schedule 1-4

mobile home, a manufactured home or a cooperative) which is not used for commercial purposes and which is not a construction loan; and
     (xxix) The face amount of the Mortgage Note underlying such Mortgage Loan does not exceed $1,000,000 ($1,500,000 for Super Jumbo Mortgage Loans).
     Agent may, in its discretion, waive one or more of the foregoing eligibility requirements with respect to any Mortgage Loan, provided that the aggregate Collateral Value of all Mortgage Loans with respect to which such eligibility requirements have been waived shall not at any time exceed $3,000,000.

Schedule 1-5

SCHEDULE 2
DHI Mortgage Investors

Investor Code/Investor Description	Primary Location
ARGE — Argent Mortgage Company LLC	ARGE1 — Argent Mortgage Company
2550 Gulf Road
East Tower 7th Floor
Rolling Meadows IL

AULS — Aurora Loan Services	AULS1 — Aurora Loan Services
2530 S. Parker Road
Suite 600
Aurora CO 80014

CHBK — Charter Bank	CHBK1 — Charter Bank
5200 Eubank Blvd., NE
Albuquerque NM 87111

CHFA — CALIFORNIA HOUSING FINANCE AGENCY	CHFA1 — CALIFORNIA HOUSING FINANCE AGENCY
1121 L STREET
77th FLOOR
SACRAMENTO CA 95814

CHMB — Chase Manhattan Bank USA, N.A.	CHMB1 — Chase Manhattan Bank USA, N.A.
c/o Chase Home Equity
8934 Brecksville Rd. Suite 498
Brecksville OH 44113

CHMM — Chase Manhattan Mortgage Corp.	CHMM1 — Chase Manhattan Mortgage Corp.
10151 Deerwood Park Blvd.
Building 300, 4th Floor
Jacksonville FL 32256

CIIN — CITIMORTGAGE, INC.	CIIN1- CITIMORTGAGE, INC.
27555 Farmington Road
Suite 300

Schedule 2-1

Investor Code/Investor Description	Primary Location
Farmington Hills MI 48334

COHF — Colorado Housing & Finance Authority	COHF1 — Colorado Housing & Finance Authority
Loan Purchase Department
1981 Blake Street
Denver CO 80202

COHL — Countrywide Home Loans, Inc.	COHL1 — Countrywide Home Loans, Inc.
8501 Fallbrook Avenue
West Hills CA 91304

DEUT — Deutsche Bank	DEUT1 — Deutsche Bank
31 W. 52nd St.
6th Floor, Room 28
New York, NY 10019

DHIM — DHI Mortgage Company, LTD.	DHIM1 — DHI Mortgage Company, LTD.
12357 Riata Trace Parkway
Suite C150
Austin TX 78727

EMC — EMC Mortgage Corporation	EMC1 — EMC Mortgage Corporation
222 Las Colinas Blvd
Suite 600
Irving TX 75039

EMPI — Empire Mortgage, Inc.	EMPI1 — Empire Mortgage, Inc.
11350 McCormick Road
Executive Plaza III, Suite 502
Hunt Valley MD 21031

ENCC — Encore Credit Corporation	ENCC1 — Freemont Investment and Loan

FHMC — Federal Home Loan Mortgage Corp	FHMC1 — Federal Home Loan Mortgage
8100 Jones Branch Drive
Mailstop B4D
McLean VA 10022

FIBA — First Bank of Arizona	FIBA1 — First Bank of Arizona
17600 N Perimeter Drive
Attn: Correspondent Lending
Scottsdale AZ 85255

FIHH — First Horizon Home Loan Corporation	FIHH1 — First Horizon Home Loan Corporation
4000 Horizon Way

Schedule 2-2

Investor Code/Investor Description	Primary Location
Mail Code 4700
Irving TX 75063

GHFA — Georgia Housing & Finance Authority	GHFA1 — Georgia Housing & Finance Authority
60 Executive Parkway South
Suite 250
Atlanta GA 30329

GOLD — Goldman, Sachs & Co.	GOLD1 — Goldman, Sachs & Co.

GRMF — Greenpoint Mortgage Funding, Inc.	GRMF1 — Greenpoint Mortgage Funding, Inc.
1100 Larkspur Landing Circle Suite 101
Attn: Correspondent Lending Department
Larkspur CA 94939

IMPA — IMPAC Funding Corp.	IMPA1 — IMPAC Funding Corp.
1401 Dove St
Suite 100
Newport Beach CA 922660

INDY — IndyMac Bank	INDY1 — IndyMac Bank
7667 Folsom Blvd.
Suite 101
Sacramento CA 95826

LEBB — LEHMAN BROTHERS BANK, FSB	LEBB1 — LEHMAN BROTHERS BANK, FSB
2530 SOUTH PARKER ROAD
SUITE 601
AURORA CO 80014

MAFS — MATRIX FINANCIAL SERVICES CORP.	MAFS1 — Matrix Financial Services Corp
700 Corporate Park Drive
St. Louis MO 63105

MSDW — Morgan Stanley Dean Witter	MSDW1 — Morgan Stanley Dean Witter
1585 Broadway
New York NY 10036

NACM — National City Mortgage Co.	NACM1 — National City Mortgage Co.
LOC#06-671
116 Allegheny Center
Pittsburgh PA 15212

Schedule 2-3

Investor Code/Investor Description	Primary Location
NCHA — North Caroline Housing Finance	NCHA1 — North Carolina Housing Finance
3508 Bush Street
Raleigh NC 27609

NCMG — New Century Mortgage Corporation	NCMG1 — New Century Mortgage Corporation
Attn: Lisa Spaid
1000 Plaza Drive, Suite 40
Schaumburg IL 60173

NOMI — Novastar Mortgage, Inc.	NOMI1 — Novastar Mortgage, Inc.
23046 Avenida De La Carlotta
3rd Floor
Laguna Hills CA 92653

OPFS — Opteum Financial Services, LLC	OPFS1 — Opteum Financial Services, LLC
27442 Portola Parkway
Suite 250
Foothill Ranch CA 92610

OPOM — Option One Mortgage Corporation	OPOM1 — Option One Mortgage Corporation
3333 East CamelBack Road
Suite 260
Phoenix AZ 85018

PIFC — Pinnacle Financial Corporation & Mortgage	PIFC1 — Pinnacle Financial Corporation & Mortgage Florida, LC
1500 Lee Road, Suite 200
Orlando FL 32810

PRRM — Principal Residential Mortgage,	PRRM1 — Principal Residential Mortgage,
699 Walnut Street
Des Moines IA 50309

RBMG — Resource Bancshares Mortgage Group	RBMG1 — Resource Bancshares Mortgage Group, Inc.
7909 Parklane Road
Columbia SC 29223

SOCS — South Carolina State Housing Finance	SOCS1 — South Carolina State Housing Finance
Loan Purchasing
711 Bluff Road
Columbia SC 29201

Schedule 2-4

Investor Code/Investor Description	Primary Location
SOFU — Southstar Funding	SOFU1 — Southstar Funding
400 Northridge Road
Suite 1000
Atlanta GA 30350

UPMI — Union Planters Mortgage, Inc.	UPMI1 — Union Planters Mortgage, Inc.
215 Forrest Street
Hattiesburg MS 39401

USBK — USBK	USBK1 — USBK
4801 Frederica St.
Owensboro KY 42301

WAMC — Wachova Mortgage Corporation	WAMC1 — Wachovia Mortgage Corporation
Corr Lending
One Jefferson Square
Waterbury CT 06706

WAMU — Washington Mutual	WAMU1 — Washington Mutual
3333 N. Mayfair
Milwaukee WI 53222

WEFB — Wells Fargo Bank West, N.A.	WEFB1 — Wells Fargo Bank West, N.A.
4455 Arrow West Drive
Colorado Springs CO 80907`

WEFH — Wells Fargo Bank, N.A.	WEFH1 — Wells Fargo Bank, N.A.
3200 Robbins Road
Springfield IL 62704

WFHE — Wells Fargo Bank, N.A.	WFHE1 — Wells Fargo Bank, N.A.
16454 N. 28th Ave.
MAC S3826-012
Phoenix AZ 85023

Schedule 2-5

SCHEDULE 3
SUBSIDIARIES
     D.R. Horton, Inc. — Los Angeles, a Delaware corporation (100% interest held by the Company)
     CH Funding, LLC, a Delaware limited liability company (100% interest held by the Company)

Schedule 3-1

SCHEDULE 4
PERMITTED LIENS
NONE

Schedule 4-1

SCHEDULE 5
COMMITMENT AMOUNTS AND PERCENTAGE SHARES
From Closing Date to May 1, 2006

Lender	Commitment	Percentage
U.S. Bank National Association

JPMorgan Chase Bank

National City Bank of Kentucky

Bank of America

BNP Paribas

Comerica Bank

Scotiabanc

Societe Generale

Washington Mutual

Total	$670,000,000	100%

Schedule 5-1

Schedule 5 Continued
On and After May 1, 2006

Lender	Commitment	Percentage
U.S. Bank National Association

JPMorgan Chase Bank

National City Bank of Kentucky

Bank of America

BNP Paribas

Comerica Bank

Scotiabanc

Societe Generale

Washington Mutual

Total	$540,000,000	100%

Schedule 5-2

EXHIBIT A TO
CREDIT AGREEMENT
FORM OF NOTE
PROMISSORY NOTE

$	Minneapolis, Minnesota
                                        , 2006
     FOR VALUE RECEIVED, DHI MORTGAGE COMPANY, LTD., (formerly known as CH MORTGAGE COMPANY I, LTD.), a Texas limited partnership (the “the Company”), hereby promises to pay to the order of                                          (the “Lender”) at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds, the principal sum of                      MILLION AND NO/100 DOLLARS ($                    ) or the aggregate unpaid principal amount of all Loans [and Swingline Loans]* made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.
     Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.
     This note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of                     , 2006, between the Company, the Lender, the other lenders party thereto, U.S. Bank National Association, as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent (as the same may be amended, modified or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement. The Notes are issued in substitution and replacement, but not in payment, of notes issued under the Prior Credit Agreement (as defined in the Credit Agreement).
     The Company hereby waives diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.
     The Company reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.
Exhibit A-1

     This note is entitled to the benefit of the Security Agreement and the other Loan Documents.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.
     [Notwithstanding the foregoing paragraphs and all other provisions of this note and the Credit Agreement, none of the terms and provisions of this note or the Credit Agreement shall ever be construed to create a contract to pay to the Lender, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Lender to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereon in excess of such maximum amount (whether as a result of the payment of this note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid the Lender will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder. All interest paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the Company’s credit relationship with the Lender until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum rate of interest permitted by applicable law.]**

DHI MORTGAGE COMPANY, LTD.,
(FORMERLY KNOWN AS CH MORTGAGE COMPANY I, LTD.)

By: DHI Mortgage Company GP, Inc.,
(formerly known as CH Mortgage Company GP, Inc.), its General Partner

By

Its

* Include in Note payable to U.S. Bank.
** Include in Notes payable to Lenders headquartered in the State of Texas.
Exhibit A-2

EXHIBIT B TO
CREDIT AGREEMENT
FORM OF CONFIRMATION OF
BORROWING/PAYDOWN/CONVERSION
[On the Company’s Letterhead]
[Date]
U.S. Bank National Association,
as Agent
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Services Division BC-MN-HO3B
     Re: Confirmation of Borrowing/Paydown/Conversion
Ladies and Gentlemen:
     Reference is made to the Second Amended and Restated Credit Agreement dated as of                     , 2006 (as said Agreement may be amended, supplemented or restated from time to time, the “Credit Agreement”), between DHI Mortgage Company, Ltd. (the “Company”), the Lenders party thereto, U.S. Bank National Association (“U.S. Bank”) as Agent for the Lenders (in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent. Each capitalized term used herein shall have the meaning ascribed to such term in the Credit Agreement.
     The Company and the undersigned hereby confirm and certify to the Agent as follows:
     1. The undersigned is authorized to submit this Confirmation of Borrowing/ Paydown/Conversion on behalf of the Company.
     2. On                                         ,                     , the Company (a) requested the Lenders to make Loans in the aggregate principal amount of $                                        , (b) requested U.S. Bank to make a Swingline Loan in the aggregate principal amount of $                                        , (c) made principal payments on outstanding Loans in the aggregate amount of $                                         or(d) converted outstanding Advances to outstanding Advances of another type, * as follows:

Prime Rate	LIBOR Rate	Balance Funded Rate

*	For purposes of this Certificate, Advances being converted shall be described as principal payments, and the new Advances into which such Advances are being converted shall be described as new Advances.
Exhibit B-1

Advance	$		$		$
Payment	$		$		$
Net Amount Outstanding	$		$		$
Interest Rate		—%		—%		0.750%
     3. In connection with any requested Loans or Swingline Loans, please disburse $                                         as follows [include wire instructions]:
     4. In connection with any requested Loans or Swingline Loans: (a) no Event of Default or Default has occurred or will exist upon the making of any such Loans or Swingline Loans; (b) the representations and warranties contained in Article IV of the Credit Agreement and in Section 5 of the Security Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date hereof; and (c) after giving effect to the Loans or Swingline Loans requested herein, the sum of the outstanding principal balance under the Notes shall not exceed the Borrowing Base or the Aggregate Commitment Amounts.
     5. In connection with any requested Loans or Swingline Loans, without affecting the generality of the provisions of 4 above, the undersigned specifically represents and warrants that any Loans or Swingline Loans used to fund HELOC Mortgage Loans and Second Lien Mortgage Loans or Negatively Amortizing Mortgage Loans or Pay Option ARMs will not exceed the applicable Sublimits.

Very truly yours,

DHI MORTGAGE COMPANY, LTD.

By

Its

Exhibit B-2

EXHIBIT C TO
CREDIT AGREEMENT
FORM OF
BORROWING BASE CERTIFICATE
[On the Company’s Letterhead]
U.S. Bank National Association, as Agent
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Services Division BC-MN-HO3B
Ladies and Gentlemen:
     We submit this certificate to you in accordance with the terms of the Second Amended and Restated Credit Agreement dated as of                     , 2006 (as amended and as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”) between DHI Mortgage Company, Ltd., the lenders party thereto (the “Lenders”), U.S. Bank National Association, as Agent for the Lenders (in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent. Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement or the Security Agreement.
     The undersigned hereby certifies the following as of the close of business on                                         ,                      the Borrowing Base was calculated as follows:
Collateral Value

(a)	Pledged Mortgage Loan		$

	Conforming Mortgage Loans	$

	Conforming Non-Agency Loans	$

	Jumbo Mortgage Loans	$

	Super Jumbo Mortgage Loans	$

	Alt A Mortgage Loans	$

	Subprime Mortgage Loans	$

	HELOC Mortgage Loans	$

	Second Lien Loans	$

	Non-Owner Occupied Mortgage Loans	$
Exhibit C-1

Aged Loans	$

Uncovered Mortgage Loans	$

Negatively Amortizing or Pay Option	$

ARM Mortgage Loans

Forty/Thirty Year Mortgage Loans	$
Less:

(b)	Pledged Mortgage Loans with No
Collateral Value (i.e., not
	Eligible Mortgage Loans)	$
Conforming Mortgage Loans
– 121 days or more since
date of pledge; $ ___________
Jumbo Mortgage Loans – 121 days
or more since date of pledge; $ ________
Uncovered Mortgage Loans
– 121 days or more since
date of pledge; $ ___________
HELOC Mortgage Loans-91 days or more
since date of pledge; $ ________
Second Lien Mortgage Loans-91 days or more
since date of pledge; $ ________
Alt A Mortgage Loans-91 days or more
since date of pledge $ ________
Super Jumbo Mortgage Loans-121 days or more
since date of pledge; $ ________
Forty/Thirty Year Mortgage Loans-91 days or more
since date of pledge; $ ________
Subprime Mortgage Loans-91 days or more
since date of pledge; $ ________
Negatively Amortizing or
Pay Option ARM Mortgage Loans-91 days or more
since date of pledge; $ ________
Pledged more than 91 to 120 days $
Exhibit C-2

(120/360 days for Aged Loans)	$ (less than121
days)	$ from 121 to
360days)

Collateral Document not returned (19 days)	$

In default (one full reporting period)	$
Requested documents not delivered
(5 Business Days) $___
Promissory Note and/or Collateral Documents
not delivered (wet funding loans;
7 Business Days) $ _____

Wet funding loans in excess of sublimit	$

Wet funding loans not closed	$
Jumbo Mortgage Loans in excess
of applicable sublimit $ _____
HELOC Mortgage Loans and Second Lien Loans in excess of
applicable sublimit $ _____
Alt A Mortgage Loans in excess of
applicable sublimit $ _____________
Super Jumbo Mortgage Loans in excess of
applicable sublimit $ _____________
Forty/Thirty Year Mortgage Loans in excess of
applicable sublimit $ _____________
Subprime Mortgage Loans in excess of
applicable sublimit $ _____________
Negatively Amortizing or Pay Option ARM
Mortgage Loans in excess of
applicable sublimit $ ____________
Aged Loans in excess
of Aged Loan Sublimit $ __________
Uncovered Mortgage Loans in excess
of applicable sublimit $ ____________

Not marketable	$
Exhibit C-3

Agent does not have perfected, first priority
security interest $

Other ineligible $

(c)	Eligible Mortgage Loans ((a) — (b))	$

(d)	2% of (c) (after deduction of Super Jumbo, Uncovered, and Aged Loans)	$

(e)	5% of loans included in Aged Loan Sublimit and included in Borrowing Base 121 or more days	$

(f)	3% of Loans included in Super Jumbo and Uncovered Mortgage Loan Sublimits	$

(g)	further deduction for loans shipped to investors for which purchase price not received within 45 days (para. (b) of Collateral Value)	$

(h)	further deduction for loans shipped to investors for which purchase price not received within 90 days (para. (b) of Collateral Value)	$

(i)	100% of loans shipped to investors for which purchase price not received within 120 days	$

(j)	Total deductions from Eligible Loans (sum of (d) through (i))	$

(j)	Total Collateral Value (Borrowing Base) ((c) minus (j))	$
     Attached hereto is a schedule of the “Pledged Mortgage Loans” (as defined in the Security Agreement) that have no Collateral Value at the date hereof.
Dated:                     , 20___

DHI MORTGAGE COMPANY, LTD.

By

Its

Exhibit C-4

EXHIBIT D TO
Credit Agreement
FORM OF
COMPLIANCE CERTIFICATE
[On the Company’s Letterhead]
U.S. Bank National Association, as Agent
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Services
Division BC-MN-HO3B
Ladies and Gentlemen:
          We submit this certificate to you in accordance with the terms of the Second Amended and Restated Credit Agreement dated as of ___, 2006 (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”) between DHI Mortgage Company, Ltd., the lenders party thereto (the “Lenders”), U.S. Bank National Association, as Agent for the Lenders (in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent. Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement.
          The undersigned hereby certifies the following as of the close of business on                     , ___         , the Company’s compliance and/or noncompliance with Sections 6.13, 6.14 and 6.15 of the Credit Agreement was as follows:

Financial Covenants		Required Compliance	Actual (or in
1)	Tangible Net Worth (6.13)	$100,000,000	$

2)	Tangible Net Worth Ratio (6.14) not more than12.0 to 1.0		to 1.0

3)	Net Income (6.15)	not less than $1.00	$
The undersigned further certifies as follows:

Exhibit D-1

(a)	The undersigned is the duly elected President, Chief Financial Officer or Controller of the General Partner of the Company.

(b)	The undersigned has reviewed the terms of the Credit Agreement and has made, or has caused to be made under the supervision of the undersigned, a detailed review of the transactions and conditions of the Company during the accounting period covered by this Certificate; and

(c)	These examinations did not disclose, and the undersigned has no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event that constitutes an Event of Default or a Default during or at the end of the accounting period covered by this Certificate, except as described in a separate attachment to this Certificate, the exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Company has taken, is taking, or proposes to take with respect to each such condition or event.
Dated:                     ,_

DHI MORTGAGE COMPANY, LTD.

By

Its

Exhibit D-2

EXHIBIT E TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF
JOINDER AGREEMENT
     This Joinder Agreement dated as of ___ is made by ___ (the “New Co-Borrower”), a ___ corporation, in favor of the Agent and the Lenders party to that certain Second Amended and Restated Credit Agreement dated as of ___, 2006, as amended (the “Credit Agreement”), by and between DHI MORTGAGE COMPANY, LTD., a Texas limited partnership (the “Company”), the “Co-Borrowers” (as defined therein), if any, party thereto, the lenders which are parties thereto (individually, a “Lender” and, collectively, the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Lenders, as agent for the Lenders (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A. as Syndication Agent and a Lender, and that certain Second Amended and Restated Pledge and Security Agreement dated as of ___, 2006, as amended (the “Pledge and Security Agreement”), by and between the Company and the Co-Borrowers, if any, and the Agent. Capitalized terms used in this Joinder Agreement, but not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement and the Pledge and Security Agreement, as applicable.
     WHEREAS, pursuant to the Credit Agreement, the Company desires that New Co-Borrower become a “Co-Borrower” under the Credit Agreement and the Pledge and Security Agreement, to borrow up to $ ___ at any time outstanding to finance Mortgage Loans to be originated or acquired by New Co-Borrower, and to execute and deliver to the Agent such Loan Documents as the Agent may require, including without limitation such financing statements and other instruments, agreements and documents as may be necessary to create in favor of the Agent a valid and perfected first priority security interest in the Collateral described in the Pledge and Security Agreement; and
     WHEREAS, as a Co-Borrower, the New Co-Borrower will have all the rights and obligations of a Co-Borrower under the Credit Agreement and under the Pledge and Security Agreement.
     NOW THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations and agreements set forth in the Credit Agreement and the Pledge and Security Agreement, and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby consents and agrees as follows:
     1. Assumptions. The New Co-Borrower hereby assumes and agrees to perform all of the terms, restrictions, obligations and conditions of a Co-Borrower under the Credit Agreement and the Pledge and Security Agreement. By execution of this Joinder Agreement, the New Co-Borrower is hereby designated a “Co-Borrower” for purposes of, and agrees to be bound by, each and all terms of the Credit Agreement, the Pledge and Security Agreement, the Notes and the other Loan Documents.

Exhibit E-1

     2. Security. As collateral security for the due and punctual payment of the Obligations, the New Co-Borrower does hereby pledge, hypothecate, assign, transfer and convey to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a security interest in and to the following described property (the “Collateral”):
     (a) all right, title and interest of the New Co-Borrower in and to the Pledged Mortgage Loans and Related Mortgage-backed Securities and all promissory notes, participation agreements, participation certificates, or other instruments or agreements which evidence the Pledged Mortgage Loans and Related Mortgage-backed Securities;
     (b) all right, title and interest of the New Co-Borrower in and to all Mortgage Notes, Mortgages and other notes, real estate mortgages, deeds of trust, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by the New Co-Borrower which evidence or secure (or constitute collateral for any note, instrument or agreement securing) any of the Pledged Mortgage Loans;
     (c) all right, title and interest of the New Co-Borrower under all agreements between the New Co-Borrower and Persons other than the New Co-Borrower pursuant to which the New Co-Borrower undertakes to service Mortgage Loans which are related to Mortgage Notes described in paragraph (b) above, including without limitation the rights of the New Co-Borrower to income and reimbursement thereunder.
     (d) all right, title and interest of the New Co-Borrower in and to all financing statements perfecting the security interest of any of the Pledged Mortgage Loans or property securing any Pledged Mortgage Loan;
     (e) all right, title and interest of the New Co-Borrower in and to all guaranties and other instruments by which the persons or entities executing the same guarantee, among other things, the payment or performance of the Pledged Mortgage Loans;
     (f) all right, title and interest of the New Co-Borrower in and to all title insurance policies, title insurance binders, commitments or reports insuring or relating to any Pledged Mortgage Loan or property securing any Pledged Mortgage Loan;
     (g) all right, title and interest of the New Co-Borrower in and to all surveys, bonds, hazard and liability insurance policies, participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Borrower in connection with, or arising out of, the Pledged Mortgage Loans;
     (h) all right, title and interest of the New Co-Borrower in and to all Take-Out Commitments and other agreements to purchase any Pledged Mortgage Loans or Related Mortgage-backed Securities;
     (i) all right, title and interest of the New Co-Borrower in and to all collections on, and proceeds of or from, any and all of the foregoing (hereinafter collectively called “Collections”);

Exhibit E-2

     (j) all right, title and interest of the Borrower in and to any other asset of the New Co-Borrower which has been or hereafter at any time is delivered to the Agent hereunder;
     (k) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of the New Co-Borrower relating to the Pledged Mortgage Loans and Related Mortgage-backed Securities (including all information, data, programs, tapes, discs and cards necessary to administer and service the Pledged Mortgage Loans and Related Mortgage-backed Securities);
     (l) all private mortgage insurance, FHA insurance and VA guaranties relating to any Pledged Mortgage Loans and the proceeds of any such insurance and guaranties; and
     (m) any and all balances, credits, deposits, accounts or moneys of, or in the name of, the New Co-Borrower representing or evidencing the foregoing or any proceeds thereof, and any and all proceeds of any of the foregoing.
     3. Representations and Warranties. The New Co-Borrower represents to the Agent and the Lenders that as of the date hereof all of the representations and warranties set forth in the Credit Agreement applicable to the Co-Borrowers are true with respect to the New Co-Borrower.
     4. Authorization. The New Co-Borrower hereby authorizes the Company, on its behalf, to execute and deliver subsequent Joinder Agreements, Notes and amendments to the Loan Documents on its behalf, as and to the extent provided in the Credit Agreement.
     5. Company Fee. As consideration for the Company’s execution and delivery of this Joinder Agreement and the credit to be extended to the New Co-Borrower pursuant to the Credit Agreement, the New Co-Borrower hereby agrees to pay to the Company, on or before the date the same becomes due to the Agent under the Credit Agreement, all principal and interest due on Loans and Swingline Loans made to enable the New Co-Borrower to originate or acquire Mortgage Loans, all fees, costs and expenses relating to such Loans and Swingline Loans and the New Co-Borrower’s performance or non-performance of its Obligations under the Credit Agreement, and a fee (the “Credit Fee”) in an amount equal to ___% per annum on the average outstanding principal amount of such Loans and Swingline Loans during each month. The Credit Fee is payable with interest on such Loans and Swingline Loans for each month.

Exhibit E-3

     6. Notices. The New Co-Borrower hereby acknowledges and confirms that neither the Agent nor any Lender shall be obligated to provide the New Co-Borrrower with any notices under the Loan Documents. Any notice or request required or permitted to be given to the New Co-Borrower under or in connection with the Credit Agreement, the Notes or the other Loan Documents shall be provided as set forth in Section 10.01 of the Credit Agreement to the following address:

Attention:
Telephone: (___) ___- _______________________
Telecopier: (___) ___- _______________________
or at such other addresses or to such individual’s or department’s attention as the New Co-Borrower may have furnished to the Agent and the Company in writing.
     7. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.
     8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NEW CO-BORROWER:	[		]
By:

Its:

Exhibit E-4

COMPANY:	DHI MORTGAGE COMPANY, LTD.
	By:	DHI Mortgage Company GP, Inc.,
Its: General Partner

By:

Its:

AGENT:	U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:

Its:

Exhibit E-5

EXHIBIT F
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
     This SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (“Agreement”), dated as of April 7, 2006, by and between DHI MORTGAGE COMPANY, LTD., a Texas limited partnership (formerly known as CH Mortgage Company I, Ltd) (the “Company” and also a “Borrower”), and U. S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the “Lenders” (as defined below) (together with any successor agent under the Credit Agreement referred to below, the “Agent”).
RECITALS:
     A. The Company, the lenders party thereto (together with any lender that subsequently becomes a party to the Credit Agreement, the “Lenders”), and the Agent have entered into a Second Amended and Restated Credit Agreement dated as of April 7, 2006 (as the same may be amended or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide certain credit facilities to the Borrower.
     B. It is a condition precedent to the effectiveness of the Credit Agreement and the Lenders’ obligations to extend the various credit accommodations thereunder that this Agreement be executed and delivered by the Borrower, which condition precedent the Lenders have not waived and will not waive.
     C. The Borrower finds it advantageous, desirable and in the Borrower’s best interest to comply with the requirement that it execute and deliver this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and in order to induce the Lenders to become parties to, and to extend credit under, the Credit Agreement, the parties hereto agree as follows:
     Section 1. DEFINITIONS. Each capitalized term used herein which is not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, including Exhibits C and E thereto. In addition, the following terms shall have the following respective meanings:
     “Agreement to Pledge”: an agreement to pledge substantially in the form of Attachment 1(A) hereto.
     “Agreement to Pledge Letter”: an agreement to pledge letter substantially in the form of Attachment 1(B) hereto.
     “Bailee Letter”: a letter substantially in the form of Attachment 2 hereto.

Exhibit F-1

     “Borrower”: the Company and each Person that becomes a Co-Borrower under the Credit Agreement. When used herein the term Borrower shall mean the Borrowers, each Borrower or the applicable Borrower, as the context may require.
     “Closing Agent”: with respect to any Mortgage Loan, the title company or other Person performing the functions of a title company in connection with the closing of such Mortgage Loan.
     “Collateral”: as defined in Section 2 hereof.
     “Collections”: as defined in Section 2(h) hereof.
     “Electronic Tracking Agreement”: means that certain Electronic Tracking Agreement dated as of July 24, 2003, among the Company, the Agent, MERS, and MERSCORP and as the same may be amended or modified from time to time.
     “Fannie Mae Security”: a Mortgage-backed Security guaranteed or issued by Fannie Mae.
     “FIRREA Qualifying Appraisal”: with respect to any Pledged Mortgage Loan, an appraisal of the real estate securing such Pledged Mortgage Loan which meets the requirements of the applicable appraisal regulations under Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, including, without limitation, the appraisal regulations applicable to mortgage warehousing loans (but if said regulations do not require an appraisal with respect to a Pledged Mortgage Loan, then no appraisal shall be required with respect thereto hereunder).
     “Freddie Mac Security”: a Mortgage-backed Security guaranteed or issued by Freddie Mac.
     “Ginnie Mae Security”: a Mortgage-backed Security guaranteed by Ginnie Mae.
     “Good Funds Wire Clearing Account”: as defined in the Credit Agreement.
     “Hedging Agreements”: as defined in the Credit Agreement.
     “Loan Detail Listing”: a loan detail listing substantially in the form of Attachment 3(b) hereto or the fields of information set forth in Attachment 3(a) hereto as electronically transmitted to the Agent and reproduced by the Agent from such transmission.
     “MERS”: Mortgage Electronic Registration Systems, Inc.
     “MERS Agreements”: The Electronic Tracking Agreement and any other agreement, document or instrument setting forth the terms of or otherwise affecting the MERS System and the Company’s membership in MERSCORP.
     “MERSCORP”: MERSCORP, Inc.

Exhibit F-2

     “MERS System”: shall mean MERSCORP’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual in the form attached to the Electronic Tracking Agreement, as amended from time to time.
     “Obligor”: a person or other entity who now or hereafter is or becomes liable to the Borrower with respect to any of the Collateral.
     “Pledged Mortgage Loans”: Mortgage Loans deemed to have been delivered to the Agent as provided in Section 4.01 hereof and Mortgage Loans delivered to the Agent as provided in Section 4.02 hereof.
     “Related Mortgage-backed Security”: a Mortgage-backed Security that represents an interest in, or is secured by, any Mortgage Loans that were Pledged Mortgage Loans at the time of formation of the related pool, whether certificated or uncertificated.
     “Transmittal Letter”: a transmittal letter substantially in the form of Attachment 4 hereto.
     “Trust Receipt”: a trust receipt substantially in the form of Attachment 5 hereto.
     Section 2. PLEDGE. As collateral security for the due and punctual payment of the Obligations, the Borrower does hereby pledge, hypothecate, assign, transfer and convey to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a security interest in and to the following described property (the “Collateral”):
     (a) all right, title and interest of the Borrower in and to the Pledged Mortgage Loans and Related Mortgage-backed Securities and all promissory notes, participation agreements, participation certificates, or other instruments or agreements which evidence the Pledged Mortgage Loans and Related Mortgage-backed Securities;
     (b) all right, title and interest of the Borrower in and to all Mortgage Notes, Mortgages and other notes, real estate mortgages, deeds of trust, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by the Borrower which evidence or secure (or constitute collateral for any note, instrument or agreement securing) any of the Pledged Mortgage Loans;
     (c) all right, title and interest of the Borrower under all agreements between the Borrower and Persons other than the Borrower pursuant to which the Borrower undertakes to service Mortgage Loans which are related to Mortgage Notes described in paragraph (b) above, including without limitation the rights of the Borrower to income and reimbursement thereunder.
     (d) all right, title and interest of the Borrower in and to all financing statements perfecting the security interest of any of the Pledged Mortgage Loans or property securing any Pledged Mortgage Loan;

Exhibit F-3

     (e) all right, title and interest of the Borrower in and to all guaranties and other instruments by which the persons or entities executing the same guarantee, among other things, the payment or performance of the Pledged Mortgage Loans;
     (f) all right, title and interest of the Borrower in and to all title insurance policies, title insurance binders, commitments or reports insuring or relating to any Pledged Mortgage Loan or property securing any Pledged Mortgage Loan;
     (g) all right, title and interest of the Borrower in and to all surveys, bonds, hazard and liability insurance policies, participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Borrower in connection with, or arising out of, the Pledged Mortgage Loans;
     (h) all right, title and interest of the Borrower in and to all Take-Out Commitments and other agreements to purchase any Pledged Mortgage Loans or Related Mortgage-backed Securities (including, without limitation any Hedging Agreements);
     (i) all right, title and interest of the Borrower in and to all collections on, and proceeds of or from, any and all of the foregoing (hereinafter collectively called “Collections”);
     (j) all right, title and interest of each Borrower in and to any other asset of the Borrower which has been or hereafter at any time is delivered to the Agent hereunder;
     (k) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of each Borrower relating to the Pledged Mortgage Loans and Related Mortgage-backed Securities (including all information, data, programs, tapes, discs and cards necessary to administer and service the Pledged Mortgage Loans and Related Mortgage-backed Securities);
     (l) all balances, credits and deposits of each Borrower contained in the Funding and Settlement Account;
     (m) all private mortgage insurance, FHA insurance and VA guaranties relating to any Pledged Mortgage Loans and the proceeds of any such insurance and guaranties; and
     (n) any and all balances, credits, deposits, accounts or moneys of, or in the name of, each Borrower representing or evidencing the foregoing or any proceeds thereof, and any and all proceeds of any of the foregoing.
     Section 3. REPORTS CONCERNING EXISTING COLLATERAL AND HEREAFTER ACQUIRED COLLATERAL; ELECTRONIC REPORTING. From time to time hereafter as reasonably requested by the Agent, the Company will promptly give a written report to the Agent describing and listing each document, instrument or other paper which evidences, secures, guarantees, insures or pertains to any item of the Collateral whether now or hereafter owned, acquired or held by the Borrowers. Such written report shall contain sufficient

Exhibit F-4

information to enable the Agent to identify each such document, instrument or other paper. The Company (a) upon the request of the Agent, shall promptly provide additional information concerning, or a more complete description of, each such document, instrument or other paper and (b) at the request of the Agent, shall promptly deliver the same to the Agent. The Co-Borrowers shall, at the request of the Company, cooperate with the Company in complying with the requirements of this Section 3. The Company may execute and deliver to the Agent the U.S. Bank Mortgage Banking Services Division WEB Authorization Form including the Terms of the U.S. Bank Mortgage Banking Services Division Internet Based Services as incorporated therein (the “WEB Authorization Form”) and thus use U.S. Bank Mortgage Banking Services Division internet based services for reporting and transmitting information and documents to the Agent in conformance with the terms of the WEB Authorization Form. Notwithstanding the provisions of this Agreement that require a specific form for submission of reports or transmission of information or documents to the Agent, the Company may submit such reports and transmit such information or documents electronically as allowed under the WEB Authorization Form and such reports so submitted and information and documents so transmitted shall satisfy the applicable requirements of this Agreement.
     Section 4. DELIVERY OF COLLATERAL DOCUMENTS.
     4.01 Delivery of Mortgage Loans. A Mortgage Loan shall be deemed to have been delivered and pledged to the Agent, for the benefit of the Lenders, under this Pledge and Security Agreement when:
     (a) the Agent has received, with respect to such Mortgage Loan, (i) an Agreement to Pledge, duly completed and executed by the Borrower, and (ii) a Loan Detail Listing, duly completed; and
     (b) either
     (i) a wire transfer of funds from the Good Funds Wire Clearing Account has been initiated for the purpose of funding the origination or purchase of such Mortgage Loan or funds have been deposited by the Agent into the Operating Account upon confirmation of delivery of wire to title company, closing agent or loan seller;
     (ii) a wire transfer of funds to a title company or closing agent from the Operating Account has been initiated for the purpose of funding the origination of such Mortgage Loan; or
     (iii) a check or draft drawn upon the Agent for the purpose of funding the origination or purchase of such Mortgage Loan has been accepted by the Agent, or the Agent has otherwise assured payment thereof.
The documents referred to in clause (a) of the preceding sentence shall be transmitted to the Agent by telecopier or electronic data transmission not later than (A) 1:00 P.M. (Minneapolis time) on the applicable Borrowing Date if such Mortgage Loan is to be financed from proceeds of Loans and (B) 3:00 P.M. (Minneapolis time) on the applicable

Exhibit F-5

Borrowing Date if such Mortgage Loan is to be financed from proceeds of a Swingline Loan.
     (c) Notwithstanding the prior provisions of this Section, a Mortgage Loan shall also be deemed to have been delivered and pledged to the Agent, for the benefit of the Lenders, under this Agreement when a wire has been initiated from the Operating Account to a title company or closing agent and, within two Business Days of the initiation of such wire, the Agent receives an Agreement to Pledge Letter, the Loan Detail Listing and a copy of the wire so initiated.
     4.02 Delivery of Pledged Mortgage Loan Documentation. The Borrower shall deliver to the Agent, for the benefit of the Lenders, with respect to each Pledged Mortgage Loan, the following described instruments and documents within seven Business Days after the Borrowing Date on which the applicable Loans or Swingline Loans were made for the purpose of funding such Mortgage Loan:
     (a) the original Mortgage Note evidencing such Pledged Mortgage Loan, duly endorsed in blank as follows:

“Pay to the order of,

,
without recourse

DHI MORTGAGE COMPANY, LTD.
(or as listed on Attachment 6)

By:	DHI MORTGAGE COMPANY GP, INC.
Its General Partner

By

Name

Title

     (b) a copy of the Mortgage securing such Pledged Mortgage Loan, certified by the Closing Agent or the Borrower to be a true and exact copy of the original Mortgage as submitted for recording;
     (c) a duly executed appropriate assignment of said Pledged Mortgage Loan (other than any Pledged Mortgage Loan (i) which is registered on the MERS System under the Electronic Tracking Agreement and (ii) for which the Borrower has not withdrawn or re-registered such Pledged Mortgage Loan on the MERS System as set forth in the Electronic Tracking Agreement) in blank and in recordable form.
     (d) if there are any intermediate assignments of said Mortgage, two copies of each such assignment, certified by the Closing Agent or the Borrower to be a true and exact copy of the original thereof as submitted for recording;

Exhibit F-6

     (e) if any of the foregoing documents was executed on behalf of a party thereto by another Person under a power of attorney, a copy of the original executed copy of such power of attorney, certified by the Closing Agent to be a true and exact copy of the original thereof; and
     (f) a Transmittal Letter listing all documents being delivered to the Agent.
     The Agent’s responsibility for reviewing the documents delivered to it pursuant to this Section 4.02 is limited to the following steps:
     (i) determining that all submitted documents, including the Transmittal Letter and the Loan Detail Listing, appear to be consistent as to borrower name, loan face amount, loan type (FHA, VA, or conventional; fixed rate or adjustable rate) and the Borrower’s loan number;
     (ii) determining that the Mortgage Note and Mortgage each bears an original signature or signatures which appear to be those of the person or persons named as the Obligor(s), or, in the case of a certified copy of the Mortgage (which certification shall be by either the closing agent or the Borrower), such copy bears what appears to be a reproduction of such signature or signatures;
     (iii) except for (a) the endorsement to the Borrower of the Mortgage Note in the event such Mortgage Loan was purchased by the Borrower and (b) the endorsement in blank of the Mortgage Note by the Borrower, determining that neither the Mortgage Note, the Mortgage, nor the assignment(s) of the Mortgage contain any irregular writings which appear on their face to affect the validity of any such endorsement or to restrict the enforceability of the document on which they appear;
     (iv) determining that the Mortgage Note is endorsed in blank, without recourse, and such endorsement appears to bear an original signature of an authorized officer of the Borrower, based on the current list of such officers supplied by the Borrower; and
     (v) determining that the assignment of the Mortgage (if such assignment is required under Section 4.02(c) hereof), which shall be in blank, appears to bear an original signature of an authorized officer of the applicable Borrower, acting either for a Borrower or for MERS, based on the current list of such officers supplied by the Borrower.
     4.03 Delivery of Additional Mortgage Loan Documents Upon Request. Within five Business Days after receiving a written request from the Agent to deliver the same with respect to any Pledged Mortgage Loan, the Borrower shall deliver to the Agent the following:
     (a) All original guaranties, assignments of rents and other instruments and documents relating to security for and payment of such Pledged Mortgage Loan, together with duly executed assignments thereof;

Exhibit F-7

     (b) A mortgagee’s title insurance policy (or commitment therefor) in the form of an American Land Title Association standard policy (revised coverage, most recent form) from a substantial and reputable title insurance company acceptable to Fannie Mae and Freddie Mac in favor of the Borrower insuring the lien of the Mortgage securing such Pledged Mortgage Loan (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers) or, if such a mortgagee’s title policy (or commitment therefor) is generally not available in the state in which the real property subject to such Mortgage is located, an opinion of an attorney reasonably acceptable to the Agent to the effect that the Mortgage securing such Pledged Mortgage Loan is a valid first lien free and clear of all other liens, encumbrances and restrictions except such as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers;
     (c) Evidence satisfactory to the Agent that the premises covered by the Mortgage securing such Pledged Mortgage Loan is insured against fire and perils of extended coverage for an amount at least equal to the lesser of (i) the greater of 80% of the full insurable value of such premises and the outstanding principal balance of such Pledged Mortgage Loan or (ii) the full replacement cost of such premises;
     (d) With respect to each Pledged Mortgage Loan and each Related Mortgage-backed Security, copies of the applicable Take-Out Commitment, Hedging Agreement and all documents and instruments called for thereunder, together with a certificate signed by an officer of the Borrower that, as of the date of delivery thereof, such Pledged Mortgage Loan or Related Mortgage-backed Security, as the case may be, and all documentation therefor satisfies all requirements and conditions of the applicable Take-Out Commitment or Hedging Agreement;
     (e) With respect to each Pledged Mortgage Loan secured by a Mortgage which is insured by the FHA or guaranteed by the VA, a certificate signed by an officer of the Borrower that, as of the date of delivery thereof, the Borrower either has possession of the applicable FHA insurance certificate or VA guarantee covering such Pledged Mortgage Loan, or has complied with all requirements and conditions for obtaining possession of such applicable FHA insurance certificate or VA guarantee;
     (f) Originals, or photocopies, as the Agent may request, of surveys (or plat maps, if surveys are not available) and all other instruments, documents and other papers pertaining to each such Pledged Mortgage Loan which are in the possession or control of the Borrower or which the Borrower has the right to possess or control;
     (g) The original of each Mortgage referred to in Section 4.02(b) hereof, together with satisfactory evidence of its recordation, or, if the original recorded Mortgage has not been returned to the Borrower by the applicable recording officer, a copy of the original recorded Mortgage certified as a true and exact copy thereof by the applicable recording officer;
     (h) Evidence satisfactory to the Agent that the Borrower has obtained and maintains in its files, as agent for the Agent and the Lenders, a FIRREA Qualifying

Exhibit F-8

Appraisal with respect to such Pledged Mortgage Loan, which evidence may include, but is not limited to, a copy of such FIRREA Qualifying Appraisal certified by the Borrower to be a true and exact copy of the original thereof as maintained in the Borrower’s files; and
     (i) copies of all truth-in-lending disclosures as required by Regulation Z of the Board of Governors of the Federal Reserve System and copies of all disclosures under the Real Estate Settlement Procedures Act of 1974, as amended.
     4.04 Form of Assignments. All assignments executed and delivered by the Borrower pursuant to this Section 4 shall be in form satisfactory for recording in the real estate records of the applicable jurisdiction and in form and substance acceptable to and approved by the Agent.
     4.05 Effect of Transmittal Letters. Any Transmittal Letter delivered to the Agent hereunder, together with the documents accompanying such Transmittal Letter, shall conclusively be presumed to have been delivered to the Agent on behalf of the Borrower by a person who has been authorized in writing to do so by the Borrower through its Board of Directors or otherwise.
     4.06 Endorsement and Delivery of Checks, Etc. The Borrower will from time to time whenever an Event of Default exists, upon the request of the Agent, endorse and deliver to the Agent any draft, check, note or other writing which evidences a right to the payment of money which constitutes Collateral.
     4.07 Defects in Collateral Documentation; Loss of Collateral Value. A Pledged Mortgage Loan which has been delivered to the Agent under this Pledge and Security Agreement in accordance with Section 4.01 or Section 4.02 hereof shall be and remain Collateral which is subject to the lien and security interest granted to the Agent under Section 2 hereof until such Pledged Mortgage Loan is sold to an Investor in accordance with Sections 10.02 and 10.03 hereof (in which case the proceeds thereof, including, without limitation, any Related Mortgage-backed Security, shall constitute Collateral) or released pursuant to Section 10.04 hereof or until this Pledge and Security Agreement terminates in accordance with Section 19 hereof, notwithstanding (a) any defect in any document delivered to the Agent pursuant to Section 4.01, 4.02, or 4.03 hereof, (b) the failure of such Pledged Mortgage Loan to have or continue to have Collateral Value, as applicable, (c) the failure of the Borrower to make timely delivery of any document required to be delivered to the Agent under Section 4.02 hereof, (d) the failure of the Borrower to make timely delivery of any document required to be delivered to the Agent under Section 4.03 hereof, or (e) any other fact, circumstance, condition or event whatsoever. For purposes of the preceding sentence, the funding of the origination or purchase of a Pledged Mortgage Loan from the proceeds of Loans or Swing-Line Loans and/or the assignment of Collateral Value to such Pledged Mortgage Loan by the Agent shall be deemed to be conclusive evidence of the delivery of such Pledged Mortgage Loan under Section 4.01 hereof, notwithstanding any subsequent determination by the Agent that the documentation delivered for such Pledged Mortgage Loan was incomplete or defective in any respect or that such Pledged Mortgage Loan should not have been assigned Collateral Value; provided that, in the exercise of its reasonable discretion, the Agent may reduce the Collateral Value to zero for any Pledged Mortgage Loan due to any material defect in any deed, power of attorney or assignment of

Exhibit F-9

mortgage related to such Pledged Mortgage Loan as to which the Agent has given notice to the Borrower of such material defect, if such material defect is not corrected within 3 Business Days after such notice from the Agent.
     Section 5. REPRESENTATIONS AND WARRANTIES.
     The Borrower hereby represents and warrants that:
     (a) all of the representations and warranties set forth in the Credit Agreement are true and correct;
     (b) the Borrower is or will be the legal and equitable owner of the Collateral and its interests therein are or will be free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than as created hereunder or under Take-Out Commitments or under assignments to purchasers under such Take-Out Commitments);
     (c) no financing statement or other evidence of lien covering any of the Collateral is or will be on file in any public office other than financing statements filed with respect to the Borrower as debtor and the Agent as secured party;
     (d) the Borrower has good right, power and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated;
     (e) no consent or approval of any governmental body, regulatory authority, person, trust, or entity is or will be (i) necessary to the validity or enforceability of the rights created hereunder or (ii) required prior to the assignment, transfer and delivery of any of the Collateral to the Agent;
     (f) to the Borrower’s knowledge, no material dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral;
     (g) this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower and the Collateral in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditors’ rights generally);
     (h) in making and closing each Pledged Mortgage Loan, the Borrower has or will have fully complied in all material respects with, and all collateral documents delivered with respect to such Pledged Mortgage Loan comply or will comply in all material respects with, all applicable federal, state and local laws, regulations and rules, including, but not limited to, (i) usury laws, (ii) if applicable, the Real Estate Settlement Procedures Act of 1974, (iii) if applicable, the Equal Credit Opportunity Act, (iv) if applicable, the Federal Truth in Lending Act, (v) if applicable, Regulation Z of the Board of Governors of the Federal Reserve System and (vi) all other consumer protection and truth-in-lending laws which may apply, and in each case with the regulations promulgated in connection therewith, as the same may be amended from time to time;

Exhibit F-10

and the Borrower shall maintain sufficient documentary evidence in its files with respect to such Pledged Mortgage Loans to substantiate such compliance;
     (i) the Borrower has obtained or will obtain prior to the delivery of any Mortgage Loan to the Agent in accordance with Section 4.01 hereof, and will maintain in its files as agent for the Agent and the Lenders, a FIRREA Qualifying Appraisal with respect to such Mortgage Loan;
     (j) immediately upon the last to occur of (i) the execution and delivery of the Credit Agreement, the Notes and the other Loan Documents, (ii) the acquisition by the Borrower of rights in a Mortgage Loan funded by a Loan, and (iii) the delivery of a Mortgage Loan to the Agent, for the benefit of the Lenders, pursuant to Section 4.01 or Section 4.02 hereof, the Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in such Mortgage Loan and in the related Mortgage Note and Mortgage evidencing and securing such Mortgage Loan (even if the Agent has not taken possession of said Mortgage Note);
     (k) immediately upon (i) the execution and delivery of the Credit Agreement, the Notes and the other Loan Documents, (ii) the acquisition by the Borrower of rights in such Collateral and (iii) the filing with the Secretary of State of Texas of a financing statement showing the Borrower as debtor and the Agent as secured party and describing the Collateral, the Agent, for the benefit of the Lenders, shall have a valid and perfected first priority security interest in the Collateral which is other than as described in clause (j) of this Section 5, to the extent that a security interest in such other Collateral can be perfected by filing a financing statement;
     (l) each Pledged Mortgage Loan has been fully advanced and is a first or second lien on the premises described therein;
     (m) each Pledged Mortgage Loan complies with all requirements of this Agreement and the Credit Agreement applicable thereto;
     (n) except as described in the reports provided by the Company to the Lenders pursuant to Section 4.01 of the Credit Agreement, or as otherwise disclosed to the Agent, there is no monetary default existing under any Pledged Mortgage Loan that remains in effect on the date the Borrowing Base Certificate for the month in which such default occurred is required to be delivered to the Lenders pursuant to the Credit Agreement and, to the knowledge of the Company, there is no other default existing under any Pledged Mortgage Loan; and
     (o) all Pledged Mortgage Loans secured by properties located in special flood hazard areas designated by the Secretary of Housing and Urban Development are and shall continue to be covered by flood insurance under the National Flood Insurance Program.
     Section 6. POSSESSION OF COLLATERAL; STANDARD OF CARE. The Agent shall exercise reasonable care in the custody and preservation of the Collateral, shall keep the documents delivered to it in connection with Pledged Mortgage Loans at a

Exhibit F-11

facility protected against fire and shall keep the Collateral separate from similar collateral furnished by third parties. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of the Agent to comply with any such request shall not itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral not so requested by the Borrower shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Agent shall also be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like kind. The Agent agrees to maintain its status as a “Member” of MERSCORP as defined in the MERS Agreements so long as this Agreement is in effect.
     Section 7. COLLECTIONS ON COLLATERAL BY THE BORROWER; ACCOUNTING. Until the Agent gives notice to the Borrower pursuant to the penultimate sentence of this Section 7 or exercises its rights under Sections 8 or 13, the Borrower shall be entitled to receive all Collections and use the same in the normal course of business. Upon notice from the Agent to the Borrower given after the occurrence and during the continuation of an Event of Default or a Default, the Borrower shall furnish to the Agent not later than the tenth Business Day after the end of each month a report on all Collections received during the preceding month and provide the same accounting therefor as the Borrower customarily furnishes the permanent investors therein, including with respect to Collections on each Pledged Mortgage Loan: (a) the name of the Obligor(s), (b) the Borrower’s loan number for such Pledged Mortgage Loan, (c) the current principal balance of such Pledged Mortgage Loan, (d) the current escrow balance with respect to such Pledged Mortgage Loan, (e) the number and amount of past due payments on such Pledged Mortgage Loan and (f) the amount of the collections received during such month with respect to such Pledged Mortgage Loan, itemized to show (i) principal portion, (ii) interest portion and (iii) portion thereof representing amounts paid in escrow for real estate taxes and insurance.
     Upon notice from the Agent to the Borrower given after the occurrence and during the continuation of an Event of Default or of a Default, the Borrower shall hold all collections representing principal payments and prepayments and escrows for real estate taxes and insurance in trust for the Lenders and shall promptly remit the same to the Agent. All amounts representing the principal payments and prepayments delivered to the Agent pursuant to the preceding sentence shall be deposited in the Funding and Settlement Account and all amounts representing real estate taxes and insurance escrows delivered to the Agent pursuant to the preceding sentence shall be deposited in an escrow account with any bank satisfactory to the Borrower and the Agent.
     Section 8. COLLECTIONS ON COLLATERAL BY THE AGENT. Upon the occurrence and during the continuation of an Event of Default or a Default, the Agent may (and shall, if so directed by the Majority Lenders) at any time and from time to time, notify and direct any or all Obligors with respect to any of the Collateral thereafter to make all payments on such Collateral directly to the Agent, regardless of whether the Borrower was previously making collections thereon. The Agent shall promptly account to the Borrower for all such payments

Exhibit F-12

received by the Agent. Each Obligor making such payment to the Agent shall be fully protected in relying on the written statement of the Agent that the Agent then holds the security interests herein granted and assigned, which entitle the Agent to receive such payment, and the receipt of the Agent for such payment shall be full acquittance therefor to the Obligor making such payment.
     Section 9. DEFAULTED LOANS; COLLECTION AND FORECLOSURE PROCEEDINGS. If the Borrower wishes to institute collection or foreclosure proceedings with respect to a Pledged Mortgage Loan, it shall substitute other Collateral or pay down the amount outstanding under such Pledged Mortgage Loan so that it is entitled pursuant to the terms of the Credit Agreement and/or this Agreement to a release of such Pledged Mortgage Loan. If the Borrower does not own sufficient other Collateral to obtain a release of such Pledged Mortgage Loan, then so long as an Event of Default or a Default has not occurred and is continuing, the Agent, upon written request of the Borrower, will deliver, upon such terms and conditions as the Agent in its sole discretion may establish, to an attorney at law, as the agent of the Agent and the Lenders, to the extent necessary for the purpose of enabling said attorney to institute, in the name of the Borrower or the Agent, or in their names or in the names of their nominees, as the Agent may determine, collection and/or foreclosure proceedings on any Pledged Mortgage Loan in default the following: (a) the promissory note or other instrument evidencing such Pledged Mortgage Loan in default and (b) the mortgage or deed of trust, if any, that secures such promissory note, or other Collateral needed by said attorney in connection with such collection and/or foreclosure proceedings in such manner and in such form as the Agent deems necessary or desirable to preserve its security interests in such Collateral, provided such Collateral and all proceeds of any such collection and/or foreclosure efforts shall remain subject to this Agreement and the security interests granted herein and all such proceeds shall be delivered to the Agent as and when and in the form received to the extent required by the terms of the Credit Agreement. The Borrower hereby covenants and agrees that, without first obtaining the prior written consent of the Agent, it will not request or accept any discount on, or any conveyance, endorsement, transfer or assignment of any right, title or interest in and to any of the real, personal or mixed properties sold, pledged, mortgaged, hypothecated, assigned, transferred, set over or conveyed to the Agent as security for, any of the promissory notes or other instruments or agreements which evidence Pledged Mortgage Loans in lieu of foreclosure proceedings if, after giving effect to any such proposed transaction, the Borrowing Base would be less than the aggregate unpaid principal amount of the outstanding Loans and Swing-Line Loans. At such time as such delivery of the Collateral is no longer required in connection with said collection and/or foreclosure efforts, to the extent such Collateral has not been released pursuant to this Agreement, the same shall be reassigned and redelivered to the Agent.
     Section 10. SALES AND RELEASES OF COLLATERAL.
     10.01 Redelivery of Collateral for Correction. If no Event of Default or Default exists, the Agent may redeliver to the Borrower, for correction, any instrument or document which constitutes or relates to any of the Collateral; provided, that any such redelivery shall be made against a Trust Receipt duly completed and executed by the Borrower requiring, within 20 days after the redelivery thereof to the Borrower, the return to the Agent of each such instrument and document. The Borrower shall deliver to the Agent each such instrument and document as soon

Exhibit F-13

as it has completed the correction thereof and, in any event, within 19 days after its receipt thereof.
     10.02 Delivery for Sale of Pledged Mortgage Loans. (a) If no Event of Default or Default exists, the Borrower shall direct the Agent to, and the Agent will, transmit on behalf of the Borrower Pledged Mortgage Loans, accompanied by a duly completed and executed Bailee Letter, to an Investor who has issued a Take-Out Commitment. All sale proceeds transferred to the Agent pursuant to such Bailee Letter and all Mortgage Notes and other documents returned to the Agent pursuant to such Bailee Letter shall remain a part of the Collateral unless and until released pursuant to Section 10.04 of this Pledge and Security Agreement. If required by the applicable Take-Out Commitment, Pledged Mortgage Loans may be duly assigned of record to the issuer of such Take-Out Commitment subject to reassignment if not purchased and with beneficial title to any such assigned Pledged Mortgage Loans being subject to the above-stated escrow condition. All Pledged Mortgage Loans which are so transmitted or otherwise delivered but not paid for shall constitute Collateral and shall, subject to the limits contained herein, be included in determining the Borrowing Base. The Borrower further agrees that the initial certifications and the settlements in connection with Fannie Mae, Freddie Mac and Ginnie Mae pools are to be performed by the Agent or its designated agent. The proceeds received by the Agent from the sale of any Pledged Mortgage Loans pursuant to this Section 10.02 shall be deposited by the Agent in the Funding and Settlement Account and shall be promptly applied to the payment of principal of the Notes; provided, however, that if an Event of Default has occurred and is continuing, such proceeds shall be applied in accordance with Section 17 hereof.
     (b) So long as no Default or Event of Default exists, at the request of the Borrower, the Agent will transmit Pledged Mortgage Loans to other lenders for financing under other warehousing facilities allowed under the Credit Agreement; provided, however, that the Agent shall transmit such Pledge Mortgage Loans with a Lender’s Release of Security Interest substantially in the form of Attachment 7 if, after giving effect to such transmittal, there would not be excess Collateral Value for all Pledged Mortgage Loans. The proceeds received by the Agent for such Pledged Mortgage Loans shall be applied under the provisions of Section 10.02(a) above.
     10.03 Formation of Pools. (a) With respect to each Pledged Mortgage Loan which is intended for inclusion in a pool of Mortgage Loans backing Ginnie Mae Securities, the Borrower shall enter into and conform with such custody and related agreements and procedures as are reasonably required by the Agent to permit the creation, transmittal to, maintenance and sale of Ginnie Mae Securities in both certificated and uncertificated book-entry form. The Agent may enter into such agreements as may be necessary or appropriate in the sole discretion of the Agent in order to effectuate the issuance, maintenance and transfer of such Ginnie Mae Securities under any such book-entry system or program.
     (b) With respect to each Pledged Mortgage Loan which is intended for inclusion in a Fannie Mae or Freddie Mac Mortgage Loan pool to back book-entry Fannie Mae Securities or Freddie Mac Securities, the Borrower agrees that it will enter into and conform to such agreements and procedures as are established by the Agent in its reasonable judgment from time to time for the delivery of Pledged Mortgage Loans to a Freddie Mac or Fannie Mae pool custodian (or directly to Freddie Mac or Fannie Mae,

Exhibit F-14

as the case may be) and the issuance, maintenance and transfer of Freddie Mac Securities or Fannie Mae Securities under such book-entry system or program. The Agent may enter into such agreements as may be necessary or appropriate in the reasonable judgment of the Agent in order to effectuate the issuance, maintenance and transfer of such Fannie Mae Securities or Freddie Mac Securities under such book-entry system or program.
     (c) The Agent or its designated agent will use its best efforts to complete documents in a timely manner and otherwise to cooperate with the Borrower in the issuance of Mortgage-backed Securities and the formation of pools of Mortgage Loans as contemplated by this Section 10.03, subject, however, to the provisions of Sections 6 and 20 hereof, and will cause all Mortgage Loans delivered to a pool custodian to be accompanied by a Bailee Letter. The Agent and its designated agent shall be entitled to rely on the written instructions of the Borrower and the written instructions and published guidelines of the applicable Investor in this regard and shall have no obligation to act in the absence of such written instructions or published guidelines.
     10.04 Release of Particular Collateral. (a) If no Event of Default or Default has occurred which is continuing, the Agent shall, at the written request of the Company, release its security interest in any item of Collateral specified by the Company in such written request, provided that, after giving effect to such requested release, the Borrowing Base (including therein the Collateral Value of any Collateral given in substitution for the Collateral to be released) shall not be less than the aggregate principal amount outstanding under the Notes. If the Company requests and is entitled to a release of a Pledged Mortgage Loan pursuant to the preceding sentence, the Agent shall promptly redeliver to the Company the Mortgage Note evidencing such Pledged Mortgage Loan, with any previous endorsement or assignment, without recourse upon or representation or warranty by the Agent or the Lenders, of any part of the Collateral that secures such Mortgage Note.
     (b) Whether or not the Borrower, by terms of this Section 10.04, is entitled to a release of the Agent’s security interest in the Collateral, the Agent shall release such security interest in any Pledged Mortgage Loan to the extent necessary to permit the Borrower to execute any full or partial release of any mortgage, deed of trust, security agreement, financing statement or other security instrument or deed which the Borrower is contractually obligated to release upon payment thereof, provided the Borrower arranges to have such payment remitted directly by the Obligor or closing agent to the Agent for application upon the unpaid principal amount outstanding under the Notes, as provided in the Credit Agreement, unless an Event of Default has occurred which is continuing, in which case such payment shall be applied as provided in Section 17 hereof.
     (c) Upon the Agent’s receipt of the proceeds from the sale of a Pledged Mortgage Loan delivered to an Investor pursuant to Section 10.02 hereof, the security interest of the Agent in such Pledged Mortgage Loan and in the Mortgage Note and other documents related thereto shall terminate without further action by the Agent, provided that (i) the Agent’s security interest in the proceeds of such Pledged Mortgage Loan, Mortgage Note and other documents shall continue in full force and effect, and (ii) the

Exhibit F-15

Agent shall be authorized to execute any release required in order to obtain such proceeds.
     (d) Upon the Agent’s receipt of the proceeds from the sale of a Related Mortgage-backed Security representing an interest in, or which is secured by, Pledged Mortgage Loans delivered pursuant to Section 10.03 hereof, the security interest of the Agent in such Related Mortgage-backed Security and in such Pledged Mortgage Loans shall terminate without further action by the Agent, provided that (i) the Agent’s security interest in the proceeds of such Mortgage-backed Security shall continue in full force and effect, and (ii) the Agent shall be authorized to execute any release required in order to obtain such proceeds.
     Section 11. FURTHER ASSURANCES. The Borrower, upon the request of the Agent, will promptly correct any patent defect, error or omission which may be discovered in the contents of this Agreement or in the execution hereof and will do such further acts and things, and execute, acknowledge, endorse and deliver such further instruments, agreements, schedules and certificates, including, but not limited to, notes, mortgages, deeds of trust, assignments, chattel mortgages, security agreements and financing statements covering the title to any real, personal or mixed property now owned or hereafter acquired by the Borrower and now or hereafter constituting Collateral, schedules and certificates respecting all or any of the Collateral at the time subject to the security interest hereunder, the items or amounts received by the Borrower in full or partial payment, or otherwise as proceeds of any of the Collateral and supplements to and amendments of this Agreement, that the Agent may at any time and from time to time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to assure and confirm unto the Agent the rights, powers and remedies hereunder or to subject all of the real, personal or mixed properties now owned or hereafter acquired by the Borrower and now or hereafter constituting Collateral to, or to confirm or clearly establish that all of said properties are subject to and encumbered by, a lien to secure the due and punctual payment of the Obligations. Any such instrument, agreement, schedule or certificate shall be executed by a duly authorized officer of the Borrower and shall be in such form and detail as the Agent may reasonably specify.
     The Borrower will do all acts and things, and will execute and file or record all instruments (including mortgages, pledges, assignments, security agreements, financing statements, amendments to financing statements, continuation statements, etc.) required or reasonably requested by the Agent to establish, perfect, maintain and continue the perfection and priority of the security interest of the Agent, for the benefit of the Lenders, in the Collateral and will pay the costs and expenses of: all filings and recordings, including taxes thereon; all searches necessary or reasonably deemed necessary by the Agent to establish and determine the validity and the priority of such security interest of the Agent; and also to satisfy all other liens which in the reasonable opinion of the Agent might prejudice, imperil or otherwise affect the Collateral or the existence or priority of such security interest. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

Exhibit F-16

     Section 12. COVENANTS OF THE BORROWER.
     12.01 Covenants Generally. So long as this Agreement shall remain in effect, the Borrower will (a) defend the right, title and interest of the Agent, for the benefit of the Lenders, in the Collateral against the claims and demands of all Persons; (b) not amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Collateral in a manner which would materially adversely affect the interests of the Agent, for the benefit of the Lenders; (c) not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, or release, any of the Collateral or any interest therein except in a manner whereby the Agent alone would be entitled to receive the proceeds therefrom; (d) notify the Agent monthly of any default that continues beyond any applicable notice or grace period under any Pledged Mortgage Loan which has Collateral Value; (e) maintain, or cause to be maintained, in its chief executive office or in the offices of a computer service bureau approved by the Agent, for the processing of Mortgage Notes and Mortgage-backed Securities, originals, or copies if the original has been delivered to the Agent, of its Mortgage Notes and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other records, information and data, relating to the Collateral, and give the Agent written notice of the place where such records, information and data will be maintained; and (f) maintain sufficient documentary evidence in its files with respect to each Pledged Mortgage Loan to substantiate compliance with all applicable federal, state and local laws, regulations and rules, including but not limited to those specified in Section 5(h) hereof.
     12.02 MERS Covenants. So long as this Agreement shall remain in effect, the Borrower will (a) be a “Member” (as defined in the MERS Agreements) of MERSCORP, (b) maintain the Electronic Tracking Agreement in full force and effect and timely perform all of its obligations thereunder, (c) provide the Agent with copies of any new MERS Agreement or any amendment, supplement or other modification of any MERS Agreement (other than the Electronic Tracking Agreement), (d) not amend, terminate or revoke, or enter into any agreement that contradicts, the Electronic Tracking Agreement, (e) identify to the Agent each Pledged Mortgage Loan that is registered in the MERS System, at the earlier of the time it is so registered or the time it is pledged or deemed pledged hereunder, as so registered, (f) at any time at the request of the Agent, take such actions as may be necessary to register the pledge of any Pledged Mortgage Loan to the Agent on the MERS System, (g) at the request of the Agent, take such actions as may be requested by the Agent to (i) transfer beneficial ownership of any Pledged Mortgage Loan to the Agent on the MERS System, or (ii) de-register or re-register any Pledged Mortgage Loan on, or withdraw any Pledged Mortgage Loan from, the MERS System, (h) provide the Agent with copies of any or all of the following reports with respect to the Pledged Mortgage Loans registered on the MERS System, at the request of the Agent: (v) Co-existing Security Interest Reports, (w) Release of Security Interest by Interim Funding Reports, (x) Paid in Full Verification Reports, (y) Interim Funding Rejects Reports, and (z) such other reports as the Agent may request to verify the status of any Pledged Mortgage Loan on the MERS System, (i) notify the Agent of any withdrawal or deemed withdrawal of the Borrower’s membership in the MERS System or any deregistration of any Pledged Mortgage Loan previously registered on the MERS System, and (j) obtain the prior written consent of the Majority Lenders before entering into an electronic tracking agreement (other than the Electronic Tracking Agreement) with any other Person.

Exhibit F-17

     Section 13. AGENT APPOINTED ATTORNEY-IN-FACT. Effective upon the occurrence and continuation of an Event of Default or a Default, the Borrower hereby appoints the Agent the Borrower’s attorney-in-fact, with full power of substitution, to submit any Pledged Mortgage Loan or Mortgage-backed Security which constitutes Collateral and related documents to a purchaser under a Take-Out Commitment and for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name of the Borrower without recourse to the Agent or any Lender any instrument, including, but not limited to, the instruments described in Section 2 hereof, which the Agent may deem necessary or advisable to accomplish the purpose hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Borrower representing any payment or reimbursement made under, or pursuant or with respect to, the Collateral or any part thereof and to give full discharge for the same. Whether or not an Event of Default or a Default shall have occurred or be continuing, the Borrower hereby authorizes the Agent in its discretion at any time and from time to time to (i) complete or cause to be completed any assignment of real estate mortgage or deed of trust which heretofore was, or hereafter at any time may be, executed and delivered by the Borrower to the Agent so that such assignment describes a real estate mortgage or deed of trust which is security for any Pledged Mortgage Loan now or hereafter at any time constituting Collateral and (ii) complete or cause to be completed any other assignment or endorsement that was delivered in blank hereunder.
     Section 14. EVENTS OF DEFAULT; REMEDIES. If one or more Events of Default shall occur and be continuing, then the Agent, in addition to any and all other rights and remedies which it may then have hereunder, under the Credit Agreement or any other Loan Document, or under any other instrument, or which the Agent, the Lenders or the Majority Lenders may have at law, in equity or otherwise, may, at its option, (a) in the name of the Borrower, or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (b) take any action which the Agent may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, endorse in the name of the Borrower without recourse to the Borrower any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (c) enter upon the premises where any of the Collateral not in the possession of the Agent is located and take possession thereof and remove the same, with or without judicial process; (d) at the direction of the Majority Lenders, reduce the claims of the Agent and the Lenders to judgment or foreclosure or otherwise enforce the security interests herein granted and assigned, in whole or in part, by any available judicial procedure; (e) after notification, if any, provided for herein (the Borrower agrees that, to the extent notice of sale shall be required at law, at least ten days’ prior notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification), sell, lease, or otherwise dispose of, at the office of the Agent, on the premises of the Borrower, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts at any exchange, broker’s board, or at any of the Agent’s offices or elsewhere, for cash, or credit, or for future delivery, without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable (it being agreed that the sale of any part of Collateral shall

Exhibit F-18

not exhaust the power of sale granted hereby, but sales may be made from time to time, and at any time, until all the Collateral has been sold or until all Obligations have been fully paid and performed, and it being further agreed that the Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and that the Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned), and at any such sale it shall not be necessary to exhibit any of the Collateral; (f) at its discretion, surrender any policies of insurance on the Collateral consisting of real or personal property owned by the Borrower and receive the unearned premiums, and in connection therewith the Borrower hereby appoints the Agent as the agent and attorney-in-fact for the Borrower to collect such premiums; (g) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Agent and the Lenders are entitled to do so under the Code or otherwise; (h) exercise any and all other rights, remedies and privileges which the Agent may have under this Agreement, or any of the other promissory notes, assignments, mortgages, deeds of trust, chattel mortgages, security agreements, transfers of lien, and any other instruments, documents, and agreements executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement; and (i) exercise any other remedy available to it as a secured party under the Uniform Commercial Code of the State of Minnesota or of any other pertinent jurisdiction (the “Code”). The Borrower acknowledges and agrees that (x) a private sale of the Collateral pursuant to any Take-Out Commitment shall be deemed to be a sale of the Collateral in a commercially reasonable manner and (y) the Collateral is intended to be sold or refinanced and that none of the Collateral is a type or kind intended by the Borrower to be held for investment or any purpose other than for sale.
     Section 15. WAIVERS. The Borrower, for itself and all who may claim under the Borrower, as far as the Borrower now or hereafter lawfully may, also waives all right to have all or any portion of the Collateral marshalled upon any foreclosure hereof and agrees that any court having jurisdiction over this Agreement may order the sale of all or any portion of the Collateral as an entirety. Any sale of, or the grant of options to purchase (for the option period thereof or after exercise thereof), or any other realization upon, all or any portion of the Collateral under clause (e) of Section 14 hereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower in and to the Collateral so sold, optioned or realized upon, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof, from, through and under the Borrower. No delay on the part of the Agent in exercising any power of sale, lien, option or other right hereunder and no notice or demand which may be given to or made upon the Borrower with respect to any power of sale, lien, option or right hereunder shall constitute a waiver thereof, or limit or impair the right of the Agent or any Lender to take any action or to exercise any power of sale, lien, option or any other right under this Agreement or the Credit Agreement, or otherwise, nor shall any single or partial exercise thereof, or the exercise of any power, lien, option or other right under this Agreement or otherwise, all without notice or demand (except as otherwise provided by the terms of this Agreement), prejudice their rights against the Borrower in any respect. Each and every remedy given the Agent or the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Exhibit F-19

     Section 16. NOTICES. Reasonable notification of the time and place of any public sale of any Collateral, or reasonable notification of the time after which any private sale or other intended disposition of any of the Collateral is to be made shall be sent to the Company (with a copy to any applicable Co-Borrower) and to any other person entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. The Borrowers acknowledge and agree that Mortgage Loans are property of a type subject to widely distributed standard price quotations and Mortgage-backed Securities are property of a type ordinarily sold on a recognized market, and agrees that the Agent may purchase Mortgage Loans and Mortgage-backed Securities at a private sale thereof and may sell Mortgage-backed Securities without providing prior notice thereof to the Borrower. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice of the purposes of this Section 16. All notices and other communications provided for in this Agreement shall be given to the parties at their respective addresses set forth in the Credit Agreement or, as to each such party, at such other address as shall be designated by such party in a written notice to the other parties in accordance with the Credit Agreement. All such notices and other communications shall be given by one or more of the means specified in Section 10.01 of the Credit Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in said Section 10.01 for the means so used. Each Co-Borrower hereby authorizes the Agent to send all notices of sale of any Collateral to the Company, on behalf of such Co-Borrower, and the Company undertakes to provide such notices to the applicable Co-Borrower(s).
     Section 17. APPLICATION OF PROCEEDS. Until all Obligations owed to the Agent and the Lenders have been paid in full, any and all proceeds ever received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant to Section 8 hereof or by virtue of Section 14 hereof, shall be applied by the Agent as follows:
First: ratably to the payment of the Agent fees and the costs and expenses of the Agent and the Lenders in connection with the enforcement of this Agreement (including, without limitation, the sale or other disposition of the Collateral) and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, to the payment of all costs and expenses incurred by the Agent in connection with the administration of this Agreement and to the payment of all advances made by the Agent and the Lenders for the account of the Borrower hereunder, to the extent that such costs, expenses and advances have not been reimbursed to the Agent or the Lenders, as the case may be;
Second: to the payment in full of the principal of, accrued interest on and Balances Deficiency Fees with respect to Swingline Loans;
Third: to the payment in full of the principal of, accrued interest on and Balances Deficiency Fees and Commitment Fees with respect to the Loans and Commitments;

Exhibit F-20

Fourth: to the payment in full of the other Obligations; and
Fifth: the balance (if any) of such proceeds shall be paid to the Borrowers, their successors or assigns, or as a court of competent jurisdiction may direct, provided, that if such proceeds are not sufficient to satisfy the Obligations in full, the Company and, to the extent provided in Section 10.20 of the Credit Agreement, each Co-Borrower, shall remain liable to the Agent and the Lenders for any deficiency.
     Section 18. INDEMNIFICATION AND COSTS AND EXPENSES. The Borrower will (a) pay all reasonable out-of-pocket expenses, including, without limitation, any recording or filing fees, fees of title insurance companies in connection with records or filings, costs of mortgage insurance policies and endorsements thereof and mortgage registration taxes (or any similar fees or taxes), incurred by the Agent and the Lenders in connection with the enforcement and administration of this Agreement (whether or not the transactions hereby contemplated shall be consummated), the Credit Agreement and the other Loan Documents, the enforcement of the rights of the Agent and the Lenders in connection with this Agreement, the Credit Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Lenders; (b) pay, and hold the Agent and the Lenders harmless from and against, any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes; and (c) pay, and indemnify and hold harmless the Agent and the Lenders and each director, officer, agent, attorney, employee, representative and Affiliate of the Agent or any Lender (each an “Indemnified Party”) from and against, any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind whatsoever (the “Indemnified Liabilities”) which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement, the Credit Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby, WHETHER OR NOT THE SAME ARE CAUSED BY THE SIMPLE NEGLIGENCE OF THE AGENT OR ANY LENDER, unless the same are caused by the gross negligence or willful misconduct of the relevant Indemnified Party, as the case may be. The undertakings of the Borrower set forth in this Section 18 shall survive the payment in full of the Obligations and the termination of this Agreement, the Credit Agreement and the other Loan Documents.
     Section 19. TERMINATION. This Agreement shall terminate when all the Obligations have been fully paid and performed and the Commitments have expired, at which time the Agent shall reassign and redeliver, without recourse upon, or representation or warranty by, the Agent or the Lenders and at the expense of the Borrower, to the Borrower, or to such other person or persons as the Borrower shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise disposed of by the Agent pursuant to the terms hereof, of the Credit Agreement or of the other Loan Documents, and shall still be held by the Agent, together with appropriate instruments of reassignment and release; provided, however, that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the

Exhibit F-21

Agent, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
     Section 20. NON-ASSUMPTION OF LIABILITY; NO FIDUCIARY RESPONSIBILITY. Nothing herein contained shall relieve the Borrower from performing any covenant, agreement or obligation on the part of the Borrower to be performed under or in respect of any of the Collateral or from any liability to any party or parties having an interest therein or impose any liability on the Agent or the Lenders for the acts or omissions of the Borrower in connection with any of the Collateral. The Agent and the Lenders shall not assume or become liable for, nor shall any of them be deemed or construed to have assumed or become liable for, any obligation of the Borrower with respect to any of the Collateral, or otherwise, by reason of the grant to the Agent, for the benefit of the Lenders, of security interests in the Collateral. While the Agent shall use reasonable care in the custody and preservation of the Collateral as provided in Section 6 hereof, the Agent shall not have any fiduciary responsibility to the Borrower with respect to the holding, maintenance or transmittal of the Collateral delivered hereunder.
     Section 21. WAIVERS, ETC. No failure on the part of the Agent to exercise and no delay in exercising, any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Agreement may not be amended or waived except in accordance with Section 10.02 of the Credit Agreement.
     Section 22. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, BUT NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.02 OF THE CREDIT AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE THIRD BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE
 Exhibit F-22

AGENT, ANY LENDER OR ANY OTHER INDEMNIFIED PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE BORROWER AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 23. MISCELLANEOUS
     (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Agent and their respective successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders.
     (b) Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by the Borrower to the Agent or the Lenders in connection with this Agreement shall survive the execution and delivery of this Agreement. All statements contained in any certificate or other instrument delivered to the Agent or the Lenders pursuant to this Agreement shall be deemed representations, warranties and covenants hereunder of the Borrower.
     (c) Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.
     (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
 Exhibit F-23

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

DHI MORTGAGE COMPANY, LTD.

By

Its

U. S. BANK NATIONAL ASSOCIATION, as Agent

By

Its

 Exhibit F-24

ATTACHMENT 1(A) SECOND AMENDED AND RESTATED PLEDGE
AND SECURITY AGREEMENT
AGREEMENT TO PLEDGE
(Security Agreement as provided for
by the Uniform Commercial Code of New York)
     For new value this day received, and as collateral security for the payment of any and all indebtedness and liability of the undersigned under that certain Second Amended and Restated Credit Agreement dated as of April 7, 2006 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”) between DHI Mortgage Company, Ltd.(the “Company”), the “Co-Borrowers” (as defined in the Credit Agreement), if any, party thereto, the “Lenders” (as defined in the Credit Agreement) party thereto and U.S. Bank National Association, a national banking association, as agent for the Lenders (together with any successor agent under the Pledge and Security Agreement referred to below, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent, and consistent with the terms of that certain Second Amended and Restated Pledge and Security Agreement dated as of April 7, 2006 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Pledge and Security Agreement”) between the Company and the Agent and each Joinder Agreement between the Agent, the Company and each Co-Borrower, the Borrower hereby pledges to the Agent for the benefit of the Agent and the Lenders, creates and grants in favor of the Agent, for the benefit of the Agent and the Lenders, a security interest in and to the documents and Mortgage Loans described in the Loan Detail Listing of even date herewith as electronically transmitted to the Agent and all proceeds thereof. The Agent is authorized to reproduce the Loan Detail Listing as electronically transmitted and attach the same hereto to identify the documents subject to the pledge and security interest so granted. Each Loan Detail Listing so transmitted and reproduced is made a part hereof.
     Capitalized terms used herein which are defined in the Credit Agreement or the Pledge and Security Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or the Pledge and Security Agreement.
     The Borrower agrees to deliver the instruments and documents described in Section 4.02 of the Pledge and Security Agreement to the Agent within seven Business Days following the date hereof, as provided in said Section 4.02. The Borrower further agrees to deliver the instruments and documents described in Section 4.03 of the Pledge and Security Agreement to the Agent within five Business Days after the Borrower’s receipt of the Agent’s written request therefor.
     The Borrower further agrees that the Agent does not assume any duty or responsibility in respect of any of the documents described in each Loan Detail Listing as electronically transmitted and made a part hereof, and that the Agent does not waive any right of possession to any of such documents for the failure to demand or receive such possession.
     In connection with each such Mortgage Loan, the [Company] [Co-Borrower] hereby certifies that the [Company] [Co-Borrower] has not pledged or delivered, and will not, pledge
 Attachment 1a-1

or deliver, such Mortgage Loan, any assignment thereof, or other instrument, document or paper related thereto to any party other than the Agent, unless released to the [Company] [Co-Borrower] and then only pursuant to the terms of such release.
     The Borrower further agrees that this Agreement to Pledge shall be binding upon and inure to the benefit of the legal representatives, successors or assigns of the Borrower.
     The Borrower further agrees that all rights, interests, duties and liabilities arising hereunder shall be determined according to the laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.
Dated as of ______________, ______.

[DHI MORTGAGE COMPANY, LTD.] [CO-BORROWER]

By

Its

 Attachment 1a-2

ATTACHMENT 1(B) SECOND AMENDED AND RESTATED PLEDGE
AND SECURITY AGREEMENT
AGREEMENT TO PLEDGE LETTER
(Security Agreement as provided for
by the Uniform Commercial Code of New York)
U.S. Bank National Association
Mortgage Banking Services
800 Nicollet Mall – BC-MN-H03B
Minneapolis, MN 55402-7020
Attention:
     Pursuant to the provisions of Section 4.01(c) of that certain Second Amended and Restated Pledge and Security Agreement date as of April 7, 2006 (as the same may be amended, restated, modified or supplemented from time to time, the “Pledge and Security Agreement”) executed in connection with that certain Second Amended and Restated Credit Agreement dated as of April 7, 2006 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”) between DHI Mortgage Company, Ltd.(the “Company”), the “Co-Borrowers” (as defined in the Credit Agreement), if any, party thereto, the “Lenders” (as defined in the Credit Agreement) party thereto and U.S. Bank National Association, a national banking association, as agent for the Lenders (together with any successor agent under the Pledge and Security Agreement, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent, and each Joinder Agreement between the Agent, the Company and each Co-Borrower, the Borrower hereby gives notice to the Agent that it has funded from its Operating Account the Mortgage Loans described in the Loan Detail Listing (for direct fundings) of even date herewith, and pledges to the Agent for the benefit of the Agent and the Lenders, creates and grants in favor of the Agent, for the benefit of the Agent and the Lenders, a security interest in and to the documents and Mortgage Loans described in such Loan Detail Listing of even date herewith as electronically transmitted to the Agent and all proceeds thereof. The Company also submits herewith a copy of the wire transfer funding such Mortgage Loans. The Agent is authorized to reproduce the Loan Detail Listing as electronically transmitted and attach the same hereto to identify the documents subject to the pledge and security interest so granted. Each Loan Detail Listing so transmitted and reproduced is made a part hereof.
     Capitalized terms used herein which are defined in the Credit Agreement or the Pledge and Security Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or the Pledge and Security Agreement.
     The Borrower agrees to deliver the instruments and documents described in Section 4.02 of the Pledge and Security Agreement to the Agent within seven Business Days following the date hereof, as provided in said Section 4.02. The Borrower further agrees to deliver the instruments and documents described in Section 4.03 of the Pledge and Security Agreement to
 Attachment 1b-1

the Agent within five Business Days after the Borrower’s receipt of the Agent’s written request therefor.
     The Borrower further agrees that the Agent does not assume any duty or responsibility in respect of any of the documents described in each Loan Detail Listing as electronically transmitted and made a part hereof, and that the Agent does not waive any right of possession to any of such documents for the failure to demand or receive such possession.
     In connection with each such Mortgage Loan, the [Company] [Co-Borrower] hereby certifies that the [Company] [Co-Borrower] has not pledged or delivered, and will not, pledge or deliver, such Mortgage Loan, any assignment thereof, or other instrument, document or paper related thereto to any party other than the Agent, unless released to the [Company] [Co-Borrower] and then only pursuant to the terms of such release.
     The Borrower further agrees that this Agreement to Pledge shall be binding upon and inure to the benefit of the legal representatives, successors or assigns of the Borrower.
     The Borrower further agrees that all rights, interests, duties and liabilities arising hereunder shall be determined according to the laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.
     The Company further authorizes the Agent to advance loan proceeds sufficient to fund said Mortgage Loans to the Company’s Operating Account as per the detail on the attached warehousing report.
Dated as of ______________, ______.

[DHI MORTGAGE COMPANY, LTD.] [CO-BORROWER]

By

Its

 Attachment 1b-2

ATTACHMENT 2 TO
SECOND AMENDED AND RESTATED PLEDGE AGREEMENT
FORM OF BAILEE LETTER
[Letterhead of U.S. Bank National Association]
[Date]

[NAME OF CUSTODIAN], as Custodian	{include if applicable
for [NAME OF INVESTOR]
[ADDRESS OF CUSTODIAN]

[NAME AND ADDRESS OF INVESTOR]	{include if no Custodian

Re:	Mortgage Loan No(s). Seller: [DHI Mortgage Company, Ltd.] [Name of Co-Borrower]
Ladies/Gentlemen:
     Pursuant to the terms and conditions set forth below, we hereby deliver to [___, as Custodian (in such capacity, the “Custodian”) for] ___ (the “Investor”), with this letter, the original executed promissory note(s) (the “Note(s)”) (and the other Loan Documents (defined below)) evidencing the mortgage loan(s) described on the schedule attached hereto (the “Loan(s)”). U.S. Bank National Association, as agent for certain lenders (in such capacity, the “Agent”) has a perfected first lien security interest in the Loan(s) for the benefit of such lenders pursuant to a Second Amended and Restated Pledge and Security Agreement between the Agent and the Seller [and a Joinder Agreement between DHI Mortgage Company, Ltd., the Agent and the Seller]. The Agent expressly retains and reserves all of its rights in the Loan(s), the Note(s) and all related security instruments, files, and documents (the “Loan Documents”) until the Investor has paid the Agent the Warehouse Purchase Amount (as hereinafter defined) for the Loan(s) in accordance with this letter (“this Bailee Letter”).
     By taking physical possession of this Bailee Letter, the Note(s) and the other Loan Documents, [the Investor] [the Custodian] hereby agrees:
     (i) to hold in trust, as bailee for the Agent, the Note(s) and all other Loan Documents which it receives related to the Loan(s), until its status as bailee is terminated as set forth herein;
     (ii) not to release or deliver, or authorize the release or delivery of, the Note(s) or any other Loan Document to the Seller or any other entity or person or take any other action with respect to the Note(s) or any other Loan Document which release, delivery or other action could cause the security interest of the Agent to become unperfected or
 Attachment 2-1

which could otherwise jeopardize the perfected security interest of the Agent in the Loan(s);
     (iii) in the case of any Note(s) that are endorsed in blank, not to complete such blank endorsements unless and until (A) the Loan(s) evidenced by such Note(s) have been accepted for purchase by the Investor and (B) the Warehouse Purchase Amount has been irrevocably paid to the Agent in accordance with the terms hereof;
     (iv) to return the Note(s) and any related Loan Documents immediately to the Agent (A) upon receipt of a written request by the Agent or (B) in the event that the Note(s) require completion and/or correction;
     (v) not to honor any requests or instructions from the Seller relating to any Note (other than for correction), or any other documents relating thereto (other than for correction or replacement thereof or to supplement such documents);
     (vi) promptly upon the Investor’s acceptance or rejection of the Loan(s) for purchase, and in any event within forty-five (45) days after the date of delivery of this Bailee Letter, to either (A) remit the Warehouse Purchase Amount to the Agent or (b) return the Notes and any related Loan Documents to the Agent;
     (vii) to deliver, or to cause to be delivered, the Warehouse Purchase Amount or the Notes and related Loan Documents, as the case may be, only to the Agent pursuant to the terms set forth below and to honor a change in such terms only upon receipt of written instructions from the Agent; and
     (viii) that any interest it may have in the Loan(s), the Note(s) and/or the Loan Documents, including without limitation any claim of setoff it may at any time have, is subject to and subordinate to the security interest of the Agent in the Loan(s), the Note(s) and the other Loan Document(s) and that it will not exercise any right with respect to the Loan(s), the Note(s) or the other Loan Documents without the prior written consent of the Agent.
     Please note that should the Investor remit the Warehouse Purchase Amount to any other entity or person, the Agent will not consider the Warehouse Purchase Amount to have been paid and will not release its security interest or terminate the responsibilities of the [Investor] [Custodian] as bailee for the Agent until the Warehouse Purchase Amount has been properly remitted to the Agent as set forth herein.
     The Agent agrees that its security interest in the Loan(s) shall be fully released and the responsibilities of the [Investor] [Custodian] as bailee shall terminate upon the Investor’s irrevocable payment to the Agent of an amount (the “Warehouse Purchase Amount”) equal to the greater of (1) the purchase price for the Loan(s) agreed to by the Investor and the Seller and (2) $ ___, which is the aggregate collateral value assigned by the Agent to the Loan(s). All payments by the Investor shall be remitted via federal funds pursuant to the following wire transfer instructions:
 Attachment 2-2

Receiving Bank:	U.S. Bank National Association
Address:	Minneapolis, Minnesota
ABA Number:	091000022
Account Name:	DHI Mortgage Company, Ltd. Funding and Settlement Account
Account
Account Number:	104756234365
     Note(s) and other Loan Documents which are to be returned to the Agent should be delivered, by overnight air courier, to:
U.S. Bank National Association
Mortgage Banking Services Division
U.S. Bancorp Center –BC-MN-HO3B
800 Nicollet Mall
Minneapolis, Minnesota 55402
     If you have any questions, please address your inquiries to Jeannine L. Coyne, Vice President, whose phone number is (612) 303-3958 or Edwin D. Jenkins, Senior Vice President, whose phone number is (612) 303-3582.
     We request that you acknowledge receipt of this Bailee Letter by signing in the space provided at the foot of the enclosed counterpart hereof and returning it to the Agent at the address set forth above (but your failure to do so in no way nullifies your agreements resulting from your acceptance of the enclosed Note(s), as set forth in this Bailee Letter).
     In the event of any inconsistency between the provisions of this Bailee Letter and the provisions of any other instrument or document delivered by the Agent to the Investor [or the Custodian] with this letter or in connection with the Loan(s), including, without limitation, any “release” or similar document, the provisions of this Bailee Letter shall control.

U.S. BANK NATIONAL ASSOCIATION, AS AGENT

BY

ITS

Receipt acknowledged:

[ ,	{include if no Custodian
as Investor
 Attachment 2-3

By

Title

Date

[ ,	{include if applicable
as Custodian

By

Title

Date

Enclosures

cc:	[NAME AND ADDRESS OF	{include if letter is addressed
	INVESTOR]	to Custodian
 Attachment 2-4

Attachment 3(a) to Amended and Restated Pledge and Security Agreement
Mortgage Loan Detail Listing
(Transmission of the following data fields)
Mortgage Loan Information

Loan Number
Borrower First and Last Name
Property Address
City
State
Zipcode
Product Type	FHA, VA, Conventional, HELOC
Property Type	Condo, Manufactured, Multifamily, PUD
Amortization Type:	ARM, Balloon,
Interest Rate
Term
Lien Position	First or Second
Note Date
Note Amount
Unpaid Principal Balance	Required for HELOCs
FICO Score
Investor Name
Investor Commitment Price
Mers Identification Number
Collateral Category Code
Combined LTV
LTV
Occupancy Code

Wire Transfer Information

Receiving Bank Name
ABA Number
Dollar Amount of Wire
Crediting Account Name
Crediting Account Number
Reference Information
Attachment 3a-1

Attachment 3(b) to Second Amended and Restated Pledge & Security Agreement
(to be provided)
Attachment 3b-1

ATTACHMENT 4
TRANSMITTAL LETTER
WAREHOUSE COLLATERAL PACKAGE

BORROWER’S NAME:

LOAN #:

LOAN TYPE:

NOTE DATE:

PRINCIPAL AMOUNT:

INTEREST RATE:

TERM:

Assemble in the following order in a manila file folder. Print borrower last name & loan # on the tab.

ORIGINAL NOTE – ENDORSED IN BLANK AND APPLICABLE ADDENDUMS

CERTIFIED COPY OF THE BORROWER’S POWER OF ATTORNEY (IF APPLICABLE)

CERTIFIED COPY OF THE DEED OF TRUST/MORTGAGE AND APPLICABLE RIDERS

ORIGINAL EXECUTED ASSIGNMENT (IN BLANK) IN RECORDABLE FORM, IF NOT MERS REGISTERED

TWO CERTIFIED COPIES OF EACH INTERVENING ASSIGNMENT (IF APPLICABLE)
We hereby certify that this loan is pledged to U.S. Bank National Association, as Agent, in accordance with the Pledge and Security Agreement between us and U.S. Bank National Association. Capitalized terms used herein have the meanings ascribed thereto in said Credit Agreement.
We also certify that this loan is subject to a Take-Out Commitment, and certify that sufficient fire and extended insurance coverage is in effect and will be maintained on the property. All other documents pertaining to this loan will be held and maintained by us for U.S. Bank National Association, as Agent, for the Lenders.
Attachment 4-1

DHI MORTGAGE COMPANY, LTD.
                                         Regional Closing Center
Phone: (512) 502-0545 Fax: (512) 533-1569

Forward overnight to:
U.S. Bank National Association
Mortgage Banking Services
800 Nicollet Mall – BC-MN-H03B
Minneapolis, MN 55402-7020
Attention:
(612) 303-3565
Note: If any errors, U.S. Bank will e-mail a list daily to the Regional Closing Center showing any loans where documents need to be corrected.
Attachment 4-2

ATTACHMENT 5 TO
SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
TRUST RECEIPT
Temporary Release of Collateral
     The undersigned hereby acknowledges receipt this                      day of                                         ,                     , from U.S. Bank National Association(the “Agent”) of the following described property (hereinafter called “Collateral”):
     Loan #                      Mortgagor Name:
     The undersigned represents, warrants and agrees that:
     1. The undersigned has requested and obtained possession of the Collateral from the Agent for one of the purposes set forth below and for no other purpose:
                    Correction of:
     2. The Collateral and the proceeds thereof are and will remain subject to the security interest held by the Agent and the undersigned will keep the Collateral and any such proceeds segregated and identifiable and free and clear of all liens, charges and encumbrances.
     3. The Collateral will be redelivered to the Agent or its designee as soon as the purpose for which possession was taken has been accomplished, and in any event within twenty (20) days from the date of taking possession.
     4. In the event of any default in the performance of any term or condition of this Trust Receipt, all or any part of the indebtedness secured by the Collateral may be declared immediately due and payable without notice or demand.
     5 Additional limitations, if any:

[DHI MORTGAGE COMPANY, LTD.]
[CO-BORROWER]

By

Its

Attachment 5-1

Attachment 6
Official name in various states
(BORROWER TO UPDATE)

StateName	StateID	Closing Doc Name
Alabama	AL	DHI Mortgage Company, LTD.
Arizona	AZ	DHI Mortgage Company, LTD., Limited Partnership
California	CA	DHI Mortgage Company, LTD., L.P.
Colorado	CO	DHI Mortgage Company, LTD.
Florida	FL	DHI Mortgage Company, LTD.
Georgia	GA	Awaiting final name notification
Hawaii	HI	DHI Mortgage Company, LTD.
Illinois	IL	DHI Mortgage Company, Ltd.
Maryland	MD	DHI Mortgage Company, LTD.
Minnesota	MN	DHI Mortgage Company Limited Partnership
New Mexico	NM	DHI Mortgage Company, LTD.
North Carolina	NC	DHI Mortgage Company, Limited Partnership
Oregon	OR	DHI Mortgage Company, LTD., Limited Partnership
South Carolina	SC	DHI Mortgage Company, LTD.
Texas	TX	DHI Mortgage Company, LTD.
Virginia	VA	Awaiting final name notification
Wisconsin	WI	DHI Mortgage Company Limited Partnership
Attachment 6-1

Attachment 7
WAREHOUSE LENDER’S RELEASE LETTER
Date:

Calyon New York Branch, Administrative Agent	Via Facsimile: (212) 459-3258
1301 Avenue of the Americas
17th Floor
New York, NY 10014
     RE      DHI Mortgage Company, Ltd.

Number of Loans:	Principal Balance: $
          U. S. Bank National Association, agent for the warehouse lenders (the “Agent”) hereby releases all right, interest or claim of any kind with respect to the mortgage loans (including all related items constituting the complete file for each such mortgage loan) identified on the attached schedule. Such release to be effective automatically without any further action by any party, upon payment for the account of the borrower of $                                         in immediately available funds to the following account of Borrower or its affiliate:

Bank:	U.S. Bank National Association
ABA:	091000022
Acct Name:
Acct #:
Until such payment is received by the Agent, the Agent’ security interest in the mortgage loans shall remain in full force and effect, and you shall hold possession of the documents evidencing the mortgage loans as bailee for the Agent.

Very truly yours,
U. S. Bank National Association, as Agent

By:

Name: Kerry Koch
Title: Relationship Business Associate
Telephone: 612-303-3545
Attachment 7-1

EXHIBIT G TO
Credit Agreement
Statement to be included in Closing Instructions
to Closing Agents for Wet Funded Loans
     “You are hereby notified that U.S. Bank National Association (the “Bank”) as agent for various lenders, has a security interest in the deed of trust or mortgage note, the deed of trust or mortgage and all other supporting documents for the above-referenced loan. Unless the Bank otherwise instructs you, (i) if the mortgage loan is not funded within two (2) business days after your receipt of funds from the Bank, said funds are to be returned by you to: U.S. Bank National Association, Minneapolis, Minnesota, ABA No. 091000022 for credit to our Funding and Settlement Account No. 104756234365, and (ii) all loan documents are to be returned to us by the second business day after settlement.
Exhibit G-1

EXHIBIT H TO
Credit Agreement
HEDGE REPORT
Portfolio Hedge Position-Market Value Analysis

Effective Date:	[Date/Time]

Pool	Pipeline	Amount	Basis	Lock	Value	Gain/Loss	Hedge Cost	Market	Gain/Loss
Total

Net Result =	Change in Value of Locks	Change in Value of Securities

Applications	Locked loans		Locked Account Portfolio

	Lock Ratio	Best Effort %	Mandatory %	FMV Best Efforts

Mandatory/Hedged Portfolio	At Risk Portfolio

Date	Pipeline	FMV Change	MBS FMV Change	Net$$Net % Coverage Effective	Locked	Closed
Exhibit H-1

DHI Mortgage Company
Alt A Portfolio Profile

Market Price Basis: (date)					Market Value Analysis
Product Description	Count	Total Balance	Risk Weight	Book	Lock Price	Market	% Change	$Change
Portfolio Total
Net Hedge Value:
Security Portfolio

Security Type	Balance	Risk Factor	Risk Weight	Book Price	Market Price	% Change	$Change
Portfolio Total
Exhibit H-2